As filed with the Securities and Exchange Commission on October 7, 1996.
                                                                   -----

                                                     Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                      ------------------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                         -------------------------------
                          SPARTA PHARMACEUTICALS, INC.
               (Exact name of Issuer as specified in its charter)

                                 ---------------

            Delaware                        2836                    56-1755527
(State or other jurisdiction of  (Primary Standard Industrial    (I.R.S. Employer
incorporation or organization)   Classification Code Number)   Identification Number)

                                  111 Rock Road
                           Horsham, Pennsylvania 19044
                                 (215) 442-1700

   (Address, including zip code, and telephone number, including area code, of Issuer's principal executive offices)

                                 ---------------

                              JERRY B. HOOK, Ph.D.
                      President and Chief Executive Officer
                          Sparta Pharmaceuticals, Inc.
                                  111 Rock Road
                           Horsham, Pennsylvania 19044
                                 (215) 442-1700

   (Name and address, including zip code, and telephone number, including area code, of agent for service)

                                 ---------------

                                   Copies to:

                             L. KEVIN SHERIDAN, JR.
              Roberts, Sheridan & Kotel, a professional corporation
                                640 Fifth Avenue
                            New York, New York 10019
                                 (212) 262-5700

                                 ---------------

        Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

                                 ---------------


     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box: [X].


 The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

                         CALCULATION OF REGISTRATION FEE

                                                 Proposed maximum   Proposed maximum
       Title of Each Class of     Amount to be    offering price      aggregate            Amount of
    Securities to be Registered    registered      per Unit (1)     offering price(1)   registration fee
--------------------------------------------------------------------------------------------------------
       Common Stock, $.001 par
       value (2) . . . . . . .      11,309,822            $1.65625         18,731,892             $6,459
       Class C Warrants  . . .      11,309,722                1.50         16,964,583                  0*

       Common Stock, $.001 par
       value (3) . . . . . . .      11,309,722             1.65625         18,731,727              6,459*
       Common Stock, $.001 par
       value (4) . . . . . . .       1,131,000             1.65625          1,873,219                646

       Common Stock, $.001 par
       value (5) . . . . . . .       1,131,000             1.65625          1,873,219                646

       Common Stock, $.001 par
       value (6) . . . . . . .         147,400             1.65625            244,131                 84

       Common Stock, $.001 par
       value (7) . . . . . . .         264,000             1.65625            437,250                151

       Common Stock, $.001 par
       value (8) . . . . . . .          23,209             1.65625             38,440                 13

       Total Registration Fee                                                                    $14,458

(1) Determined solely for purposes of computing the amount of the registration fee pursuant to Rule 457(c) (except for the items noted with an asterisk) on the basis of the average of the high and low prices reported on the Nasdaq SmallCap Market for the Common Stock on September 30, 1996.
(2) Represents shares of Common Stock issuable upon the conversion of 1,696,472 shares of series B' Convertible Preferred Stock (includes 399,971 shares of series B' Preferred Stock issued to the holders of Series A Convertible Stock upon the conversion of the Series A Convertible Preferred Stock).
(3)  Represents shares of Common Stock underlying the Class C Warrants
     (includes 2,666,464 Class C Warrants issued to the holders of Series A Convertible Preferred Stock upon the conversion of the Series A Convertible Preferred Stock).
(4) Represents shares of Common Stock issuable upon the conversion of 169,650 shares of series B' Convertible Preferred Stock underlying certain warrants (the "Preferred Stock Warrants") issued to the placement agent (the "Placement Agent"). 129,650 Preferred Stock Warrants were issued for the private placement of the series B' Convertible Preferred Stock and Class C Warrants and 40,000 were issued for the private placement of the Series A Convertible Preferred Stock.
(5) Represents shares of Common Stock issuable upon the exercise of certain warrants (the "Common Stock Warrants") to purchase Common Stock issued to the Placement Agent (864,333 Common Stock Warrants were issued for the private placement of the series B' Convertible Preferred Stock and Class C Warrants and 266,667 were issued for the private placement of the Series A Convertible Preferred Stock).
(6) Represents shares of Common Stock issuable upon the exercise of the unit purchase option ("UPO") issued to the underwriters (the "Underwriters") of the Issuer's initial public offering.
(7) Represents shares of Common Stock issuable upon the exercise of the Class A warrants and Class B Warrants issuable to the Underwriters upon exercise of the UPO.
(8) Represents shares of Common Stock held by Yale University and registered for resale.

          Pursuant to Rule 416, also being registered hereunder are an indeterminable number of shares of Common Stock which may be issued pursuant to anti-dilution provisions of the series B' Preferred Stock, the Class C Warrants, the Preferred Stock Warrants and the Common Stock Warrants, the UPO, the Class A Warrants and the Class B Warrants.

     * Calculated pursuant to Rule 457(g) and 457(i)

                                                                      PROSPECTUS
                  Subject to Completion October 7, 1996

                          SPARTA PHARMACEUTICALS, INC.

                        25,310,153 Shares of Common Stock
                           11,309,722 Class C Warrants

This Prospectus relates to an offering (the "Offering") by the Securityholders named herein under the caption "Selling Securityholders" (collectively, the "Selling Securityholders") for sale to the public of the following securities of Sparta Pharmaceuticals, Inc. (the "Company"): (i) 11,309,822 shares of the Company's Common Stock, $.001 par value ("Common Stock"), issuable upon the conversion of currently outstanding shares of the Company's series B' Convertible Preferred Stock, $.001 par value ("series B' Preferred Stock"),
(ii) 11,309,722 of the Company's redeemable Common Stock Class C Warrants ("Class C Warrants"), (iii) 11,309,722 shares of Common Stock issuable upon the exercise of the Class C Warrants, (iv) 1,131,000 shares of Common Stock issuable upon the conversion of the shares of series B' Preferred Stock issuable upon exercise of certain preferred stock warrants issued to the placement agent in respect of the offering of the series B' Preferred Stock and Class C Warrants (the "Preferred Stock Warrants"), (v) 1,131,000 shares of Common Stock issuable upon the exercise of certain common stock warrants issued to such placement agent (the "Common Stock Warrants" and, together with the Preferred Stock Warrants, the "Placement Warrants"), (vi) 147,400 shares of Common Stock issuable upon the exercise of a unit purchase option ("UPO") issued to the underwriters of the Company's initial public offering,
(vii) 132,000 shares of Common Stock issuable upon the exercise of Class A Warrants and 132,000 Shares of Common Stock issuable upon the exercise of the Class B Warrants of the Company issuable upon the exercise of the UPO and
(viii) 23,209 shares of Common Stock held by Yale University. This
Prospectus also relates to the issuance by the Company of 11,309,722 shares of Common Stock issuable upon the exercise of the Class C Warrants (other than an exercise by the original holder thereof). The number of shares of Common Stock issuable upon conversion of the series B' Preferred Stock and upon exercise of the Class C Warrants, the Placement Warrants, the UPO, the Class A Warrants and the Class B Warrants is subject to adjustment in certain events.

The Common Stock and Class C Warrants are separately tradable. Each Class C Warrant entitles the registered holder thereof to purchase one share of Common Stock at a price of $1.50, subject to adjustment, at any time from issuance until August 23, 2001 (the "Expiration Date"). The Class C Warrants are subject to redemption by Sparta commencing August 23, 1997 at a redemption price of $0.10 per Class C Warrant upon 60 days' prior written notice, provided that the average closing bid price (or last sales price) of the Common Stock as reported on the National Association of Securities Dealers Automated Quotation System ("Nasdaq") (or on such exchange on which the Common Stock is then traded), equals or exceeds $3.00 per share (being 200% of the exercise price per share), subject to adjustment, for any 20 trading days within a period of 30 consecutive trading days ending on the 3rd trading day prior to the date of notice of redemption. See "Description of Securities." The Common Stock is traded on The Nasdaq SmallCap Market under the symbol "SPTA." On September 30, 1996 the last sale price of the Common Stock was $1.65625 per share. The Company has applied for quotation of the Class C Warrants on The Nasdaq SmallCap Market.

The Company will not receive any proceeds from the sale of shares of Common Stock or Class C Warrants by the Selling Securityholders. In the event that all the Class C Warrants are exercised, net cash proceeds (after estimated expenses associated with the exercise of the Class C Warrants of $1,025,000) to the Company would be approximately $15,940,000. The Company intends to use any such net cash proceeds for general working capital purposes. The Company is not expected to receive any proceeds from the exercise of the Placement Warrants since the Placement Warrants may be exercised pursuant to a cashless exercise provision. In the event that the Placement Warrants are exercised for cash, the Company intends to use such net cash proceeds for general working capital purposes. Proceeds, if any, from the exercise for cash of all the Placement Warrants, before deduction of estimated expenses of this Offering, would be approximately $3,756,950. Whether, how and to what extent any of the Class C Warrants or Placement Warrants will be exercised, and whether the Placement Warrants are exercised for cash or not, cannot be predicted by the Company.

THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 6.

              THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED
  BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
     NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
       COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
            ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Selling Securityholders have advised the Company that they may sell, directly or through brokers, all or a portion of the securities offered hereby in negotiated transactions or in one or more transactions in the market at the price prevailing at the time of sale. In connection with such sales, the Selling Securityholders and any participating broker may be deemed to be "underwriters" of the Common Stock within the meaning of the Securities Act of 1933. It is anticipated that usual and customary brokerage fees will be paid by the Selling Securityholders in all open market transactions. The Company will pay all other expenses of this Offering. See "Plan of Distribution."

The Company has informed the Selling Securityholders that the anti-manipulation provisions of Rules 10b-6 and 10b-7 under the Securities Exchange Act of 1934 may apply to the sales of their shares offered hereby. The Company also has advised the Selling Securityholders of the requirement for delivery of this Prospectus in connection with any sale of the shares offered hereby.

              THE DATE OF THIS PROSPECTUS IS OCTOBER      , 1996
                                                       -----

                              AVAILABLE INFORMATION

The Company has filed with the Securities and Exchange Commission (the "Commission") in Washington, D.C. a Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Common Stock and the Class C Warrants offered by this Prospectus. Certain portions of the Registration Statement have not been included in this Prospectus. For further information, reference is made to the Registration Statement and the Exhibits thereto. The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. The Registration statement (with exhibits), as well as such reports, proxy statements and other information, can be inspected and copied at the public reference facilities maintained by the Commission at its principal offices at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and its regional offices at 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. The Commission maintains a site on World Wide Web at http://www.sec.gov that contains reports, proxy and other information statements regarding registrants that file electronically with the Commission.


              INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Company's Annual Report on Form 10-K/A for the fiscal year ended December 31, 1995; Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996 and June 30, 1996; Current Reports on Form 8-K dated March 15, 1996, April 30, 1996, May 15, 1996, August 7, 1996, August 23, 1996, August 28, 1996,
September 3, 1996, September 23, 1996 and September 24, 1996; Amended
Current Report on Form 8-K/A dated March 15, 1996 and all other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 1995 are hereby incorporated herein by reference.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Prospectus and before the termination of the offering covered hereby will be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or replaces such statement.

The Company will provide without charge to each person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference in this Prospectus, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates. In addition, a copy of the Company's most recent annual report to stockholders will be promptly furnished, without charge, upon written or oral request. All such requests should be directed to Sparta Pharmaceuticals, Inc., 111 Rock Road, Horsham, Pennsylvania 19044, Attention: Ronald H. Spair, telephone number (215) 442-1700.

                               PROSPECTUS SUMMARY

                                   THE COMPANY

The Company is a development stage pharmaceutical company engaged in the business of acquiring rights to, and developing for commercialization, technologies and drugs for the treatment of a number of life threatening diseases including cancer, cardiovascular disorders and acute inflammation. The Company has focused on acquiring compounds that have been previously tested in humans or animals and technologies that may improve the delivery or targeting of previously tested, and in some cases marketed, anticancer agents. The Company has received approval of Investigational New Drug ("IND") applications by the United States Food and Drug Administration ("FDA") with respect to three of its product candidates, one of which is currently in phase I clinical trials. On March 15, 1996, the Company acquired (the "Lexin Purchase") the assets and business of Lexin Pharmaceutical Corporation ("Lexin"). The assets acquired in the Lexin Purchase are designed primarily as potential therapeutic agents for acute inflammatory and cardiovascular diseases.

The Company's lead products under development are:

 PRODUCT CANDIDATE       INDICATION                                    STAGE OF DEVELOPMENT
 -----------------       ----------                                    --------------------
 Spartaject(TM)          busulfan Providing injectable delivery of     IND approved
                         drug for ablating bone marrow prior to bone
                         marrow transplant

 RII retinamide          Treatment of Myelodysplastic                  Phase I Clinical Trial Commenced
                         Syndromes (MDS)

 L.A.D.D.(TM) 5-FP       Providing oral delivery of 5-FU for the       IND approved
                         treatment of colorectal, breast, liver
                         and other cancers

 LEX032                  Treatment of reperfusion injury, (e.g.,       Preclinical
                                                           ----
                         occurring after myocardial infarction
                         and stroke)


In addition to the Company's lead product candidates, the Company has also identified, and in some instances has undertaken some development of, other applications of its licensed technologies and other product candidates, one of which is in joint Phase I clinical trials in the United Kingdom.

The technology acquired in the Lexin Purchase is licensed exclusively from two universities and directed at the potential treatment of a number of life threatening diseases. LEX032 is intended to treat serine protease-mediated inflammatory tissue damage. Serine proteases are enzymes which digest proteins. They have been implicated in a number of serious diseases, especially those of major organs, e.g., the lung and pancreas, where uncontrolled inflammation may be fatal. LEX032 has exhibited what may be a unique spectrum of activity in certain animal models of reperfusion injury. A drug with such a spectrum of activity may be useful in the treatment of myocardial infarction, stroke, shock-resuscitation, replantation surgery, frostbite, burns and organ transplants. The compound is currently under evaluation, pursuant to an option granted to Astra Merck Inc., for the treatment of acute pancreatitis, or inflammation of the pancreas.

The Company was incorporated in Delaware on June 12, 1990 under the name MediRx Pharmaceuticals, Inc. and commenced operations in January 1991. It changed its name to Sparta Pharmaceuticals, Inc. on May 31, 1991.


Spartaject(TM) and L.A.D.D.(TM) are trademarks of the Company.

                                  THE OFFERING

Securities Offered by
     Selling Securityholders ................25,316,153 shares of Common Stock and 11,309,722 Class C Warrants.
                                             The Common Stock and Class C
                                             Warrants are separately tradable.
                                             Each Class C Warrant entitles the
                                             registered holder thereof to
                                             purchase one share of Common Stock
                                             at a price of $1.50 subject to
                                             adjustment, from issuance until
                                             August 23, 2001 (the "Expiration
                                             Date"). The Class C Warrants are
                                             subject to redemption by the
                                             Company commencing August 23, 1997
                                             at a redemption price of $0.10 per
                                             Class C Warrant upon 60 days' prior
                                             written notice, provided that the
                                             average closing bid price (or last
                                             sales price) of the Common Stock as
                                             reported on the National
                                             Association of Securities Dealers
                                             Automated Quotation System
                                             ("Nasdaq") (or on such exchange on
                                             which the Common Stock is then
                                             traded), equals or exceeds $3.00
                                             per share (being 200% of the
                                             exercise price per share), subject
                                             to adjustment, for any 20 trading
                                             days within a period of 30
                                             consecutive trading days ending on
                                             the 3rd trading day prior to the
                                             date of notice of redemption. The
                                             Company will not receive any
                                             proceeds from the sale of these
                                             securities by the Selling
                                             Securityholders. See "Use of
                                             Proceeds," "Description of
                                             Securities," "Certain
                                             Transactions," and "Selling
                                             Securityholders."

Securities Offered by the Company .......... 11,309,722 shares of Common
                                             Stock issuable upon the exercise
                                             of the Class C Warrants (other
                                             than an exercise by the original
                                             holders thereof).

Common Stock Outstanding
     Prior to the Offering ................. 8,192,219 shares (1)

Common Stock Outstanding
     After the Offering .................... 19,502,041 shares (2)

Class C Warrants Outstanding
     After the Offering .................... 11,309,722

Nasdaq SmallCap symbols .................... Common Stock: SPTA
                                             Class C Warrants: SPTAL
                                             Class A Warrants: SPTAW
                                             Class B Warrants: SPTAZ
                                             Previously Issued Units: SPTAU

------------------------

(1) Does not include (i) 11,309,722 shares issuable upon conversion of the series B' Convertible Preferred Stock and (ii) 11,309,722 shares issuable upon the exercise of the Class C Warrants, (iii)1,518,000 shares issuable upon exercise of outstanding Class A Warrants, (iv) 1,518,000 shares issuable upon exercise of outstanding Class B Warrants, (v) 64,415 shares issuable upon exercise of outstanding private placement warrants, (vi) 411,400 shares issuable upon exercise in full of a unit purchase option ("UPO") issued to the underwriters of the Company's initial public offering, (vii) 2,338,172 shares reserved for issuance under stock rights granted or to be granted under the Company's 1991 Stock Plan, (viii) 56,042 shares reserved for issuance under several license and option agreements,
     (ix) 93,576 shares reserved for issuance to Cato Research Ltd. under a contract research agreement and (viii) 2,262,000 shares issuable upon the exercise of the Placement Warrants.

(2) Does not include (i) 1,518,000 shares issuable upon exercise of outstanding Class A Warrants, (ii) 1,518,000 shares issuable upon exercise of outstanding Class B Warrants, (iii) 64,415 shares issuable upon exercise of outstanding private placement warrants, (iv) 411,400 shares issuable upon exercise in full of the UPO, (v) 2,338,172 shares reserved for issuance under stock rights granted or to be granted under the Company's 1991 Stock Plan, (vi) 56,042 shares reserved for issuance under several license and option agreements, (vii) 93,576 shares reserved for issuance to Cato Research Ltd. under a contract research agreement and (viii) 13,571,722 shares issuable upon the exercise of the Class C Warrants and the Placement Warrants.


Use of Proceeds: ........................... The Company will not receive any proceeds from the sale of Class C
                                             Warrants or shares of Common Stock
                                             by the Selling Securityholders. In
                                             the event that all the Class C
                                             Warrants are exercised, net cash
                                             proceeds to the Company would be
                                             approximately $15,940,000 (after
                                             estimated offering expense of
                                             approximately $1,025,000 associated
                                             with the exercise of Class C
                                             Warrants which includes a 6%
                                             commission payable to the Placement
                                             Agent upon the exercise of the
                                             Class C Warrants and up to $5,000
                                             payable to reimburse the Placement
                                             Agent for out-of-pocket costs
                                             incurred in connection with the
                                             solicitation of Class C Warrant
                                             exercise or the redemption of the
                                             Class C Warrants.) The Company
                                             intends to use any such net cash
                                             proceeds for general working
                                             capital purposes. The Company is
                                             not expected to receive any
                                             proceeds from the exercise of the
                                             Placement Warrants since the
                                             Placement Warrants may be exercised
                                             pursuant to a cashless exercise
                                             provision. In the event that the
                                             Placement Warrants are exercised
                                             for cash, the Company intends to
                                             use such net cash proceeds for
                                             general working capital purposes.
                                             Proceeds, if any, from the exercise
                                             for cash of all the Placement
                                             Warrants, before deduction of
                                             estimated expenses of this
                                             Offering, would be approximately
                                             $3,756,950. Whether, how and to
                                             what extent any of the Class C
                                             Warrants or Placement Warrants will
                                             be exercised, and whether the
                                             Placement Warrants are exercised
                                             for cash or not, cannot be
                                             predicted by the Company.

                                  RISK FACTORS

An investment in the securities offered hereby involves a high degree of risk and the securities should not be purchased by persons who cannot afford the loss of their entire investment. In addition to the other information in this Prospectus, the following factors should be considered carefully in evaluating an investment in the securities offered hereby.

EARLY STAGE OF DEVELOPMENT. The Company's product candidates are in the early stages of research and development and no revenues have been generated to date from product sales, nor are any product revenues expected for at least the next several years, if at all. To date, only limited human testing has been conducted on any of the Company's proposed product candidates. The Company has received approval of Investigational New Drug ("IND") applications by the United States Food and Drug Administration ("FDA") relating to proposed Phase I clinical trials in the United States for three product candidates of which one is currently in Phase I Clinical Trials. The Company's other product candidates, are in the preclinical stage of development and testing or their development has not yet commenced. As a result, the Company must be evaluated in light of the problems, delays, uncertainties and complications encountered in connection with a development stage biopharmaceutical business. The risks include, but are not limited to, the possibilities that any or all of the Company's potential products will be found to be ineffective or toxic, or fail to receive necessary regulatory clearances. To achieve profitable operations, the Company must successfully develop, obtain regulatory approval for, introduce and successfully market at a profit products that are currently in the research and development phase. The great majority of the preclinical research and clinical development work and testing for the Company's product candidates remains to be completed. The Company is currently not profitable, and no assurance can be given that the Company's research and development efforts will be successful, that required regulatory approvals will be obtained, that any of the Company's proposed products will be safe and effective, that any such products, if developed and introduced, will be successfully marketed or achieve market acceptance, or that such products can be marketed at prices that will allow profitability to be achieved. Failure of the Company to successfully develop, obtain regulatory approval for, introduce and market its products under development would have a material adverse effect on the business, financial condition and results of operations of the Company. See "Business."

NEED FOR SUBSTANTIAL ADDITIONAL FUNDS. The Company expects that existing capital resources and interest earned on invested funds, will be sufficient to fund its operations through March, 1998. However, the Company may be required to seek additional financing to continue operations during such period in the event of cost overruns or unanticipated expenses. The Company has experienced delays in funding its planned research and development activities and will require substantial additional funds to finance its business activities on an ongoing basis. The Company's future capital requirements will depend on numerous factors, including, but not limited to, progress in its research and development programs, including preclinical and clinical trials, costs of filing and prosecuting patent applications and, if necessary, enforcing issued patents or obtaining additional licenses to patents, competing technological and market developments, the cost and timing of regulatory approvals, the ability of the Company to establish collaborative relationships, and the cost of establishing manufacturing, sales and marketing capabilities. The Company has no current commitment to obtain other additional funds and is unable to state the amount or potential source of such other additional funds. Moreover, because of the Company's potential long-term capital requirements, it may undertake additional equity offerings whenever conditions are favorable, even if it does not have an immediate need for additional capital at that time. There can be no assurance that the Company will be able to obtain additional funding when needed, or that such funding, if available, will be obtainable on reasonable terms. Any such additional funding may result in significant dilution to existing stockholders. If adequate funds are not available, the Company may be required to delay, reduce or eliminate research and development programs, capital expenditures, and marketing and other operating expenses. The Company may be required to obtain funds through arrangements with collaborative partners that may require the Company to relinquish material rights to its products that it would not otherwise relinquish.

HISTORY OF LOSSES; GOING CONCERN REPORTS; UNCERTAINTY OF FUTURE FINANCIAL RESULTS. The Company has experienced significant operating losses since its inception in June 1990. As of June 30, 1996, the Company's accumulated deficit was $14,830,999. The majority of the Company's income to date has been derived from interest earned on invested funds. The Company's former independent auditors have included an explanatory paragraph in their report on the Company's financial statements for each fiscal year since inception, including as of December 31, 1995, which paragraph expresses substantial doubt concerning the Company's ability to continue as a going concern. The Company has not introduced any product commercially. The Company expects to incur increasing operating losses over the next several years as its product research programs expand and various preclinical and clinical trials commence. The amount of net losses may vary significantly from year-to-year and quarter-to- quarter and depend on, among other factors, the timing of Company payments in connection with sponsored research, and the progress of preclinical and clinical development programs. The Company's ability to attain profitability will depend, among other things, on its successfully completing development of its product candidates, obtaining regulatory approvals, establishing manufacturing, sales and marketing capabilities and obtaining sufficient funds to finance its activities. There can be no assurance that the Company will be able to achieve profitability or that profitability, if achieved, can be sustained. See "Business."

RELIANCE ON PATENTS AND OTHER PROPRIETARY RIGHTS. The pharmaceutical industry places considerable importance on obtaining patent and trade secret protection for new technologies, products and processes. The Company's success will depend, in part, on its ability to enjoy or obtain protection for its products and technologies under United States and foreign patent laws and other intellectual property laws, to preserve its trade secrets and to operate without infringing the proprietary rights of third parties. The patent position of pharmaceutical firms is often highly uncertain and usually involves complex legal and factual questions.

Some of the planned product candidates or technologies that the Company has licensed or has rights to license are covered by United States and foreign patents issued, assigned or licensed to the Company's licensors, and applications for additional United States and foreign patents for certain of its products and technologies have been filed or are expected to be filed.

There is a substantial backlog of pharmaceutical and biotechnology patent applications at the United States Patent and Trademark Office ("PTO") and equivalent foreign agencies. There can be no assurance that patent applications relating to the Company's potential products, or technologies licensed by the Company from others or that it may license in the future or file itself will, result in patents being issued, that any issued patents will afford adequate protection to the Company or not be challenged, invalidated, infringed or circumvented, or that any rights granted thereunder will provide competitive advantages to the Company. Furthermore, patent applications in the United States are maintained in secrecy until patents issue. Accordingly, there can be no assurance that all United States and foreign patents or patent applications that may pose a risk of infringement have been identified. Publication of discoveries in the scientific or patent literature, if made, tends to lag actual discoveries by several months. There can be no assurance that others have not independently developed or will not independently develop similar products and/or technologies, duplicate any of the Company's products or technologies or, if patents are issued to or licensed by the Company, design around such patents. There can be no assurance that patents issued to others will not adversely affect the development or commercialization of the Company's products or technologies, or that, if patents are issued in one jurisdiction, patents will also issue in any other jurisdiction. Further, patents owned by or licensed to the Company may expire prior to the Company's commercializing its technology applications and product candidates covered by the applicable patents.

Moreover, the Company conducts some research through academic advisors and collaborators, who may be prohibited from entering into inventors' rights agreements by the academic institutions that employ them. Furthermore, there can be no assurance that the validity of any of the patents licensed to, or that may in the future be owned by, the Company would be upheld if challenged by others in litigation or that the Company's activities would not infringe patents owned by others. The Company could incur substantial costs in defending itself in suits brought against it or any of its licensors, or in suits in which the Company may assert its patents or patents in which it may have rights against others or in suits contesting the validity of a patent. Any such proceedings may be protracted. In any suit contesting the validity of a patent, the patent being contested would be entitled to a presumption of validity and the contesting party would be required to demonstrate invalidity of such patent by clear and convincing evidence. The Company could also incur substantial costs in connection with any suits relating to matters for which the Company has agreed to indemnify its licensors. In addition, the Company may be required to obtain licenses to patents or other proprietary rights of third parties. No assurance can be given that any licenses required under any such patents or proprietary rights would be made available on terms acceptable to the Company, if at all. If the Company is required to, and does not obtain such licenses, it could be prevented from or encounter delays in the development, manufacturing or marketing of its products and technologies while it attempts to design around such patents or other rights.

Some of the compounds the Company intends to or may develop are believed to be in the public domain, or not presently subject to patent protection as compounds, in the United States, including aphidicolin, busulfan, camptothecin, etoposide, 5-FP, paclitaxel and RII retinamide. Where the Company chooses to apply the Spartaject Technology and L.A.D.D.

Technology licensed by it to compounds that are not patented, any patent protection for any products which may be so developed will be dependent upon the patent protection, if any, applicable to the particular technology applied.

L.A.D.D. Technology and IPdR. In June 1996 the PTO issued an office action on the Company's application indicating that sixteen claims were allowed, which claims are drawn to the administration of 5-FP and IPdR, and other compounds with similar structures, for the treatment of liver associated diseases. Other claims were finally rejected, including claims which relate to the application of the L.A.D.D. Technology to the oral administration of 5-FP and other compounds with similar structures. The Company believes that further negotiation with the examiner or, if necessary, an appeal of the examiner's position to the PTO Board of Patent Appeals and Interferences, will result in the allowance of additional claims, including, at the least, a claim drawn to the oral administration of 5-FP, although the Company cannot predict with certainty whether or not a patent thereon will be granted.

Two patents (the "Antichymotrypsin Patents") were assigned to Sonoran Desert Chemicals LLC in 1990 and 1991, respectively, relating to certain uses of antichymotrypsin. The Antichymotrypsin Patents include claims covering methods for treating pulmonary and/or bowel inflammations in a mammal using -1-antichymotrypsin, derivatives and salts thereof, methods for treating inflammation using -1-antichymotrypsin topically and pharmaceutical compositions of -1-antichymotrypsin, its salts or derivatives. To the Company's knowledge, products embodying the Antichymotrypsin Patents have not yet been developed. Claims of the Antichymotrypsin Patents may cover the use of LEX032, the lead compound which the Company acquired in the purchase of the assets and business of Lexin Pharmaceutical Corporation on March 15, 1996 (the "Lexin Purchase"). The Company believes, however, that such claims would not cover the Company's intended use of LEX032. Nevertheless, there can be no assurance in this regard, and if such claims are found to cover the Company's intended use of LEX032, and the Antichymotrypsin Patents are not invalid, then the Company will require a license from the holders of the patents in order to develop or commercialize LEX032 in the United States or any other country where the Antichymotrypsin Patents may have issued. There can be no assurance that a license will be obtainable on acceptable terms, if at all, and any negotiations to obtain a license may be protracted. If the Company is unable to obtain such a license on commercially reasonable terms, such inability to obtain such a license could have a material adverse effect on the Company's business and its future results of operations.

Three patents (the "Third Party Patents") have been issued in the United States (in September 1992 (No. 5,145,684), March 1995 (No. 5,399,363) and February 1996 (No. 5494683), respectively) and are believed by the Company to be assigned to Eastman Kodak Company or a subsidiary thereof. The March 1995 patent is a continuation-in-part of the September 1992 patent. The February 1996 patent is a divisional of the March 1995 patent. The Third Party Patents include numerous claims that, based on presently available information, may cover certain embodiments of the Spartaject Technology, including formulations of camptothecins, etoposide and certain taxanes. If the Third Party Patents are not invalid insofar as their claims relate to those embodiments of the Spartaject Technology, then (i) the Company will require a license from the holder of the Third Party Patents to commercialize those embodiments of the Spartaject Technology and sell or sublicense products utilizing those embodiments of the Spartaject Technology in the United States and (ii) the extent to which the Company might require such a license will depend on the final formulations of its and any sublicensee's products and whether they utilize those embodiments of the Spartaject Technology that are covered by the Third Party Patents. If the Company is required to obtain a license under the Third Party Patents to practice those embodiments of the Spartaject Technology and sell or sublicense others to sell products utilizing those embodiments of the Spartaject Technology in the United States and is unable to do so on commercially reasonable terms, then the inability to obtain such a license could have a material adverse effect on the Company's business and its future results of operations.

Patent applications corresponding to the Third Party Patents have been filed in various countries outside the United States, including certain European countries through the European Patent Office ("EPO"), in Japan and in Canada, also with pending claims that, based on presently available information, may cover certain embodiments of the Spartaject Technology. The applications filed by the holder of the Licensed Patent in various foreign countries, including certain European countries through the EPO and, in Japan and in Canada, have earlier effective filing dates than the application filed with the EPO, in Japan and in Canada corresponding to the Third Party Patents. The Company believes that generally, in most foreign countries, in the case of conflicting applications claiming the same patentable invention, the application with the earlier effective filing date (in this case the patent applications filed by the holder of the Licensed Patent) is entitled to the issuance of the patent. Accordingly, although there can be no assurance that foreign law will be applied in this manner, the Company believes that a patent issued in such European countries, Japan or Canada corresponding to the Third Party Patent should be invalid (or susceptible to cancellation) insofar as it pertains to the practice of the Spartaject Technology. Therefore, the Company believes it should not be prevented ultimately from commercializing the Spartaject Technology in such European countries, Japan or Canada, respectively, solely by reason of the issuance of such patent. However, if the Company is required to obtain a license under any patent issued in such European countries, Japan or Canada and is unable to do so on commercially reasonable terms, then the inability to obtain such a license could have a material adverse effect on the Company's business and its future results of operations.

A patent was issued in the United States (the "Orphan Patent") and a patent application which designated various countries outside the United States was published under the PCT (the "Orphan Application") which the Company understands have been licensed exclusively to Orphan Medical, Inc. The Orphan Patent includes claims, and the Orphan Application is seeking claims, covering methods of treating patients with malignant conditions using an intravascularly administrable busulfan preparation and treating leukemia or lymphoma patients undergoing a bone marrow transplant using an intravenously administrable busulfan preparation that the Company believes do not cover the use of Spartaject busulfan. However, there can be no assurances in this regard, and if such claims do cover the Company's intended use of Spartaject busulfan, and the Orphan Patent is not invalid, then the Company may require a license from the holder or exclusive licensee of such patent or patents in order to develop or commercialize Spartaject busulfan in the United States. There can be no assurance that a license will be obtainable on acceptable terms, if at all, and any negotiations to obtain a license may be protracted. If the Company is unable to do so on commercially reasonable terms, then the inability to obtain such a license could have material adverse effect on the Company's business and its future results of operations. Furthermore, there can be no assurances that a different interpretation with respect to coverage of the use of Spartaject busulfan will not be obtained in countries outside the United States in the event any claims are allowed pursuant to the Orphan Applications.

The Company is aware that two international patent applications by The Wellcome Foundation Limited ("Wellcome") were published under the PCT in 1992, designating the United States, major European countries and Japan, among other countries. As published, the applications have broad claims that the Company believes may cover certain of the prodrugs which may be used by the Company in practicing the L.A.D.D. Technology licensed by the Company to which the prodrugs are intended to be converted in vivo. A patent in Australia based on one of such applications was issued on March 7, 1995 and expires in 2011. Two patent applications in New Zealand based on one of such applications were allowed and published for opposition in November 1995 and unless opposed will be granted and will expire in 2011 (such Australian patent and potential New Zealand patent being called collectively the "ANZ Patents"). The claims of the ANZ Patents do not appear to cover the application of the L.A.D.D. Technology to 5-FP but may cover its application to IPdR as a radiosensitizer. There can be no assurance however that another patent or patents based on such published applications will not issue in the United States or other jurisdictions or that the ANZ Patents and any other such issued patent or patents would not contain claims which could affect the practice of the L.A.D.D. Technology. The Company believes that if the ANZ Patents are valid as issued or any such other patent or patents issue in any jurisdiction, it may be required to seek a license under such claims in order to develop, market and sell certain of the applications of its L.A.D.D. Technology in such jurisdictions. There can be no assurance that such licenses will be obtainable on reasonable terms to the Company, if at all. If any such license were required to practice the L.A.D.D. Technology, the inability to obtain such license could have a material adverse effect on the Company's business.

All of the Company's product candidates and proposed technology applications are in the early stage of development. Even if development of such product candidates and technology applications is successful and approval for sale is obtained, there can be no assurance that applicable patent coverage, if any, will not have expired or will not expire shortly after such approval, which expiration, in the absence of other regulatory protection, could have a material adverse effect on the sales and profitability of such product or application. The United States patent on asulacrine expires in 1999 and other United States and foreign patents covering compounds or technologies the Company intends to develop expire in 1998 and subsequent years. The Company also seeks to protect its proprietary technology, including technology which may not be patented or patentable, in part by confidentiality agreements and, if applicable, inventors' rights agreements with its employees. There can be no assurance that these agreements will not be breached, that the Company will have adequate remedies for any breach, or that the Company's trade secrets will not otherwise be disclosed to, or discovered by, competitors. There can also be no assurance that others will not independently develop similar or superior products or technologies or otherwise obtain access to the Company's proprietary products or technologies.

Proprietary protection of the Company's products and technologies is important to the Company's business, and the Company's failure or inability to maintain the proprietary nature of its products and technologies could have a material adverse effect on the Company's financial condition and the results of its operations. See "Business--Potential Technology Applications and Product Candidates."

LICENSE AGREEMENTS; RISK OF LOSS OF SPARTAJECT TECHNOLOGY. The Company has contractual rights to certain compounds and technologies through various license agreements. These agreements are generally terminable by the licensor if the Company does not meet its financial obligations thereunder or otherwise for cause upon short notice or in the event the Company is insolvent or bankrupt, does not apply minimum resources and efforts to develop the compounds and technologies under licenses or does not achieve certain filing goals with respect to new drug applications, the earliest of which is January 1997. There can be no assurance that the agreements will not be so terminated and, if terminated, that the Company will be able to enter into similar agreements on terms as favorable to the Company as those contained in its existing license agreements. Furthermore, the Company may seek additional licenses in the future, and there can be no assurance that the Company will be able to enter into similar license agreements for additional products in the future on terms acceptable to it.

The Company is a party to a license with Research Triangle Pharmaceuticals Ltd. ("RTP"), a wholly-owned subsidiary of Cato Holding Co, relating to the Spartaject Technology. Such license requires the Company, subject to extensions and qualifications in certain circumstances, to fund, prepare and file New Drug Applications ("NDAs") for a fixed number of products by specified dates, the earliest of which is January 1997. In the event that the Company is unable to prepare and file such NDAs in accordance with the time requirements set forth in the license, the Company's rights under the license could become subject to termination and, if terminated, the Company would be unable to commercialize any products utilizing the Spartaject Technology.

RISKS OF NEW PRODUCT DEVELOPMENT; MARKET UNCERTAINTY. The Company has received approval by the FDA for IND applications relating to three product candidates, Spartaject busulfan, L.A.D.D., 5-FP and RII retinamide, one of which is currently in Phase I clinical trials. LEX032, is in the preclinical stage of development. One of the Company's product candidates, asulacrine, is in a second Phase I clinical trial in England being conducted by the Cancer Research Campaign ("CRC"). The Company has not filed an IND with the FDA for asulacrine. Because of the incidence of vein inflammation apparently caused by the injectable formulation of the compound used in the first clinical trial, CRC developed an oral formulation of the compound which has recently entered a second Phase I clinical trial in the U.K. Another potential product candidate, IPdR, is a nucleoside analogue. It is possible that as a result of severe complications and deaths associated with the use of another nucleoside analogue, which was under clinical investigation for hepatitis, more extended preclinical toxicity testing may be required by the FDA for any nucleoside analogues under investigation for any use, and there can be no assurance that similar toxicities from the use of IPdR will not result.

The Company has not commenced development of some of its other product candidates and has done only limited development on others. None of the products the Company proposes to develop or is developing has been approved for marketing by regulatory authorities and all of the Company's products will require significant research and development, including lengthy clinical testing, prior to their commercialization. The results of clinical trial and preclinical testing discussed in this Prospectus for the Company's compounds and technologies are subject to varying interpretations. Furthermore, studies conducted with alternative designs or on alternative populations could produce results that vary from those discussed in this Prospectus. Therefore, there can be no assurance that the results discussed in this Prospectus or the Company's interpretation of them will be accepted by governmental regulators or the medical community. Even if the development of the Company's products in the preclinical phase advances to the clinical stage, there can be no assurance that they will prove to be safe and effective. The products that are successfully developed, if any, will be subject to requisite regulatory approval prior to their commercial sale, and the approval, if obtainable, may take several years. Generally, only a very small percentage of the number of new pharmaceutical products initially developed is approved for sale. Even if they are approved for sale, there can be no assurance that they will be commercially successful. The Company may encounter unanticipated problems relating to development, manufacturing, distribution and marketing, some of which may be beyond the Company's financial and technical capacity to solve. The failure to address such problems adequately could have a material adverse effect on the Company's business and prospects. No assurance can be given that the Company will succeed in the development and marketing of any new drug products, or that they will not be rendered obsolete by products of competitors.

This Prospectus includes estimates by the Company of the number of patients with a particular type of cancer or other diseases, the number of patients who were administered a particular drug and the number of patients who received or might have been candidates for a particular type of treatment. There can be no assurance of the extent to which any of the Company's products, if successfully developed, will actually be used by patients. Furthermore, there can be no assurance that the Company's sales of its products for such uses will be profitable even if patient use occurs. See "Business--Potential Technology Applications and Product Candidates."

UNCERTAINTY OF HEALTH CARE REFORM MEASURES. Federal, state and local officials and legislators (and certain foreign government officials and legislators) have proposed or are reportedly considering proposing a variety of reforms to the health care systems in the United States and abroad. The Company cannot predict what health care reform legislation, if any, will be enacted in the United States or elsewhere. Significant changes in the health care system in the United States or elsewhere are likely to have a substantial impact over time on the manner in which the Company conducts its business. Such proposals and changes could have a material adverse effect on the Company's ability to raise capital. Furthermore, the Company's ability to commercialize its potential products may be adversely affected to the extent that such proposals have a material adverse effect on the business, financial condition and profitability of other companies that are prospective corporate partners with respect to certain of the Company's proposed products.

UNCERTAIN EXTENT OF PRICE FLEXIBILITY AND THIRD-PARTY REIMBURSEMENT. The Company's ability to commercialize its products successfully will depend in part on the extent to which appropriate reimbursement levels for the cost of such products and related treatment are obtained from government authorities, private health insurers and other organizations, such as health maintenance organizations ("HMOs"). Third party payers are increasingly challenging the prices charged for medical products and services. Also the trend towards managed health care in the United States and the concurrent growth of organizations such as HMOs, which could control or significantly influence the purchase of health care services and products, as well as legislative proposals to reduce government insurance programs, may all result in lower prices for the Company's products. The cost containment measures that health care providers are instituting could affect the Company's ability to sell its products and may have a material adverse effect on the Company.

GOVERNMENT REGULATION; NEED FOR FDA AND OTHER REGULATORY APPROVAL; ORPHAN DRUG STATUS. Prior to marketing, each of the Company's drugs must undergo an extensive regulatory approval process conducted by the FDA and applicable agencies in other countries. The process, which focuses on safety and efficacy and includes a review by the FDA of preclinical testing and clinical trials and investigating as to whether good laboratory and clinical practices were maintained during testing, takes many years and requires the expenditure of substantial resources. The Company is, and will be dependent on the external laboratories and medical institutions conducting its preclinical testing and clinical trials to maintain both good laboratory practices established by the FDA and good clinical practices. Data obtained from preclinical and clinical testing are subject to varying interpretations which could delay, limit or prevent regulatory approval. In addition, delays or rejection may be encountered based upon changes in FDA policy for drug approval during the period of development and by the requirement for regulatory review of each IND and NDA. There can be no assurance that even after such time and expenditures regulatory approval will be obtained for any of the Company's product candidates. Moreover, such approval may entail significant limitations on the indicated uses for which a drug may be marketed. Even if such regulatory approval is obtained, a marketed therapeutic product and its manufacturer are subject to continual regulatory review, and later discovery of previously unknown problems with a product or manufacturer may result in restrictions on such product or manufacturing, including withdrawal of such product from the market. Change in the manufacturing procedures used by the Company for any of the Company's approved drugs are subject to FDA review, which could have an adverse effect upon the Company's ability to continue the commercialization or sale of a drug. The process of obtaining FDA approval is costly and time consuming, and there can be no assurance that any product that the Company may develop will be deemed to be safe and effective by the FDA. The Company will not be permitted to market any product it may develop in any jurisdiction in which the product does not receive regulatory approval.

The Company intends to seek orphan drug status for some of its product candidates pursuant to the Orphan Drug Act of 1983 (the "Orphan Drug Act") and has been granted orphan drug status for busulfan as preparative therapy for malignancies treated with bone marrow transplantation and for RII retinamide for the treatment of myelodysplastic syndromes. There can be no assurance orphan drug status will be granted for other product candidates or that for any grant of orphan drug status, such grant will provide the Company with any benefits. Although under the Orphan Drug Act as now in effect orphan drug status may provide an applicant exclusive marketing rights in the United States for a designated indication for seven years following marketing approval, in order to obtain such benefits, the applicant must be the sponsor of the first NDA approved for that drug and indication. If a third party receives prior FDA approval for an orphan drug indication, the Company may be precluded by the Orphan Drug Act from obtaining market approval for seven years. Orphan Medical, Inc., a United States company which is not affiliated with the Company's distributors of Spartaject busulfan in Europe and Sweden, has disclosed that it is in Phase I clinical trials with an intravenous form of busulfan for use in bone marrow transplants using a formulation with solvents licensed from a university. It cannot be predicted whether such development by Orphan Medical, Inc., will be successful and whether it will adversely affect the ability of the Company to obtain FDA approval of Spartaject busulfan for the orphan drug indication of use in bone marrow transplants. In addition, amendments to the Orphan Drug Act have been introduced in Congress, which if adopted, would limit the benefits available for sellers of orphan drugs, including limiting the exclusivity period to four years generally and providing for the loss or sharing of exclusivity in some circumstances. There can be no assurance that such amendments or other amendments will not be adopted, and therefore the Company is unable to predict the extent to which or whether any benefits currently provided by the Orphan Drug Act will continue to be available.

COMPETITION; TECHNOLOGICAL CHANGE. There is substantial competition in the pharmaceutical field and in the areas of the Company's proposed business in cancer, cardiovascular disorders and acute inflammation, engaged in by companies with financial resources, and licensing, research and development staffs and facilities substantially greater than those of the Company. Competitors include pharmaceutical companies with recognized, well established development programs in these areas, and biotechnology firms and pharmaceutical companies with therapies in the development stage. Many such companies have extensive experience in undertaking preclinical testing and clinical trials and obtaining FDA and other regulatory approvals. There can be no assurance that the Company's competitors will not succeed in developing similar technologies and products more rapidly than the Company and that these technologies and products will not be more effective than any of those that are being or will be developed by the Company, or render the Company's technologies and products obsolete or noncompetitive. The Company intends to or may apply its Spartaject Technology and L.A.D.D. Technology to compounds that are believed to be in the public domain, or not presently subject to patent protection as compounds, in the United States, including aphidicolin, busulfan, camptothecin, etoposide, 5-FU and paclitaxel. As a result, the Company cannot prevent other companies from developing products or applying delivery technologies other than the Spartaject Technology and the L.A.D.D. Technology to such compounds in a manner than competes with technologies and product candidates under development by the Company. Several pharmaceutical companies are developing protease inhibitors with potential application in pulmonary inflammation, pancreatitis, coagulative disorders and reperfusion injury. It is widely acknowledged that proteases are a critical component in the inflammatory cascade and their inhibition has been pursued by companies engaged in the development of both traditional pharmaceuticals and biotech compounds.

DEPENDENCE UPON OTHERS FOR MANUFACTURING AND MARKETING. The Company currently has no capability to manufacture any of its products for preclinical testing or clinical trials, and, if appropriate, for commercial purposes, or to market them. The Company does not intend to establish in the foreseeable future manufacturing facilities to produce drug chemicals or product formulations, except possibly with respect to its Spartaject Technology, or marketing capabilities, other than potentially in the United States to specialists in oncology/hematology practices. Accordingly, the Company will be required to enter into arrangements with other companies for the manufacture and marketing of its products. If the Company is unable to obtain or maintain third party manufacturing and marketing arrangements, it may not be able to commercialize its product candidates as planned. In addition, manufacturers of the Company's products will be subject to applicable current good manufacturing practices ("cGMP") prescribed by the FDA or other rules and regulations prescribed by foreign regulatory authorities. There can be no assurance that the Company will be able to enter into manufacturing agreements either domestically or abroad with companies whose facilities and procedures comply with cGMP or applicable foreign standards. Should such agreements be entered into, the Company will be dependent on such manufacturers for continued compliance with cGMP and applicable foreign standards. Failure by a manufacturer of the Company's products to maintain cGMP or applicable foreign standards could result in significant time delays or the inability of the Company to commercialize a product and could have a material adverse effect on the Company. In addition, the Company's dependence on third parties for the manufacture and marketing of its products may adversely affect profit margins on its products.

PRODUCT LIABILITY. The testing, marketing and sale of human health care products entail an inherent risk of adverse side effects and/or personal injury and product liability, and there can be no assurance that product liability claims will not be asserted against the Company. The Company currently has no product liability insurance. Under the terms of most of its license agreements, the Company is required both to indemnify its licensor against product liability risks and to obtain such coverage prior to the sale of the products covered by the license, and in certain instances, at coverage levels specified in the license agreement by the licensor. If the Company fails to do so, its licensor will be entitled to terminate the license. Although the Company will seek to carry reasonable levels of product liability insurance, it is not certain that such coverage will be obtainable on reasonable terms and at levels required by its licensors, or if obtained, that such amounts ultimately will prove adequate or will be renewable for any period. If such insurance is not obtained and maintained at sufficient levels, or if any product liability claim against the Company were sustained, the Company's business and prospects could be materially adversely affected and its rights to market certain of its products could be terminated.

DEPENDENCE ON KEY PERSONNEL AND SCIENTIFIC ADVISORS. The Company is highly dependent on having qualified experienced management, the loss of one or more of whom could have a material adverse effect on the Company if an appropriate successor is not available with reasonable promptness. The Company currently holds "key person" insurance for coverage against the unanticipated death of particular executives in the amount of $4,000,000. The Company has $2,000,000 of such coverage in respect of each of William M. Sullivan, Chairman of the Board and Jerry B. Hook, Ph.D., the Company's President and Chief Executive Officer. The relevant insurance policies name the Company as beneficiary. The loss of services of a key person could have a material adverse effect on the Company. Although the Company has employment agreements with Dr. Hook and Dr. McCulloch, each such executive officer may terminate his employment at any time upon thirty days notice, and there can be no assurance that such agreements will not be so terminated.

The Company's scientific advisors are employed on a full time basis by unrelated employers and some have one or more consulting or other advisory arrangements with other entities which may conflict with their obligations to the Company. Inventions or processes discovered by such persons, other than those to which the Company's licenses relate or, those to which the Company is able to acquire licenses for or those which were invented while performing consulting services under contract to the Company, will most likely not become the property of the Company, but will remain the property of such persons or such persons' full-time employers. Failure to obtain needed patents, licenses or proprietary information held by others could have a material effect on the Company. See "Management--Scientific Advisory Board."

LIMITED PERSONNEL; DEPENDENCE ON CORPORATE AND ACADEMIC COLLABORATORS FOR RESEARCH AND DEVELOPMENT. The Company has nine full-time employees. With these exceptions, the Company relies, and for the foreseeable future will rely, on contract development organizations, other academic collaborators and other consultants for its preclinical and clinical planning, development, monitoring and regulatory registration services. Contract development organizations and the Company's advisors and consultants are employed or retained by other entities, and they have commitments to, or consulting or advisory contracts with, such entities that may limit their availability to the Company and that may compete with the Company. There can be no assurance that their services will be available to the Company on a timely basis when needed, or at all, and as non-employees, the Company has limited control over their activities. In addition, the academic collaborators are not actively involved in the Company's business or in the development of its products from a commercial perspective. Contract development organizations and the Company's advisors and consultants generally sign agreements that provide for confidentiality of the Company's proprietary information and results of studies. However, there can be no assurance that the Company will be able to maintain the confidentiality of the Company's technology, the dissemination of which could have a material adverse effect on the Company's business. Because of the nature of its business, the Company will require a wide range of skilled personnel to conduct its proposed operations and will be dependent upon its ability to attract and retain qualified management, scientific and marketing personnel. There is intense competition among pharmaceutical companies for such personnel, and there is no assurance that the Company will be successful in recruiting or retaining them.

CONDUCTING BUSINESS ABROAD. To the extent the Company conducts business outside the United States, it intends to do so through licenses, joint ventures or other contractual arrangements for the development, manufacturing and marketing of its products. Although the Company has entered into a development and marketing arrangement for Spartaject busulfan for Europe and the Scandinavian countries, no assurance can be given that the Company will be able to establish other foreign operations successfully through such a plan, that the necessary foreign regulatory approvals for its product candidates will be obtained, that foreign patent coverage will be available or that the manufacturing and marketing of its products through such licenses, joint ventures or other arrangements will be commercially successful. The Company might also have greater difficulty obtaining proprietary protection for its products and technologies outside the United States rather than in it, and enforcing its rights in foreign courts rather than in United States courts.

RISK OF REDEMPTION OF CLASS C WARRANTS. Commencing on August 23, 1997, the Company may redeem the Class C Warrants for $0.10 per Class C Warrant upon 60 days prior written notice, provided that the average closing bid price for the Common Stock exceeds 200% of the Exercise Price for 20 consecutive trading days ending three days prior to the notice of redemption. Notice of redemption of the Class C Warrants could cause the holders thereof to exercise the Class C Warrants and pay the exercise price at a time when it may be disadvantageous for the holders to do so, to sell the Class C Warrants at the current market price when they might otherwise wish to hold the Class C Warrants, or to accept the redemption price, which is likely to be less than the market value of the Class C Warrants at the time of the redemption. See "Description of Securities."

SHARES ELIGIBLE FOR FUTURE SALE; REGISTRATION RIGHTS. Of the 8,192,219 shares of Common Stock outstanding as of the date of this Prospectus, approximately 4,170,749 shares will be eligible for sale in the public market without restriction on the date of this Prospectus. In addition to such outstanding shares of Common Stock, there are 5,362,415 shares of Common Stock issuable under currently outstanding warrants (excluding the Class C Warrants) and approximately 3,000,000 shares of Common Stock issuable or reserved for issuance under the Company's 1991 Stock Plan and under various license, option and research agreements. No prediction can be made as to the effect, if any, that sale or the availability for sale of such securities will have on the market prices prevailing from time to time for the Common Stock and the Class C Warrants, the Common Stock and/or the Class C Warrants. Nevertheless, the possibility that substantial amounts of such securities may be sold in the public market may adversely affect prevailing market prices for the Company's equity securities, and could impair the Company's ability to raise capital in the future through the sale of equity securities. Certain stockholders have also been granted demand and piggy-back rights with respect to future registrations by the Company. Sales of Common Stock, or the possibility of such sales, in the public market may adversely affect the market price of the Common Stock underlying the securities being offered hereby.

ANTITAKEOVER EFFECTS OF CERTAIN CHARTER AND BY-LAW PROVISIONS AND DELAWARE LAW. The Board of Directors has the authority to issue shares of preferred stock with rights and preferences senior to those of the Common Stock without further vote or action by the stockholders of the Company. In addition, the Company's Restated By-Laws and Restated Certificate of Incorporation contain certain provisions (including a classified Board of Directors) that could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of the Company. Such provisions could limit the price that certain investors might be willing to pay in the future for shares of the Common Stock or other equity securities. These provisions could also make it more difficult for stockholders to change the management of the Company or to effect certain transactions. See "Management" and "Description of Securities."

ABSENCE OF DIVIDENDS. The Company has never declared or paid any cash dividends and does not anticipate paying dividends on its Common Stock or other equity securities for the foreseeable future. Management of the Company anticipates that all earnings and other resources of the Company, if any, will be retained by the Company for investment in its business.

POTENTIAL VOLATILITY OF PRICE; LOW TRADING VOLUME. The market price of the Common Stock, like that of many other development-stage public pharmaceutical or biotechnology companies, has been highly volatile and may be in the future.

Factors such as announcements of technological innovations or new commercial products by the Company or its competitors, disclosure of results of preclinical and clinical testing, adverse reactions to products, governmental regulation and approvals, developments in patent or other proprietary rights, public or regulatory agency concerns as to the safety of products developed by the Company and general market conditions may have a significant effect on the market price of the Common Stock and its other equity securities. In addition, in general, the Common Stock has been thinly traded on the Nasdaq SmallCap Market, which may affect the ability of the Company's stockholders to sell shares of the Common Stock in the public market. There can be no assurance that a more active trading market will develop in the future.

CONTROL BY DIRECTORS AND OTHERS. Prior to consummation of the Offering, the Company's directors, executive officers and principal stockholders will beneficially own (excluding exercisable options, warrants and convertible securities) approximately 44% of the outstanding shares of Common Stock. Accordingly, although such percentage will be reduced as a result of the Offering, the Company's executive officers, directors, principal stockholders and certain of their affiliates will have the ability to exert substantial influence over the election of the Company's Board of Directors, and to control the outcome of substantially all issues submitted to the Company's stockholders.

LIMITED AVAILABILITY OF NET OPERATING LOSS CARRY FORWARDS. At December 31, 1995, the Company had accumulated approximately $9,427,000 in net operating loss carry forwards. Based on the number of shares of Common Stock, convertible notes and shares of convertible preferred stock issued in 1993, the Company exceeded the limits allowable under the Tax Reform Act of 1986 related to changes in ownership percentage governing future utilization of net operating loss carry forwards under Internal Revenue code Section 382. The effect of these occurrences is to limit the annual utilization of the net operating loss carry forwards to an amount determined by multiplying the fair market value of the Company immediately prior to the change in ownership percentage by the Federal long term tax exempt interest rate at the time of the change. There can be no assurance that further limitations on utilization of net operating loss carry forwards will not occur resulting from ownership changes that have taken place subsequent to December 31, 1996 and those that may occur in the future.

POSSIBLE DELISTING FROM NASDAQ AND MARKET ILLIQUIDITY. Continued inclusion of the Common Stock and, if accepted for quotation, the Class C Warrants, for quotation on The Nasdaq SmallCap Market will require that (i) the Company maintain at least $2,000,000 in total assets (the "Minimum Asset Requirement") and $1,000,000 in capital and surplus, (ii) the minimum bid price for the Common Stock be at least $1.00 per share, (iii) the public float consist of at least 100,000 shares of Common Stock, valued in the aggregate at more than $200,000,
(iv) the Common Stock have at least two active market makers and (v) the Common Stock be held by at least 300 holders. As of December 31, 1995, the Company did not meet all of the criteria for continued listing. The listing qualifications committee of The Nasdaq Stock Market granted the Company a temporary exception from such requirements subject to meeting certain conditions (including completion of the offering by the Company of the Series A Convertible Preferred Stock), which conditions have been satisfied. The Company anticipates that the proceeds of the recently concluded private placement of series B' Preferred Stock and Class C Warrants will enable the Company to satisfy the Minimum Asset Requirement for continued listing until December 31, 1997. In the event that the Company does not raise additional funds in addition to those received in the recently concluded private placement, the Company may be required to reduce materially its planned research and development expenditures in order to continue to satisfy the Minimum Asset Requirement. However, if the Company is unable to continue to satisfy the Minimum Asset Requirement or the other maintenance requirements, the securities may be delisted from Nasdaq. In such event, trading, if any, in the Common Stock and Class C Warrants would thereafter be conducted in the over-the-counter market in the so-called "pink sheets" or the NASD's "Electronic Bulletin Board", and it would be more difficult to dispose of the securities or to obtain as favorable a price for the securities. Consequently, the liquidity of the securities could be impaired, not only in the number of securities that could be bought and sold at a given price, but also through delays in the timing of transactions and reduction in security analysts' and the media's coverage of the Company, which could result in lower prices for the securities than might otherwise be attained and in a larger spread between the bid and asked prices for the securities.

RISKS OF LOW-PRICED STOCK; POSSIBLE EFFECT OF "PENNY STOCK" RULES ON LIQUIDITY FOR THE COMPANY'S SECURITIES. If the Company's securities were delisted from Nasdaq, they may become subject to Rule 15g-9 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which imposes additional sales practice requirements on broker-dealers which sell such securities to persons other than established customers and "accredited investors." For transactions covered by this Rule, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. Consequently, such Rule may affect the ability of broker-dealers to sell the Company's securities and may affect the ability to sell any of the Company's securities in the secondary market.

The Commission has adopted regulations which define a "penny stock" to be any equity security that has a market price (as therein defined) of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the Commission relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

The foregoing required penny stock restrictions will not apply to the Company's securities if such securities are listed on Nasdaq and have certain price and volume information provided on a current and continuing basis, or if the Company meets certain minimum net tangible assets or average revenue criteria. There can be no assurance that the Company's securities will qualify for exemption from the penny stock restrictions. In any event, even if the Company's securities were exempt from such restrictions, the Company would remain subject to Section 15(b)(6) of the Exchange Act, which gives the Commission the authority to prohibit any person that engages in unlawful conduct while participating in a distribution of penny stock from associating with a broker-dealer or participating in a distribution of penny stock, if the Commission finds that such a restriction would be in the public interest.

If the Company's securities were subject to the rules on penny stocks, the market liquidity for the Company's securities would be materially adversely affected.

                                 USE OF PROCEEDS

The Company will not receive any proceeds from the sale of Class C Warrants or shares of Common Stock by the Selling Securityholders. In the event that all the Class C Warrants are exercised, net cash proceeds to the Company would be approximately $15,940,000 (after estimate offering expense of approximately $1,025,000 which includes a 6% commission payable to the Placement Agent upon the exercise of the Class C Warrants and up to $5,000 payable to reimburse the Placement Agent for out-of-pocket costs incurred in connection with the solicitation of Class C Warrant exercise or the redemption of the Class C Warrant). The Company intends to use any such net cash proceeds for general working capital purposes. The Company is not expected to receive any proceeds from the exercise of the Placement Warrants since the Placement Warrants may be exercised pursuant to a cashless exercise provision. In the event that the Placement Warrants are exercised for cash, the Company intends to use such net cash proceeds for general working capital purposes. Proceeds, if any, from the exercise for cash of all the Placement Warrants, before deduction of estimated expenses of this Offering, would be approximately $3,756,937. Whether, how and to what extent any of the Class C Warrants or Placement Warrants will be exercised, and whether the Placement Warrants are exercised for cash or not, cannot be predicted by the Company.

                                 DIVIDEND POLICY

The Company has never declared or paid any dividends and does not anticipate paying dividends on the Common Stock in the foreseeable future. The Company currently intends to retain future earnings, if any, for use in the Company's business. The payment of any future dividends will be determined by the Board of Directors taking into account the Company's financial condition and requirements, its future prospects, restrictions in its financing agreements, business conditions and other factors deemed relevant by the Board of Directors.

                                    BUSINESS

GENERAL

The Company is a development stage biopharmaceutical company engaged in the business of acquiring rights to, and developing for commercialization, technologies and drugs for the treatment of a number of life threatening diseases including cancer, cardiovascular disorders and acute inflammation. The Company has focused on acquiring compounds that have been previously tested in humans or animals and technologies that may improve the delivery or targeting of previously tested, and in some cases marketed, anticancer agents. The Company has received approval of IND applications by the FDA relating to proposed Phase I clinical trials in the United States for three of its product candidates, one of which has commenced such trials. On March 15, 1996, the Company acquired the assets and business of Lexin Pharmaceutical Corporation ("Lexin"). The assets acquired in the Lexin Purchase are designed primarily as potential therapeutic agents for acute inflammatory and cardiovascular diseases.

The Company's lead product candidates under development are:

PRODUCT CANDIDATE  INDICATION                            STAGE OF DEVELOPMENT
-----------------  ----------                            --------------------

Spartaject(TM)     busulfan Providing injectable         IND approved
                   delivery of drug for ablating
                   bone marrow prior to bone
                   marrow transplant

RII retinamide     Treatment of myelodysplastic          Phase I Clinical Trial
                   syndromes (MDS).                      Commenced

L.A.D.D.(TM) 5-FP  Providing oral delivery of 5-FU       IND approved
                   for the treatment of colorectal,
                   breast, liver and other cancers

LEX032             Treatment of reperfusion injury       Preclinical
                   (e.g. occurring after myocardial
                   infarction and stroke)

In addition to the Company's lead products, the Company has also identified, and in some instances has undertaken some development of, other applications of its licensed technologies and other product candidates, one of which is in joint Phase I clinical trials in the United Kingdom.

The technology acquired in the Lexin Purchase is licensed exclusively from two universities and directed at the potential treatment of a number of life threatening diseases. LEX032, is intended to treat serine protease-mediated inflammatory tissue damage. Serine proteases are enzymes which digest proteins. They have been implicated in a number of serious diseases, especially those of major organs, e.g., the lung and pancreas, where uncontrolled inflammation may be fatal. LEX032 has exhibited what may be a unique spectrum of activity in certain animal models of reperfusion injury. A drug with such a spectrum of activity may be useful in the treatment of myocardial infarction, stroke, shock-resuscitation, replantation surgery, frostbite, burns and organ transplants. The compound is currently under evaluation, pursuant to an option granted to Astra Merck Inc., for treatment of acute pancreatitis, or inflammation of the pancreas.

While numerous innovative biotechnology approaches are being explored for the treatment of cancer, the Company believes that chemotherapeutic drugs will continue to make substantial contributions to the treatment of cancer in the near-to-mid-term. Furthermore, the Company believes that the application of technologies that improve the delivery or targeting of chemotherapeutic agents may provide greater commercial opportunities for such agents. Moreover, advances in biotechnology that have already been made, such as the development of growth factors, may facilitate the development of more promising chemotherapeutic compounds.

In addition to the Company's anticancer program, the Company's strategy also currently includes the planned development of viral disease applications of the L.A.D.D. Technology and certain compounds. Such development will depend on the Company's ability to raise funds in addition to the proceeds of this Offering or engage in out-licensing, joint development or other collaborative arrangements. The treatment of antiviral diseases may present a significant market opportunity because currently there are relatively few effective medications available.

OVERVIEW OF CANCER

Cancer afflicts millions of people worldwide and caused 6 million deaths in 1995 according to The World Health Organization. It is the second leading cause of mortality in the industrialized world. The American Cancer Society estimates that in the United States in 1996 there will be about 1.3 million new cases of cancer and approximately 555,000 deaths attributed to the disease. In addition, it is estimated that one in three Americans will eventually contract cancer, and the disease will affect three out of four families.

Cancer is a generic term used to describe a number of related diseases. There are many different forms of cancer that attack different parts of the body. Cancer generally is characterized by the uncontrolled, abnormal growth and spread of malignant tumors or by the proliferation of immature cells in blood or bone marrow. Tumors in a tissue or organ result from rapid growth of immature and essentially nonfunctional cells that are not controlled by the body's normal regulatory functions. A tumor is considered malignant, and therefore a cancer, when it demonstrates unrestrained local growth and a capacity to invade remote areas of the body (metastasis).

Chemotherapy. Chemotherapy, surgery and radiation are the three most common forms of cancer treatment. Each year in the United States, over 800,000 patients with cancer receive chemotherapy, which involves the administration of drugs designed to kill or inhibit the growth of cancer cells. Chemotherapeutic drug research focuses mainly on identifying agents that negatively impact tumor cell growth and have the ability to distinguish between growing cancer cells and normal cells. In general, the difference between a drug's effectiveness at combating a disease and its toxicity to the system is known as its therapeutic index. When chemotherapeutic drugs or new formulations of such drugs act to impact tumor cell growth to a greater extent than previously available therapies and/or reduce the harm to healthy cells as compared to previously available therapies, the therapeutic index has been expanded.

Methods of Administering Chemotherapeutics. Chemotherapeutics are administered primarily by injection, usually into veins. This method has traditionally been preferred by practitioners when it is feasible, because it generally ensures more timely administration of the required medication and provides more consistent and predictable availability of the drug within the body. To be delivered by injection, the compound must be placed in a liquid solution, blend or mixture that can readily pass through the body's circulatory system. Unfortunately, many chemotherapeutic agents are poorly soluble in water, and therefore either are not available in injectable form or require the use of potentially toxic solubilizing agents to facilitate the preparation of injectable formulations. Some patients experience adverse side effects associated with the solubilizing chemicals used in the delivery of chemotherapeutics.

Although less frequently used, oral administration of chemotherapeutics is also employed if possible, primarily in outpatient cancer treatment, but also in a hospital setting when an intravenous form of a chemotherapeutic is not available. Generally, oral administration is more convenient and less expensive than other methods, and the Company believes such administration will achieve wider use in the future if more severe cost constraints are imposed on cancer treatment. However, those chemotherapeutics which are available only in oral form and administered in a hospital setting may have limited use in that form because of variability in patient absorption, nausea and difficulties in administering them to debilitated patients or children.

Market for Chemotherapeutics. The market for chemotherapeutics consists primarily of cytotoxic (literally, cell toxic) and other drugs used to treat cancer. This market is estimated to have generated United States sales of approximately $1.5 billion and worldwide sales of approximately $5.0 billion in 1992. Worldwide sales of anticancer chemotherapeutic agents have been forecasted to reach approximately $11.8 billion in 1999.

It is estimated that the costs associated with treating cancer currently account for approximately 10% of total annual health-care costs in the United States. The National Cancer Institute ("NCI") estimates the economic impact of cancer at $104 billion in 1990, of which $35 billion represents direct medical costs. Nevertheless, while total costs associated with cancer treatment are substantial, in 1992 chemotherapy costs represented only approximately 4% of such costs and other treatment costs, including those occasioned by the relative efficacy and toxicity of existing cancer treatments, accounted for approximately 96%. To the extent improved chemotherapy reduces these other treatment costs, the total cost of cancer care is likely to be positively impacted.

POTENTIAL TECHNOLOGY APPLICATIONS AND PRODUCT CANDIDATES

The Company's development efforts in 1995 were directed almost exclusively to seeking and obtaining FDA approval to commence initial clinical trials of Spartaject busulfan and RII retinamide and preparatory work related to seeking clearance for initial clinical trials of L.A.D.D. 5-FP. The Company's rights with respect to the product candidates and technologies described herein have been generally acquired by license, and in one instance, under an option to license. Rights with respect to the serine protease inhibitors were acquired pursuant to the Lexin Purchase. The Company is aware of patents that have been issued to or applied for by third parties which may affect the Company's ability to commercialize certain of its technology applications and product candidates.

The Company's other technology applications and product candidates are targeted at the treatment of various cancers (use of the Spartaject Technology with etoposide, taxanes and camptothecin, use of the L.A.D.D. Technology with IPdR, and PT-523) and various inflammatory conditions and clotting disorders (recombinant and small molecule serine protease inhibitors). All such technology applications and product candidates are in the preclinical stage of development.

USE OF THE SPARTAJECT TECHNOLOGY. Many anticancer drugs either are poorly water soluble or are literally water insoluble. Some are currently available only in tablet or capsule form, and may be limited in their potential use because of variability in patient absorption, nausea or other difficulty in administering them to debilitated patients or children. Others that are poorly water soluble have been formulated for administration intravenously using undesirable detergents and other organic solvents that can create irritation at the site of administration, sensitivity reactions and other side effects.

The Company's Spartaject Technology is a drug delivery system that accommodates poorly water soluble and water insoluble compounds by encapsulating them with a fatty (phospholipid) layer. The technology involves coating particles of drug which are of submicron or near micron size with a membrane-forming phospholipid layer, thereby permitting the creation of a suspension of the drug rather than a solution, and its intravenous injection without the use of potentially toxic solubilizing agents. As a result, the Spartaject Technology may reduce toxicity created by other injectable forms of delivery and potentially increase efficacy by facilitating delivery of compounds whose prior intravenous administration was impractical because of solubility-related formulation difficulties.

The Company believes this technology can be used in a number of ways, including:

          - improving the delivery of existing drugs by allowing injectable forms to be used that previously may have been unavailable;

          - improving existing injectable dosage forms of anticancer drugs by reducing formulation associated toxicities; and

          - permitting the renewed development of anticancer agents whose investigation may have been halted because of formulation difficulties attributable to poor solubility.

In addition to such improvements, formulations of unpatented compounds with the Spartaject Technology may be covered by the already issued patents relating to the Spartaject Technology thereby affording the drugs renewed protection. New formulations of patented, approved and investigational drugs with the Spartaject Technology be afforded longer periods of patent protection than they would without such reformulation.

Spartaject Busulfan. The Company has received approval for an IND in respect of its development program for Spartaject intravenous delivery of busulfan. Busulfan is currently marketed in an oral dosage form by Glaxo Wellcome Inc. ("GW").

It is frequently used "off-label" as a bone marrow ablating agent prior to bone marrow transplants ("BMT"). However, due to poor solubility in water, busulfan has been available only in tablets containing a small amount of drug, and BMT requires high dosage of drug, necessitating patients to take large numbers of tablets, usually more than one hundred per day for four days, in order to absorb enough active drug to achieve the desired effect on the bone marrow. The need to swallow large numbers of tablets is one of the major limitations on the wider use of busulfan for BMT procedures, especially in children. Furthermore, oral administration of busulfan may result in variations in the amount of drug actually absorbed (bioavailablity) leading to widely variable blood levels and some unpredictable and serious toxicities.

The Company believes that an intravenous form of busulfan is needed to overcome these limitations. GW has supplied the Company with busulfan for the Company's testing program and formulations of Spartaject busulfan have been prepared. Although an IND has been approved by the FDA, the Company has not yet commenced Phase I clinical trials. In addition, the Company has been granted orphan drug status by the FDA for the use of busulfan as preparative therapy for malignancies treated with bone marrow transplantation. The Orphan Drug Act, as now in effect, can provide a period of market exclusivity for seven years following approval, if the compound is initially approved by the FDA for use in malignancies treated with bone marrow transplantation under the Company's sponsorship. (See "Risk Factors").

In December 1995, the Company signed an agreement with Orphan Europe SARL, Paris, and Swedish Orphan, AB, Stockholm, for the exclusive clinical testing, registration, distribution and marketing of Spartaject busulfan in certain countries outside the United States. Under the agreement, Orphan Europe will be the Company's exclusive distributor in Western European countries outside of Scandinavia and will handle clinical testing and product registration for those countries. Swedish Orphan will have similar rights and responsibilities for Scandinavian countries. Orphan Europe and Swedish Orphan are obligated at their own expense to use their best efforts to clinically test and register Spartaject busulfan in Europe and Scandinavia and to distribute and market the product in those territories. The Orphan companies must also make certain milestone payments to the Company upon achievement of specified development and registration objectives. The Company is obligated to use its best efforts to supply Spartaject busulfan for clinical testing and marketing on terms to be established from time to time.

The Company estimates that in 1995 there were 9,000 bone marrow transplants performed in the United States and that the number of such procedures will grow at the rate of about 1,000 transplants per year. The Company believes there is a similar or greater number of such procedures performed elsewhere in the world, and the frequency of such transplants is increasing worldwide.

RII RETINAMIDE (RETINOID). In trials in China, conducted by the Company's licensor, involving more than 600 patients, RII retinamide has shown activity against myelodysplastic syndromes ("MDS") and a number of other conditions. The Company is developing the compound in the United States for MDS and began a Phase I clinical trial in August, 1996. MDS are a related group of conditions that have in common an abnormality in the blood-producing cells of the bone marrow. The conditions are invariably fatal, although patients can live for several years after diagnosis. Treatment of patients with MDS has generally proven disappointing and no chemotherapy has impacted survival to date. The most common current treatment is management by supportive measures, such as blood transfusion, or the administration of antibiotics to fight infections. RII retinamide may be effective because retinoids have a cell differentiating effect that potentially can cause abnormal cells in the bone marrow to become normal. The Company has also been granted orphan drug status for RII retinamide for the treatment of MDS. The Orphan Drug Act as now in effect can provide a period of market exclusivity for seven years following approval, if the compound is initially approved by the FDA for treatment of MDS under the Company's sponsorship. The Company estimates that in 1995 there were at least 12,000 patients in the United States with MDS.

L.A.D.D. TECHNOLOGY. L.A.D.D. Technology involves administering an inactive compound, known as a prodrug, which passes through the body and is converted in the liver to an active agent by an enzyme located there. L.A.D.D. Technology may enable adjusting the dosage of the prodrug so that either: (i) appropriate therapeutic levels of the active agent remain in the liver allowing targeted treatment of liver-associated cancers and viral diseases, with only low levels entering the system, thereby reducing the agent's potential for harming healthy cells elsewhere in the body, or (ii) higher levels of the activated agent pass out of the liver into the circulation, thereby allowing chemotherapy to occur throughout the body. The Company is applying the technology to prodrugs selected for their potential either to treat liver cancer and metastases to the liver from primary tumors occurring elsewhere in the body, or to serve as oral delivery agents for certain systemically active chemotherapeutic drugs previously available only in intravenous form.

Use of L.A.D.D. Technology with 5-FP. 5-FP, or 5-fluoro pyrimidinone, is a pyrimidinone-based prodrug that converts into 5-FU, or 5-fluorouracil. 5-FU is currently sold generically only in an intravenous form. It is widely used in the treatment of breast, colorectal and other cancers.

Many current schedules of intravenous administration of 5-FU require prolonged infusion of the drug, sometimes over several weeks, which can be costly and inconvenient for patients. The Company believes that an oral form of the drug could provide the advantages of convenience of administration and potential cost saving, and it is developing 5-FP as an oral form of 5-FU for treatment of breast, colorectal and other cancers. The Company has received approval by the FDA of an IND application to commence Phase I clinical trials and expects to commence such trials in the latter part of 1996. Based on those studies, the Company should learn from the FDA whether the compound will be treated as a new chemical entity or a new method of administration for the generic drug.

The intravenous formulation of 5-FU is available generically. Accordingly, an oral form of 5-FU that may be more costly than the intravenous formulation is likely to have more limited use than it otherwise might experience. The Company estimates that of the approximately 195,000 patients with breast, colorectal, liver or other cancers who might have been candidates for treatment with 5-FU in 1995 in the United States, approximately 30,000 might have been candidates for treatment with an oral form of 5-FU.

The Company also expects to investigate the use of 5-FP using the L.A.D.D. Technology for targeted treatment of liver tumors and tumors that metastasize to the liver. The targeted approach is intended to achieve effective 5-FU concentrations in the liver, while decreasing the presence, and therefore the side effects, of 5-FU elsewhere in the body. The Company estimates that in the United States in 1995 there were approximately 190,000 patients who were candidates for a targeted liver chemotherapeutic directed at primary liver cancer or liver cancer from primary tumors occurring elsewhere in the body which first metastasize to the liver. In addition, the incidence of these cancers is particularly high in the Pacific Rim countries. Although the development of 5-FP as an oral form of 5-FU is expected to have applicability to the Company's development of 5-FP for targeted treatment of liver cancer, the Company does not expect to separately develop 5-FP for targeted treatment of liver cancer until and unless the development of 5-FP as an oral form of 5-FU advances into late stage clinical trials. The separate development of 5-FP for targeted treatment of liver cancer will be dependent upon receipt of funding from a financing (other than the Offering) or out-licensing, joint development or other collaborative arrangements, of which there can be no assurance.

LEX032. The technology and compounds acquired in the Lexin Purchase were licensed to Lexin exclusively from the University of Pennsylvania and Wichita State University and are directed at the potential treatment of a number of life threatening diseases. LEX032 is intended to treat serine protease-mediated inflammatory tissue damage. Serine proteases are enzymes which digest proteins. They have been implicated in a number of serious diseases, especially those of major organs, e.g., the lung and pancreas, where uncontrolled inflammation may be fatal. LEX032 has exhibited what may be a unique spectrum of activity in certain animal models of reperfusion injury. A drug with such a spectrum of activity may be useful in the treatment of myocardial infarction, stroke, shock-resuscitation, replantation surgery, frostbite, burns and organ transplants. The compound is currently under evaluation pursuant to an option granted to Astra Merck Inc. for treatment of acute pancreatitis, or inflammation of the pancreas.

Use of LEX032 in Reperfusion Injury. Reperfusion injury occurs when blood flow is restored to the heart, brain, or other tissue after flow has been blocked. Cellular damage takes place in the organ not only during the time of oxygen deprivation but also occurs during the reperfusion period. Several mechanisms appear to play a role in the generation of reperfusion injury. Most involve, to some extent, a class of white blood cells known as neutrophils. These cells are activated and then are attracted to the injured site as part of the inflammatory response. Neutrophils release proteases in order to fight bacteria and to remove damaged tissue prior to wound healing. Unfortunately, if not properly controlled, the presence of a large number of neutrophils can have damaging consequences. As part of the acute phase of the inflammatory response, balance is maintained by the synthesis and release of inhibitory proteins by the liver. These proteins bind to and thus inactivate the protein digesting proteases released from invading neutrophils. In many severe inflammatory conditions, control of this activity is lost due to insufficient or untimely synthesis of inhibitors, resulting in extensive, life-threatening multi-organ damage. The infiltration of neutrophils into the previously ischemic area has been implicated as playing a major role in tissue damage following reperfusion. A preliminary and necessary step to block reperfusion injury is the attachment of the neutrophil onto the lining of the blood vessels, a process requiring the breakdown of a key cellular protein. In addition to




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
the extracellular release of intracellular proteolytic enzymes, a second type of tissue damage is caused by other enzymes within the neutrophils that produce tissue-damaging free radicals. Administration of a drug that prevents excessive neutrophil accumulation at a site of inflammation should result in a reduction in the degree of reperfusion injury.


OTHER PRODUCT CANDIDATES

The Company's other technology applications and product candidates are focused on at the treatment of various cancers (use of the Spartaject Technology with etoposide, taxanes and campothecin, use of the L.A.D.D. Technology with IPdR, and PT-523) and various inflammatory conditions and clotting disorders (recombinant and small molecule serine protease inhibitors). All such technology applications and product candidates are in the preclinical stage of development, other than asulacrine which is in Phase I clinical trials in the United Kingdom.

RESEARCH AND DEVELOPMENT

Since the Company's business strategy includes acquiring the rights to therapeutic product candidates that have demonstrated potential efficacy in preclinical or clinical testing, the Company does not have its own research facilities and does not plan to establish them in the foreseeable future. The Company has funded and may from time to time fund research programs in collaboration with academic and other institutions, primarily those with which it has or will have established license agreements. The Company supported research at four institutions with which it has entered into license agreements, Yale University ("Yale"), the Institute of Materia Medica, Beijing, China ("BIMM"), the University of Pennsylvania ("Penn") and Wichita State University ("Wichita State"). The University of Pennsylvania and Wichita State University. At Yale, the Company supported work in the laboratory of Dr. Yung-chi Cheng, Co-Chairman of the Company's Scientific Advisory Board, some of which was directed at synthesizing and characterizing compounds to which the L.A.D.D. Technology may be applicable. The Company should have rights to the results of such work to the extent the results are embodied in any of the licensed patents covered by the Company's existing license agreement with Yale. In the event there are other patentable inventions arising out of the research, in order to obtain rights to such inventions, the Company will be required to negotiate new licensing arrangements, and there can be no assurance that such negotiations will be successful. See "Licensing -- Licenses of L.A.D.D. Technology to the Company." The Company has also funded research at BIMM directed by its special consultant to the Scientific Advisory Board, Professor Jui (Rui) Han, M.D., which focuses on synthesizing and characterizing new retinoid compounds with reduced teratogenic (fetal malformation) potential from that experienced with many existing retinoid compounds. Some compounds have been synthesized under the program. The Company expects to have exclusive rights (outside of China) to the results of such work under the terms of its existing license agreement with BIMM.

At Penn, the Company is supporting the work of Dr. Harvey Rubin, a member of the Company's Scientific Advisory Board aimed at the development of new variants of protein based serine proteases for the treatment of inflammation and other life threatening diseases. The Company has the rights to all future related inventions developed at Penn. At Wichita State, the Company is supporting the work of Dr. William Groutas which focuses on the discovery of new small molecule inhibitors of serine proteases. The advantages of these new compounds are their novel heterocyclic templates which provide flexibility with respect to: potency; protease specificity; aqueous solubility; toxicity; oral activity and ease and cost of synthesis. The Company has exclusive rights to any patents resulting from this program.

Under the terms of its agreement with Dana-Farber Cancer Institute, Inc. ("Dana Farber"), the Company also has a right of first refusal to negotiate exclusive, worldwide licenses on certain new compounds developed during the term of the agreement by, under the direction of, or in the laboratories of, Dr. Andre Rosowsky, who is a special consultant to the Company. See "Licensing --Other Licenses and Options."

To assist with the development of its products while permitting the Company to maintain a minimal infrastructure, it has established a relationship with Cato Research Ltd. ("Cato") which extends until June 1997 (with provision for earlier termination by the Company, and in certain circumstances, Cato), to provide preclinical and clinical planning, development and drug registration services. Cato's services to the Company are paid for with a combination of cash and Common Stock up to a maximum total of 150,000 shares, of which 93,576 shares remain available for issuance to Cato for services provided after August 31, 1996. See Note 11 of Notes to Financial Statements. Cato is an independent clinical research and drug development company providing the following services: planning, implementing and analyzing preclinical and clinical trials,

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and devising and conducting regulatory strategies for obtaining FDA approval for the testing and marketing of new drugs. The Company has also contracted with other independent clinical research organizations besides Cato.

The Company also depends upon academic, research and non-profit institutions, and some commercial service organizations, for chemical synthesis and analysis, product formulation, assays and preclinical and clinical testing of its compounds. Preclinical work has been, is currently being or is expected to be conducted at the Roswell Park Cancer Institute, the Southern Research Institute, the Universities of Iowa and Wisconsin, RTP and other organizations.

For the years ended December 31, 1993, 1994 and 1995, the Company expended $1,434,956, $2,013,934 and $1,819,887 respectively, on research and development activities. From its inception in June 1990 through June 30, 1996 the Company expended $7,038,407 on research and development.

MANUFACTURING AND MARKETING

The Company does not have, and does not intend to establish in the foreseeable future, manufacturing facilities to produce either drug chemicals or product formulations (except possibly with respect to its Spartaject Technology). Accordingly, it will have to rely on third parties to manufacture its product candidates. There can be no assurance that third party manufacturers will be available and perform as required or, if available, will give the Company's orders the highest priority, or that the Company would be able to readily find a substitute manufacturer, if needed, on short notice. The Company will be dependent upon contract manufacturers to meet the Company's manufacturing standards and to comply with cGMP or other applicable requirements imposed by United States or foreign regulators and with health, safety and environmental regulations. There can be no assurance that such compliance will be achieved or that the FDA and other regulators would not take action against a contract manufacturer for violating cGMP or similar standards or regulations.

The market for oncology therapeutics in the United States is highly concentrated. There are approximately 3,000 to 3,500 oncology practices in the United States. Many are concentrated geographically in populated areas near the approximately 50 major cancer centers in the United States. Currently, the Company has no marketing personnel or arrangements, other than for the marketing of Spartaject busulfan in Europe and Scandinavia. It plans to market its products, if successfully developed, with its own sales force, with co-marketers or through distributors, licensees or strategic partners.

LICENSING

The Company's license or sublicense agreements (the "Licenses") generally require the Company to undertake and pursue with diligence and best efforts development of the compounds and technologies licensed, and to report on a regular basis on the Company's development progress and plans. Each of the Licenses requires payments of royalties on sales of products covered by the License and, in several instances, minimum annual royalties. Under most of the Licenses, the licensor has the first right to sue for infringement of, and defend invalidity charges against, the licensed patents. All of the Licenses provide that in the event of the Company's default of its obligations, including the obligations to diligently pursue and apply best efforts to the development of the licensed compound or technology, and, in some instances, in the event of its insolvency or bankruptcy, all or a portion of the license or sublicense may be terminated by the licensor or sublicensor. A termination of any of the Licenses could have a material adverse effect upon the Company. The Company believes it has complied in all material respects with the terms of all of its Licenses to date. The Company intends to continue its licensing program and engage in product acquisitions with a primary focus on clinical stage or marketed anticancer compounds. There can be no assurance that any such licenses or acquisitions will be on terms similar to the Licenses.

The Company was obligated to make minimum royalty and annual maintenance fee payments in the aggregate amount of $137,000 during 1995, and is obligated to make payments of $232,000 during 1996.

Sublicense of Spartaject Drug Delivery Technology to the Company. On July 1992, RTP granted the Company a worldwide patent and know-how sublicense under RTP's license with Pharma-Logic, Inc. to make, have made, use and sell pharmaceutical formulations embodying the Spartaject Technology for use as anticancer agents for cancer treatment in humans, for use as agents for ancillary care related to cancer treatment in humans and for any use of busulfan in humans (the "RTP License"). The Company's sublicense is exclusive, subject to RTP's exclusive right to make, have made, use and sell, and to contract to make, have made, use and sell, products based on any anti-cancer agent invented by RTP or an affiliate after the date of the RTP License which is patented in the United States or the subject of a pending United States patent application. RTP has not informed the Company that any such inventions have been made to date. If the Company does not develop or sublicense an agent, or is not engaged in developing or sublicensing activities of an agent, in a chemotherapeutic category, prior to July 1997, then RTP will be entitled to exclusive rights to make, have made, use and sell and to sublicense the right to make, have made, use and sell one or possibly more products in that chemotherapeutic category if subsequent to July 1997 RTP develops or licenses the rights to such products prior to the Company's developing or sublicensing a product within that category.

The RTP License requires the Company, subject to extensions and qualifications in certain circumstances, to fund, prepare and file NDAs for a fixed number of products by specified dates, the earliest of which is January 1997. The Company is obligated to pay royalties, including minimum amounts, on product sales until the expiration of the underlying patents, to pay an annual fee to maintain exclusivity, and must pay all or a portion of patent prosecution, maintenance and defense costs. The Company is required under certain circumstances to provide information regarding its preclinical and clinical research, regulatory filings and proceedings, manufacturing processes and related information to RTP, and under certain circumstances RTP may disclose this information to other licensees, but during its term the RTP License limits the use of such information by RTP or its licensees to uses outside the field of use licensed to the Company. Unless sooner terminated, the RTP License continues, with respect to an issued patent, until the patent expires or has been found invalid. With respect to pending patent applications, the obligation to pay royalties ceases upon abandonment of the application or after the application has been pending for five years, whichever occurs first. Should the patent application subsequently issue as a patent, the royalty obligation resumes.

License of L.A.D.D. Technology to the Company. Yale University ("Yale") granted the Company in October 1991 an exclusive worldwide license to make, have made, use and sell products under certain patent rights covering a defined invention ("Yale License"). These patent rights relate to the L.A.D.D Technology. Exclusivity under the Yale License is subject to rights required to be granted to the United States Government (related to government sponsorship of any research) and Yale's right to make, use and practice the invention for noncommercial purposes. The Company's obligations to Yale Include (i) payments upon the achievement of certain milestones, (ii) royalty payments, including minimum amounts, on product sales, and (iii) payment of the costs of preparing, prosecuting and maintaining patent applications and patents. For products covered by pending patent applications, royalties cease five years after the filing date if no patent has issued. Royalties for products covered by issued patents are payable until the patents expire or are found invalid or unenforceable. The Company also issued shares of its Common Stock to Yale, granted Yale certain stock registration rights, and provided for the Company to have a right of first refusal to repurchase such shares if Yale desires to sell and/or transfer the shares.

License of Retinoid to the Company. The Company obtained an exclusive worldwide (except for China) patent and know-how license from BIMM in October 1991 to specified classes of retinoids, including RII retinamide. The Company is obligated to use its reasonable best efforts to prepare, prosecute and maintain patent applications and patents for such compounds outside China at its expense, and has provided and may continue to provide support to BIMM for research projects. The Company issued to BIMM shares of Common Stock and is obligated to issue additional shares as a result of the FDA's clearance of the RII retinamide IND. The Company is obligated to pay royalties on product sales for different periods, depending on whether the product is covered by a patent, is covered by a patent application, or embodies know-how.

In September 1994, the Company obtained a non-exclusive license from BASF Aktiengesellschaft ("BASF") under BASF's patents concerning RII retinamide in Europe and Canada. The Company made a payment consisting of cash and Common Stock to obtain the license, a portion of which is creditable against royalties due on sales of RII retinamide, and is obligated to pay royalties on such sales for the life of the patents covered by the license.

Licenses Relating to the Technology Purchased from Lexin. The technology and compounds acquired in the Lexin Purchase were licensed to Lexin exclusively from The University of Pennsylvania ("Penn") and Wichita State University ("Wichita"). Pursuant to the terms of the Lexin Purchase, rights and obligations under Lexin's license agreements with Penn and Wichita were assigned to the Company. The Penn license agreement grants the Company an exclusive worldwide license to make, have made, use and sell products under certain patent rights owned by Penn. Exclusivity under the Penn license is subject to potential rights required to be granted to the United States Government (related to government sponsorship of any research) and Penn's right to use and to permit the use of the licensed products by non-profit organizations. The Company's obligations to Penn include (i) royalty payments, including minimum amounts, on product sales, and (ii) payment of the costs of preparing, prosecuting and maintaining patent applications and patents. The Wichita license agreement grants the Company an exclusive worldwide license (except for agricultural uses and applications) to make, have made, use, sell and have sold products under certain patent rights owned by Wichita. Exclusivity under the Wichita license is subject to rights required to be granted to the United States Government (related to government sponsorship of any research). The Company's obligations under the Wichita license include (i) royalty payments on product sales, and (ii) payment of the costs of preparing, prosecuting and maintaining patent applications and patents.

Other Licenses and Options. In addition to the licenses and sublicense described above, The Research Foundation of the State University of New York ("SUNY") granted the Company an exclusive worldwide patent and know-how license to make, have made, use and sell IPdR and certain other nucleoside analogues, in exchange for certain royalty and other payments by the Company. The Company has a collaboration and option agreement with CRC and Cancer Research Campaign Technology ("CRCT") for an exclusive worldwide patent and know-how license to manufacture, use and sell asulacrine. CRC is obligated to use reasonable efforts to carry out a research program aimed at conducting Phase II clinical trials of asulacrine in the United Kingdom, provided CRC, CRCT and the Company agree on protocols for further studies. Under the agreement, the Company would be obligated to pay up to $225,000 of such costs, of which approximately $72,000 had been paid as of August 31, 1996. If the Company elects to exercise the option, the parties have agreed to enter into good faith negotiations of a license agreement based on certain provisions stipulated in the option agreement. However, there can be no assurance that a license agreement on acceptable terms to the Company will be entered into. Dana-Farber has granted the Company a substantially exclusive worldwide patent and know-how license for PT-523 for all uses except the topical treatment of conditions other than cancer, subject to (i) a non-exclusive license previously granted by Dana Farber to the United States Government (related to government sponsorship of any research) and (ii) Dana Farber's right to make and use PT-523 for its own noncommercial basic research purposes and to convey PT-523 to other organizations for use in noncommercial basic research. The Company issued Common Stock to Dana-Farber, and agreed to issue additional Common Stock upon an IND filing and to pay royalties and make certain other payments. The Company also has a right of first refusal to license other inventions from the laboratory of Dr. Andre Rosowsky.

PATENTS, REGULATORY EXCLUSIVITY AND TRADE SECRETS

The Company considers the protection of its property, whether owned or licensed, to the exclusion of its use by others, vital to its business. While it intends to focus primarily on patented or patentable technology, it may also rely on trade secrets, unpatented proprietary know-how, regulatory exclusivity, patent extensions and continuing technological innovation to develop its competitive position. In the United States and certain foreign countries, the exclusivity period provided by patents covering pharmaceutical products may be extended by a portion of the time required to obtain regulatory approval for a product.

Patents. Patent applications in the United States are maintained in secrecy until patents issue. Publication of discoveries in the scientific or patent literature, if made, tends to lag actual discoveries by several months. Consequently, the Company cannot be certain that its licensor or sublicensor was the first to invent certain technology or compounds covered by pending patent applications or issued patents or that it was the first to file patent applications for such inventions. In addition, the patent positions of pharmaceutical firms, including the Company, are generally uncertain, partly because they involve complex legal and factual questions.

There can be no assurance that any patents will issue from the patent applications licensed to the Company or acquired in the Lexin Purchase. Further, even if patents issue, there can be no assurance that they or patents which have issued will not be challenged, invalidated or infringed upon or designed around by others or that the practice of the claims contained in such patents will not infringe the patent claims of others or that they will provide the Company with significant protection against competitive products or otherwise be commercially valuable. There can be no assurance that the Company will not need to acquire licenses under patents belonging to others for technology potentially useful or necessary to the Company or, if any such licenses are required, that they will be available on terms acceptable to the Company, if at all. To the extent that the Company is unable to obtain patent protection for its products or technology, the Company's business may be adversely affected by competitors who develop substantially equivalent technology.

Waxman-Hatch Act and Orphan Drug Act. Certain provisions of the Drug Price Competition and Patent Term Restoration Act of 1984 (the "Waxman-Hatch Act") grant market exclusivity for a period of up to five years from the date of FDA approval for certain new drugs and dosage forms. Separately, orphan drug status under the Orphan Drug Act can confer market exclusivity in the United States for seven years from the date of FDA approval of the drug. The Waxman-Hatch Act and Orphan Drug Act protections run simultaneously, not consecutively.

Under the Waxman-Hatch Act, a product patent or use patent covering a drug may be extended for up to five years under certain circumstances, but in no event for an effective patent life of longer than fourteen years, to compensate the patent holder for the time required for testing of the product and its FDA regulatory review. The benefits of the Waxman-Hatch Act are available only to the first approved use of the active ingredient in the drug product and may be applied only to one patent per drug product.

The Waxman-Hatch Act also establishes a period of time from the date of FDA approval of certain new drug applications during which the FDA may not accept or approve short-form applications for generic versions of the drug from other sponsors, although it may accept or approve long-form applications, that is, another complete NDA for such drug. The applicable period is five years in the case of drugs containing an active ingredient not previously approved, and three years for new uses of previously approved ingredients.

Pursuant to the Orphan Drug Act, as currently in effect, the FDA may grant orphan drug status to certain drugs intended to treat a "rare disease or condition," defined as a disease or condition which affects fewer than 200,000 people in the United States, or which affects more than 200,000 people but for which the cost of development and of making the drug available will not be recovered from sales of the drug in the United States. Orphan drug status may provide certain benefits, including exclusive marketing rights in the United States for the drug for the designated and approved indication for seven years following marketing approval.

An applicant may receive marketing exclusivity only if it is the sponsor of the first NDA approved for the drug for an indication for which it has received orphan drug status designation prior to the time of such NDA submission. Therefore, unlike patent protection, orphan drug status does not prevent other companies from attempting to develop the drug for the designated indication or from obtaining NDA approval prior to approval of the Company's NDA. If another sponsor's NDA for the same drug and the same indication is approved first, that sponsor is entitled to exclusive marketing rights if that sponsor has received orphan drug designation for the drug. In that case, the FDA will refrain for at least seven years from approving the Company's application to market the product.

Orphan drug status does not prevent the FDA from approving the same drug for a different indication. Furthermore, doctors are not restricted by the FDA from prescribing an approved drug for unapproved uses. Therefore, another company's approval of a drug for different uses could adversely affect the marketing potential of a Company drug for which orphan drug status as to a different indication has been obtained.

The Company believes that it will be advantageous to obtain orphan drug status for eligible products. There can be no assurance, however, that such products will receive such status. Furthermore, proposed amendments to the Orphan Drug Act have been introduced into Congress from time to time, including proposals which would reduce the period of exclusive marketing rights granted under the Orphan Drug Act from its present level of seven years; provide for the loss of exclusive marketing rights if the orphan drug treats a patient population exceeding 200,000 people; and possibly grant such rights to two or more companies if they develop a drug simultaneously. Accordingly, there can be no assurance as to the availability of orphan drug status for the Company's products, or as to the precise scope of protection that may be afforded by orphan drug status in the future, or that the current level of exclusivity will remain in effect.

Status of Technologies and Compounds

Spartaject Technology. A United States patent relating to the Spartaject Technology (the "Licensed Patent"), expiring in 2009, is licensed by the Company from RTP. Corresponding patent applications relating to the Spartaject Technology have been filed in various foreign countries, including certain European countries, Japan and Canada and have been licensed to the Company. Patents relating to the Spartaject Technology have issued in Taiwan and South Africa, which expire in 2008 and 2011, respectively, and have been licensed to the Company.

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Patents (the "Third Party Patents") were issued in the United States in
September 1992 and March 1995 and are believed by the Company to be assigned to Eastman Kodak Company, or a subsidiary thereof. The Third Party Patents include numerous claims that, based on presently available information, may cover certain embodiments of the Spartaject Technology including formulations of camptothecin, etoposide and certain taxanes. If the Third Party Patents are not invalid insofar as their claims relate to those embodiments of the Spartaject Technology, then (i) the Company will require a license from the holder of the Third Party Patents to commercialize those embodiments of the Spartaject Technology and sell or sublicense others to sell products utilizing those embodiments of the Spartaject Technology in the United States and (ii) the extent to which the Company might require such a license will depend on the final formulations of its and any sublicensee's products and whether they utilize those embodiments of the Spartaject Technology that are covered by the Third Party Patents. There can be no assurance that a license will be obtainable on acceptable terms, if at all, and any negotiations to obtain a license may be protracted. If the Company is required to obtain a license under the Third Party Patents to practice those embodiments of the Spartaject Technology and sell or sublicense others to sell products utilizing those embodiments of the Spartaject Technology in the United States and is unable to do so on commercially reasonable terms, then the inability to obtain such a license could have a material adverse effect on the Company's business and its future results of operations.

The application for the Licensed Patent was filed in the United States nearly nine months prior to the application for the initial Third Party Patent and, based on presently available information, the work relating to the inventions claimed in the Licensed Patent, insofar as such claimed inventions cover those embodiments of the Spartaject Technology which also appear to be covered by the initial Third Party Patent, was commenced more than two years prior to the filing date of the application for the initial Third Party Patent. However, there can be no assurance that the inventions claimed in the Licensed Patent covering those embodiments of the Spartaject Technology were made prior to the inventions claimed in the Third Party Patents, which appear to cover those embodiments of the Spartaject Technology. If such inventions claimed in the Licensed Patent did have such priority and such priority were established in a United States court proceeding or otherwise with respect to each such claimed invention in the Third Party Patents which appears to cover embodiments of the Spartaject Technology, then the Third Party Patents would be invalid to the extent its claims extend to those embodiments of the Spartaject Technology and would not prevent the Company from practicing those embodiments of the Spartaject Technology in the United States.

Patent applications corresponding to the Third Party Patents have been filed in various countries outside the United States, including certain European countries through the European Patent Office ("EPO"), in Japan and in Canada, also with pending claims that, based on presently available information, may cover certain embodiments of the Spartaject Technology. The applications filed by the holder of the Licensed Patent in various foreign countries, including certain European countries through the EPO, in Japan and in Canada, have earlier effective filing dates than the application filed with the EPO, in Japan and in Canada corresponding to the Third Party Patents. The Company believes that generally, in most foreign countries, in the case of conflicting applications claiming the same patentable invention, the application with the earlier effective filing date (in this case the patent applications filed by the holder of the Licensed Patent) is entitled to the issuance of the patent. Accordingly, although there can be no assurance that foreign law will be applied in this manner, the Company believes that a patent issued in such European countries, Japan, or Canada corresponding to the Third Party Patents should be invalid (or susceptible to cancellation) insofar as it pertained to the practice of the Spartaject Technology. Therefore, the Company believes it should not be prevented ultimately from commercializing the Spartaject Technology in such European countries, Japan or Canada, respectively, solely by reason of the issuance of such patent.

A patent was issued in the United States (the "Orphan Patent") and a patent application which designated various countries outside the United States was published under the Patent Cooperation Treaty (the "Orphan Application") which the Company understands have been licensed exclusively to Orphan Medical, Inc. The Orphan Patent includes claims, and the Orphan Application is seeking claims, covering methods of treating patients with malignant conditions using an intravascularly administrable busulfan preparation and treating leukemia or lymphoma patients undergoing a bone marrow transplant using an intravenously administrable busulfan preparation that, based on presently available information, may cover methods by which Spartaject busulfan will be used. The Company believes, based on advice of patent counsel, that such claims do not cover the use of Spartaject busulfan. However, there can be no assurances in this regard and if such claims do cover the Company's intended use of Spartaject busulfan, and the Orphan Patent or any patents issuing on the Orphan Application are not invalid, then the Company will require a license from the holder or exclusive licensee of such patent or patents in order to develop or commercialize Spartaject busulfan in any country, including possibly the United States, where such patent or patents are issued. There can be no assurance that a license will be obtainable on acceptable terms, if at all, and any negotiations to obtain a license may be protracted. If the Company is unable to do so on commercially reasonable terms, then the inability to obtain such a license could have a material adverse effect on the Company's business and its future results of operations.

A patent application filed by Sandoz Ltd. and Sandoz-Patent-GmbH (the "Sandoz Application") was published under the Patent Cooperation Treaty ("PCT") in October 1992 and designated various European countries for filing. The Sandoz Application includes claims covering certain embodiments of the Spartaject Technology applicable to formulations containing certain electrostatic lipids. Although the patents which have issued in the European Patent Office and the United Kingdom pursuant to such application do not contain any such claims, if a Spartaject formulated product contained such lipids and patents containing such claims issue on such application in any country and such claims are not invalid, then the Company will require a license from the holder of such patents in order to develop or commercialize such product in any such country. There can be no assurance that a license will be obtainable on acceptable terms, if at all, and any negotiations to obtain a license may be protracted. If the Company is unable to do so on commercially reasonable terms, then the inability to obtain such a license could have a material adverse effect on the Company's business and its future results of operations.

L.A.D.D. Technology and IPdR. In June 1996 the PTO issued an office action on the Company's application indicating that sixteen claims were allowed, which claims are drawn to the administration of 5-FP and IPdR, and other compounds with similar structures, for the treatment of liver associated diseases. Other claims were finally rejected, including claims which relate to the application of the L.A.D.D. Technology to the oral administration of 5-FP and other compounds with similar structures. The Company believes that further negotiation with the examiner or, if necessary, an appeal of the examiner's position to the PTO Board of Patent Appeals and Interferences, will result in the allowance of additional claims, including, at the least, a claim drawn to the oral administration of 5-FP, although the Company cannot predict with certainty whether or not a patent thereon will be granted.

The Company is aware that two international patent applications by The Wellcome Foundation Limited ("Wellcome") were published under the PCT in 1992, designating the United States, major European countries, Japan, Australia and New Zealand, among other countries. As published, the applications have broad claims that the Company believes may cover certain of the prodrugs which may be used by the Company in practicing the L.A.D.D. Technology licensed by the Company, or methods of formulating or using such prodrugs, or may cover the active compound to which the prodrugs are intended to be converted in vivo. A patent in Australia based on one of such applications was issued on March 7,1995, and expires in 2011. Two patent applications in New Zealand, based on one of such PCT applications, were allowed and published for opposition in November 1995 and , unless successfully opposed, will be granted and will expire in 2011 (such Australian patent and potential New Zealand patents being called collectively the "ANZ Patents"). The claims of the ANZ Patents do not appear to cover the application of the L.A.D.D. Technology to 5-FP but may cover its application to IPdR as a radiosensitizer prodrug. The Company believes that to the extent that it is possible to interpret such claims as covering such applications to IPdR, they are invalid and that the issuance of the ANZ Patents to such extent were in error. The Company had filed timely oppositions to the issuance of the New Zealand applications based on prior art of which the Company is presently aware. Both opposition proceedings are currently for post-grant reexamination with respect to the Australian patent at an appropriate time. The Company is also maintaining a watch with respect to the publication or allowance of corresponding applications in other jurisdictions. There can be no assurance, however, that such issuance in Australia and allowances in New Zealand were in error, or that another patent or patents based on such published applications will not issue in the United States or other jurisdictions or that the ANZ Patents and any other such issued patent or patents would not contain claims which could affect the practice of the L.A.D.D. Technology. The Company believes that if the ANZ Patents are valid as issued or any such other patent or patents issue in any jurisdiction, it may be required to seek a license under such claims in order to develop, market and sell certain of the applications of its L.A.D.D. Technology in such jurisdictions. THERE can be no assurance that such licensed will be obtainable on reasonable terms to the Company, if at all. If any such license were required to practice the L.A.D.D. Technology, the inability to obtain such license could have a material adverse effect on the Company's business.

A patent licensed to the Company and expiring in 2007 has issued in the United States on IPdR. A patent licensed to the Company on certain other nucleoside analogues expires in 2005.

RII retinamide. RII retinamide is not patented in the United States, and the Company believes it is no longer patentable in the United States. An EPO patent on RII retinamide licensed to the company expires in 1998 and pursuant thereto patent rights have been perfected in various European countries. A patent in Canada also licensed to the Company expires in 1999.



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
In June 1995, the Company, on behalf of BIMM, arranged for the filing of several patent applications with the United States Patent Office for novel retinoid compounds which may be potentially non-teratogenic. The filings were based on research at BIMM sponsored by the Company which focused on synthesizing and characterizing new retinoid compounds devoid of teratogenic potential.

The Company has been granted orphan drug status for RII retinamide for the treatment of MDS.

Patent Rights Acquired from Lexin. The Company has obtained, through the assignment to the Company of the Penn license agreement, exclusive rights to four issued United States patents expiring in 2009, 2011 (two), and 2013. An additional five United States patent applications and three corresponding PCT applications designating various countries outside the United States are pending (all of which are covered by the Penn license agreement).

The Company has obtained, through the assignment to the Company of the Wichita license agreement, exclusive rights to four pending United States patent applications and corresponding foreign applications, covering a novel family of serine protease inhibitors. One of the United States applications has been officially allowed by the PTO, and the patent is expected to issue in 1996.

Two patents (the "Antichymotrypsin Patents"), were assigned to Sonoran Desert Chemicals LLC in 1990 and 1991, respectively, relating to certain uses of antichymotrpsin. The Antichymotrypsin Patents include claims covering methods for treating pulmonary and/or bowel inflammations in a mammal using -1-antichymotrypsin, derivatives and salts thereof, methods for treating inflammation using -1-antichymotrypsin topically and pharmaceutical compositions of -1-antichymotrypsin, its salts or derivatives. To the Company's knowledge, products embodying the Antichymotrypsin Patents have not yet been developed. Claims of the Antichymotrypsin Patents may cover the intended use of LEX032, the lead compound which the Company acquired in the Lexin Purchase. The Company believes, however, based on the advice of patent counsel, that such claims would not cover the Company's intended use of LEX032. Nevertheless, there can be no assurance in this regard, and if such claims are found to cover the Company's intended use of LEX032, and the Antichymotrypsin Patents are not invalid, then the Company will require a license from the holders of the patents in order to develop or commercialize LEX032 in the United States or any other country where the Antichymotrypsin Patents may have issued. There can be no assurance that a license will be obtainable on acceptable terms, if at all, and any negotiations to obtain a license may be protracted. If the Company is unable to obtain such a license on commercially reasonable terms, such inability to obtain such a license could have a material adverse effect on the Company's business and its future results of operations.

Asulacrine. An issued United States patent on asulacrine under a license option to the Company expires in 1999. Patents on asulacrine have also issued in several European countries and Japan, which patents expire in 2001.

PT-523. A United States patent licensed by the Company and expiring in 2005 has been issued on the PT-523 compound, its pharmaceutical composition and its use as a methotrexate resistant cell inhibitor. Corresponding Japanese and Canadian patents and patents in several European countries have issued, expiring in 2007, 2010 and 2008, respectively.

Other Compounds. The following compounds which the Company may develop are believed to be in the public domain or not presently subject to patent protection as compounds in the United States: busulfan, 5-FP, RII retinamide, paclitaxel, etoposide, camptothecin and aphidicolin. Any patent coverage for any formulations of these compounds with the Spartaject Technology will be primarily dependent upon the patent coverage for the Spartaject Technology, to the extent available. The Company has been granted orphan drug status by the FDA for its intended uses of busulfan and RII retinamide described. Any patent protection for 5-FP will be dependent upon the issuance of patents covering the L.A.D.D. Technology and the scope of the coverage provided by such patents.

TRADE SECRETS

The Company also relies on trade secrets and proprietary know-how to protect certain of its technologies and potential products. To protect them, the Company requires all employees, consultants, advisors and collaborators to enter into confidentiality agreements which prohibit disclosure to any third party or use of such secrets and know-how for commercial purposes. Company employees also agree to disclose and assign to the Company all methods, improvements, modifications,








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
developments, discoveries and inventions conceived during their employment that relate to the Company's business. There can be no assurance, however, that these agreements will be observed and prevent disclosure or provide adequate protection for the Company's confidential information and inventions.

GOVERNMENT REGULATION

The manufacturing and marketing of the Company's potential products and its research and development activities are and will continue to be subject to regulation by federal, state and local governmental authorities in the United States and other countries. In the United States, pharmaceuticals are subject to rigorous regulation by the FDA's Center for Drug Evaluation and Research, which reviews and approves marketing of drugs. The Federal Food, Drug and Cosmetic Act, as amended, the regulations promulgated thereunder, and other federal and state statutes and regulations govern, among other things, the testing, manufacture, labeling, storage, record keeping, advertising and promotion of the Company's potential products. The process of obtaining FDA approval for a new drug takes several years and involves the expenditure of substantial resources. The steps required before such a product can be produced and marketed for human use include preclinical studies, the making of an IND filing, human clinical trials and the approval of a NDA. No assurance can be given that the Company will be able to satisfy the requirements of the FDA with respect to any of its proposed products.

"Preclinical" or "pre-Phase I" activities include studies and other tests conducted in the laboratory and in animals, such as animal pharmacology, drug kinetics/metabolism, initial toxicology, small scale chemical synthesis, assay development and validation and initial drug formulation to obtain preliminary information on a drug's efficacy and safety. The results of these studies and tests are submitted to the FDA as part of the IND filing before approval can be obtained for the commencement of testing in humans.

The human clinical testing program usually involves three phases which are generally conducted sequentially, but which may overlap or be combined. Particularly in the case of anticancer and other life saving drugs, these phases are often combined. Clinical trials are conducted in accordance with protocols that detail the objectives of the study, the parameters to be used to monitor safety and the efficacy criteria to be evaluated. Each protocol is submitted to the FDA as part of the IND filing. Each clinical study is conducted under the auspices of an independent Institutional Review Board ("IRB") for each institution at which the study will be conducted. The IRB will consider, among other things, all existing pharmacology and toxicology information on the product, ethical factors, the risk to human subjects, and the potential benefits of therapy relative to risk.

In "Phase I Clinical Trials", studies are usually conducted on healthy volunteers but, in the case of anticancer agents, are conducted on patients with disease which usually has failed to respond to other treatment to determine the maximum tolerated dose, side effects of a product and pharmacokinetics. Phase II studies are conducted on a small number of patients having a specific disease to determine initial efficacy (activity) in humans for that specific disease, the most effective doses and schedules of administration and possible adverse effects and safety risks. "Phase II/III" differs from Phase II in that the trials involved may include more patients and, at the sole discretion of the FDA, be considered the pivotal trial or trials for NDA approval. Phase III normally involves the pivotal trials of a drug, consisting of widescale studies on patients with the same disease in order to evaluate the overall benefits and risks of the drug for the treated disease compared with other available therapies. At least two such studies demonstrating safety and efficacy are normally required for FDA approval. The FDA continually reviews the clinical trial plans and results and may suggest study design changes or may require termination of the trials at any time if significant safety or other issues arise.

While certain of the compounds which the Company intends to develop are currently marketed or have been the subject of clinical trials by other companies or institutes, the Company will have to submit an IND filing and obtain FDA approval in order to commence clinical trials in the United States, and additional preclinical studies may be required before such trials can commence. Where the drug formulation in which the compound to be studied is different from that which was used in other studies, the Company either will have to establish that it is biologically equivalent to the formulation previously used or will have to conduct its own preclinical program before approval of an IND filing can be obtained.

Data from preclinical studies and tests and the clinical trial phases and of validated manufacturing and quality control procedures are submitted to the FDA with the NDA for marketing approval. The NDA involves considerable data collection, verification and analysis, as well as the preparation of summaries of the manufacturing and testing processes, preclinical studies and clinical trials. The FDA must approve the NDA before the drug may be marketed in the United States. In selected cases, which the FDA has stated will apply where life threatening diseases are involved, and particularly where no alternate treatments are available, the various phases and the numbers of patients required for them may be condensed, and the FDA review period accelerated. There can be no assurance that the review period of the Company's NDAs will be accelerated.

The testing and approval process is likely to require substantial time and effort, and there can be no assurance that any FDA approval will be granted on a timely basis, if at all. The approval process is affected by a number of factors, primarily the side effects of the drug (safety) and its therapeutic benefits (efficacy). Additional preclinical or clinical trials may be requested during the FDA review period and may delay marketing approval. A task force established by the FDA has recently proposed significant changes in the design, analysis and reporting of clinical studies conducted under an IND. The task force recommended increased requirements for reporting adverse effects and new, more stringent rules that would require clinical trial investigators to assume that toxicities reported by patients are drug-related. If these recommendations are implemented, the length of time and costs associated with obtaining market approval by the FDA are likely to be significantly increased.

The FDA may also require post marketing testing to support the conclusion of efficacy and safety of the product, which can involve significant expense. After FDA approval is obtained for initial indications, further clinical trials may be necessary to gain approval for the use of the product for additional indications.

The Company intends to enter into joint development or licensing arrangements with pharmaceutical companies in which it will seek to have such companies assume many of the costs of clinical testing and comparable foreign regulatory approval for the products licensed. To the extent that the Company is unable to enter into such arrangements, it may not have the resources to complete the regulatory approval process with respect to the products it intends to develop.

The manufacture of the Company's products, whether done by outside contractors or the Company, will be subject to rigorous regulation, including the need to comply with the FDA's cGMP standards. As part of obtaining the FDA approval for each product, each of the Company's own or contract manufacturing facilities must be inspected, approved by and registered with the FDA. In addition to obtaining NDA approval of the prospective manufacturer's quality control and manufacturing procedures, domestic and foreign manufacturing facilities are subject to periodic FDA inspections and/or inspections by foreign regulatory authorities.

For marketing outside the United States, the Company will be subject to foreign regulatory requirements governing human clinical trials and marketing approval for its products. The requirements governing the conduct of clinical trials, product licensing, pricing and reimbursements vary widely from country to country.

The Company's business is also subject to regulation relating to safety, health and environmental matters and other factors at both the state and federal level, and internationally.

COMPETITION

More than 300 companies are reported to have approximately 1,250 cancer drugs under development worldwide, of which a substantial number are under development in the United States. Many of such drugs or other substances under development may compete directly with the treatments which the Company is developing or may develop in the future, and such drugs may perform more effectively or safely than the Company's product candidates. Many of the companies engaged in anticancer research and development and in acquiring rights to the products of such research and development, including biotechnology companies, have substantially greater financial, technical, scientific, manufacturing, marketing and other resources than the Company and have more experience in developing, marketing and manufacturing therapeutics, including performing the preclinical testing and clinical trials that are required for obtaining FDA and other regulatory approvals. Included among the Company's competitors are: (i) large established pharmaceutical companies with commitments to oncology or antiviral research, development and marketing; (ii) smaller biotechnology companies with similar strategies; and (iii) many development stage companies licensing and/or developing oncology therapeutics.

A number of companies are developing a variety of delivery systems in the form of microspheres, microcapsules, nanoparticles and liposomes, some of which technologies may have characteristics that are similar or superior to the Company's Spartaject Technology. Orphan Medical, Inc., a United States company which is not affiliated with the Company's licensees of Spartaject busulfan in Europe and Sweden, Orphan Europe and Swedish Orphan, has disclosed that




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
it is in Phase I clinical trials with an intravenous form of busulfan for use in bone marrow transplants using a formulation with solvents licensed from a university.

The development of technologies in which toxic agents are selectively carried to a tumor site by mechanical, other chemical or biological means is a recognized strategy for oncological research, and such technologies may have characteristics similar or superior to the Company's L.A.D.D. Technology. The concept of targeted therapeutics in cancer is not a new one, and includes such approaches as the injection of toxic agents into the tumor, the use of prodrugs activated by other means in the body, monoclonal antibodies and gene therapy. The Company is aware of at least three other approaches to the delivery of an oral 5-FU, which may compete with the Company's L.A.D.D. delivered 5-FP, one possibly being developed by Hoffmann-La Roche Inc., one by GW and the other by the Japanese company, Taiho Pharmaceutical Co., Ltd.

Several pharmaceutical companies (including a number of the world's largest pharmaceutical companies) are developing protease inhibitors with potential application in pulmonary inflammation, pancreatitis, coagulative disorders and reperfusion injury. It is widely acknowledged that proteases are a critical component in the inflammatory cascade and their inhibition has been pursued by companies engaged in the development of both traditional pharmaceuticals and biotech compounds.

Significant numbers of antiviral drugs are also under development by other companies. Generally, the companies engaged in antiviral research and development have substantially greater resources and experience than the Company.


EMPLOYEES

As of September 16, 1996, the Company had nine full-time employees and one part-time employee. Four employees are officers, three are administrative and three are involved in the coordination of scientific endeavors. The Company believes that its relationship with its employees is satisfactory.


PROPERTIES

The Company currently operates from 12,800 square feet of leased laboratory and office space in Horsham, Pennsylvania which was acquired as part of the Lexin Purchase. The remaining initial lease term expires in July 1999. The Company has the option to extend the lease for an additional five years or to terminate the lease in July 1997. The Company has also retained an office in Durham, North Carolina which it subleases on a month to month basis. The Company believes that its facilities are adequate to meet the Company's needs for at least the next three years.

LEGAL PROCEEDINGS

The Company is not a party to any legal proceedings.

IMPORTANT FACTORS REGARDING FORWARD-LOOKING STATEMENTS:

Certain of the statements set forth under the captions "Risk Factors", "Use of Proceeds" and "Business" and set forth elsewhere in this Registration Statement (including in the Exhibits hereto) constitute "Forward Looking Statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. All such forward looking statements involve risks and uncertainties, including those statements regarding the Company's research and development programs; the intention to contract with other organizations for development and registration, if applicable, of its product candidates, as well as seeking joint development or licensing arrangements with pharmaceutical companies; the research and development of particular compounds and technologies for particular indications; and the period of time for which available funds will enable the Company to sustain its operations and to continue to satisfy certain requirements for the quotation of its securities on the Nasdaq SmallCap Market. Many important factors affect the Company's ability to achieve the stated outcomes and to successfully develop and commercialize its product candidates, including, among other things, the ability to obtain substantial additional funds, obtain and maintain all necessary patents or licenses, to demonstrate the safety and efficacy of product candidates at each stage of development, to meet applicable regulatory standards and receive required regulatory approvals, to meet obligations and required milestones under its license agreements, to be capable of producing drug candidates in commercial quantities at reasonable costs, to compete successfully against other products and to market products in a profitable manner. As a result, there also can be no assurance that the forward looking statements included in this Registration Statement will prove to be accurate. In light of the significant uncertainties inherent in the forward looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved.

                            DESCRIPTION OF SECURITIES

The authorized capital stock of the Company consists of 42,000,000 Common Stock, par value $.001 per share ("Common Stock"), and 11,000,000 shares of preferred stock, par value $.001 per share ("Preferred Stock"). At September 19, 1996, the Shares of Common Stock were held of record by 171 stockholders.

COMMON STOCK

Holders of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Subject to preferences that may be applicable to any then outstanding Preferred Stock, the holders of Common Stock, are entitled to receive ratably such dividends as are declared by the Board of Directors out of funds legally available therefor. See "Dividend Policy." In the event of a liquidation, dissolution or winding up of the Company, holders of Common Stock have the right to a ratable portion of assets remaining after payment of liabilities and the liquidation preferences of any then outstanding shares of Preferred Stock. Holders of Common Stock have neither preemptive rights nor rights to convert their Common Stock into any other securities and are not subject to future calls or assessments by the Company, although certain holders of Common Stock have rights of first refusal with respect to certain future issuances of shares of capital stock by the Company. There are no redemption or sinking fund provisions applicable to the Common Stock. All outstanding shares of Common Stock are, and the shares offered hereby upon issuance and sale will be, fully paid and non-assessable.

CLASS C WARRANTS

The following statements are subject to the detailed provisions of the warrant agreement ("Warrant Agreement") among the Company and F.C.T.C. Transfer Services, Inc. (as successor to Midlantic National Bank), as warrant agent (the "Warrant Agent"), a copy of which is filed as an exhibit hereto.. The Class C Warrants are evidenced by Class C Warrant certificates issued in registered form.

Each Class C Warrant entitles the registered holder thereof to purchase one share of Common Stock at a price of $1.50, subject to adjustment (the "Exercise Price"), at any time from issuance until August 23, 2001 (the "Expiration Date"). The Class C Warrants are subject to redemption by the Company commencing August 23, 1997 at a redemption price of $0.10 per Class C Warrant upon 60 days' prior written notice, provided that the average closing bid price (or last sales price) of the Common Stock as reported on the National Association of Securities Dealers Automated Quotation System (or on such exchange on which the Common Stock is than traded), equals or exceeds $3.00 per share (being 200% of the exercise price per share), subject to adjustment, for any 20 trading days within a period of 30 consecutive trading days ending on the 3rd trading day prior to the date of notice of redemption.

The Class C Warrants may be exercised upon surrender of the certificate therefor on or prior to their expiration or redemption date at the offices of the Warrant Agent with the form of "Election to Purchase" on the reverse side of the certificate filled out and executed as indicated, accompanied by payment (in the form of a certified or cashier's check payable to the order of the Company). The Company, in its discretion, has the right to reduce the Exercise Price of the Class C Warrants.

The Class C Warrants contain provisions that provide the holders thereof certain protections by adjustment of the Exercise Price and shares issuable upon exercise in certain events, such as certain stock dividends, stock splits, mergers, sales of all or substantially all of the Company's assets, sales of stock at below market price and other unusual events. The Exercise Price may be reduced and the Expiration Date may be extended upon notice to the holders of the Class C Warrants.

The Company is not required to issue fractional warrants upon adjustment or fractional shares of Common Stock upon exercise of the Class C Warrants. In lieu thereof, an amount of cash equal to the same fraction of the then current market value of a share of Common Stock or a Class C Warrant, as the case may be, will be paid. No adjustment as to dividends will be made upon any exercise of Class C Warrants. The holder of a Class C Warrant will not have any rights as a holder of Common Stock unless and until the Class C Warrant is exercised.












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
series B'  CONVERTIBLE PREFERRED STOCK

The following is a brief summary of certain provisions of the series B' Preferred Stock, but this summary does not purport to be complete and is qualified in all respects by reference to the actual text of the Certificate of Designations relating to the series B' Preferred Stock, the form of which is filed as an exhibit hereto. The Board of Directors has authorized the issuance of up to 3,000,000 shares of preferred stock to be designated as series B' Convertible Preferred Stock. All shares of Common Stock to which this Prospectus relates (other than those issuable upon exercise of the Class C Warrants and the Placement Warrants) are issuable upon Conversion of shares of series B' Preferred Stock. As of September 19, 1996, there were 1,736,472 shares of series B' Preferred Stock outstanding.

The holders of series B' Preferred Stock will be entitled to receive dividends as, when and if declared by the Board of Directors out of funds legally available therefor. No dividend or distribution, as the case may be, will be declared or paid on any junior stock unless the dividend also is paid to holders of the series B' Preferred Stock.

Each share of series B' Preferred Stock may be converted at the option of the holder at any time after the initial issuance date into 6.666667 shares of Common Stock at an initial conversion price (the "Conversion Price") equal to $1.50. The Conversion Price is subject to adjustment upon the occurrence of a merger, reorganization, consolidation, reclassification, stock dividend or stock split which will result in an increase or decrease in the number of shares of Common Stock outstanding. In addition, the Conversion Price is subject to adjustment on August 23, 1997 (the "Reset Date") if the average closing bid price of the Common Stock for the thirty consecutive trading days immediately preceding the Reset Date (the "Reset Trading Price") is less than 130% of the then applicable Conversion Price (a "Reset Event"). Upon a Reset Event, the then applicable Conversion Price will be reduced to equal the greater of (i) the Reset Trading Price divided by 1.3 and (ii) 50% of the then applicable Conversion Price.

The Company has the right at any time after the Reset Date to cause the series B' Preferred Stock to be converted in whole or in part, on a pro rata basis,
                                                             --- ----
into shares of Common Stock if the closing price of the Common Stock exceeds 200% of the then applicable Conversion Price for at least 20 trading days in any 30 consecutive trading day period.

Upon (i) a liquidation, dissolution or winding up of the Company, whether voluntary or involuntary or (ii) a sale or other disposition of all or substantially all of the assets of the Company (the "Liquidation Event"), or
(iii) any consolidation, merger, combination, reorganization or other transaction in which the Corporation is not the surviving entity or the shares of Common Stock constituting in excess of 50% of the voting power of the Corporation are exchanged for or changed into other stock or securities, cash and/or any other property, after payment or provision for payment of the debts and other liabilities of the Company, the holders of the series B' Preferred Stock then outstanding will first be entitled to receive, pro rata (on the basis of the number of shares of the preferred stock then outstanding), and in preference to the holders of the Common Stock and any other series of preferred stock, an amount per share equal to $13.00 plus accrued but unpaid dividends, if any.

The holders of the series B' Preferred Stock have the right at all meetings of stockholders to the number of votes equal to the number of shares of Common Stock issuable upon conversion of the series B' Preferred Stock at the record date for determination of the stockholders entitled to vote. So long as a majority of the shares of series B' Preferred Stock remain outstanding, the holders of 66.67% of the series B' Preferred Stock then outstanding are entitled to approve (i) the issuance of any securities of the Company senior to or on parity with the series B' Preferred Stock, (ii) any alteration or change in the rights or preferences or privileges of the series B' Preferred Stock and (iii) the declaration or payment of any dividend on any junior stock or the repurchase of any securities of the Company. Except as provided above or as required by applicable law, the holders of the series B' Preferred Stock will be entitled to vote together with the holders of the Common Stock and not as a separate class.

DELAWARE LAW AND CERTAIN CHARTER AND BY-LAW PROVISIONS

Upon the consummation of the offering made hereby the Company will be subject to the provisions of Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or certain other exceptions, an "interested stockholder" is a person who, together with affiliates and associates, owns (or within three years prior, did own) 15% or more of the corporations's voting stock.

The Company's Restated By-Laws provide for a Board of Directors classified into three classes, with the directors elected in each class at the annual stockholders meeting, respectively. Commencing at the 1995 annual stockholders' meeting, Directors will be elected for three year terms. See "Management Election and Compensation of Directors." The Board of Directors is authorized to create new directorships and to fill such positions so created and is permitted to specify the class to which such new position is assigned, and the person filling such position would serve the term applicable to that class. The Board of Directors (or its remaining members, even though less than a quorum) is also empowered to fill vacancies on the Board of Directors occurring for any reasons for the remainder of the term of the class of Directors in which the vacancy occurred. Directors may be only removed for cause. These provisions are likely to increase the time required for stockholders to change the composition of the Board of Directors. For example, in general, at least two annual meeting will be necessary for stockholders to effect a change in a majority of the members of the Board of Directors.

The Company's Restated By-Laws, provide that, for nominations to the Board of Directors or for other business to be properly brought by a stockholder before a meeting of stockholders, the stockholders must first have timely notice thereof in writing to the Secretary of the Company. To be timely, a stockholder's notice generally must be delivered not less than sixty days prior to the special meeting and ten days following the day on which the public announcement of the meeting is first made by the Company. Only such business shall be conducted at a special meeting of stockholders as is brought before the meeting pursuant to the Company's notice of meeting. The notice by a stockholder must contain, among other things, certain information about the stockholder delivering the notice and, as applicable, background information about the nominee or a description of the proposed business to be brought before the meeting.

The Company's Restated Certificate of Incorporation also requires that any action required or permitted to be taken by stockholders of the Company must be effected at a duly called annual or special meeting of stockholders and may not be effected by a consent in writing. A special meeting may be called only by a majority of the whole Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President of the Company or the Secretary upon written request of holders of at least fifteen percent of the outstanding capital stock entitled to vote.

The Delaware General Corporation Law provides generally that the affirmative vote of the shares entitled to vote on any matter is required to amend a corporation's certificate of incorporation or by-laws, unless the corporation's certificate of incorporation or by-laws, as the case may be, requires a greater percentage. The Company's Restated Certificate of Incorporation requires the affirmative vote of the holders of at least 70% of the outstanding voting stock of the Company to amend or repeal any of the provisions discussed in this section entitled "Delaware Law and Certain Charter and By-Law Provisions" or to reduce the number of authorized shares of Common Stock and Preferred Stock. Such 70% vote is also required for any amendment to or repeal of the Company's Restated By-Laws by the stockholders. The Restated By-Laws may also be amended or repealed by a majority vote of the Board of Directors. Such 70% stockholder vote would be in addition to any separate class vote that might in the future be required pursuant to the terms of any Preferred Stock that might then be outstanding.

The provisions of the Company's Restated Certificate of Incorporation and Restated By-Laws discussed above could make more difficult or discourage a proxy contest or other change in the management of the Company or the acquisition or attempted acquisition of control by a holder of a substantial block of the Company's stock. It is possible that such provisions could make it more difficult to accomplish, or could deter, transactions which stockholders may otherwise consider to be in their best interests.

As permitted by the Delaware General Corporation Law, the Company's Restated Certificate of Incorporation provides that Directors of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of their fiduciary duties as Directors, except for liability (i) for any breach of their duty of loyalty to the Company and its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions, as provided in Section 175 of the Delaware General Corporation Law or (iv) for any transaction from which the Director derives an improper personal benefit.

The Company's Restated Certificate of Incorporation and Restated By-Laws provide that the Company shall indemnify its Directors, officers and SAB members to the fullest extent permitted by Delaware law (except, in some circumstances, with respect to suits initiated by the Director, officer or SAB member) and advance expenses to such Directors, officers and SAB members to defend any action for which rights of indemnification are provided. In addition, the Company's Restated Certificate of Incorporation and Restated By-Laws also permit the Company to grant such rights to its employees and agents. The Company's Restated By-Laws also provide that it may enter into indemnification agreements with its Directors and officers and purchase insurance on behalf of any person whom it is required or permitted to indemnify. The Company believes that these provisions will assist the Company in attracting and retaining qualified individuals to serve as Directors, officers, SAB members and employees.


TRANSFER AGENT, REGISTRAR AND WARRANT AGENT

The Company's transfer agent, registrar and warrant agent is F.C.T.C. Transfer Services, Inc.

                         SHARES ELIGIBLE FOR FUTURE SALE


As of September 19, 1996, the Company had 8,192,219 shares of Common Stock outstanding. Of these shares, 4,170,749 shares are tradable without restriction or future registration under the Securities Act.

SALES OF RESTRICTED SHARES

The remaining 4,021,470 shares (which include the two million shares of Common Stock issued to the Trust in connection with the Lexin Purchase) are deemed "Restricted Shares"under Rule 144 promulgated under the Securities Act ("Rule 144") in that they were originally issued and sold by the Company in private transactions in reliance upon exemptions from the Securities Act. Of the Restricted Shares, 1,132,465 shares are eligible for sale in the public market upon the date of this Prospectus pursuant to Rule 144 or Rule 701 under the Securities Act ("Rule 701").

In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated with those of others), including an affiliate, whose Restricted Shares have been fully paid and held for at least two years from the later date such Restricted Shares were acquired from the Company and (if applicable) the date they were acquired from an affiliate, is entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of the number of the then outstanding shares of Common Stock (81,922 shares based on the number of shares outstanding at September 19, 1996) or an average weekly trading volume in the public market during the four calendar weeks preceding such sale or the date on which notice of the sale is filed with the Securities and Exchange Commission. Sales under Rule 144 are also subject to certain requirements as to the manner and notice of sale and the availability of public information concerning the Company. In addition, a person who is not deemed to have been an affiliate of the Company at any time during the three months preceding a sale, and whose Restricted Shares have been fully paid and held for at least three years, would be entitled to sell such shares under Rule 144(k) without regard to the requirements described above.

Any employee, officer or Director of or consultant to the Company who purchased his or her shares pursuant to a written compensatory plan or contract is entitled, absent contractual restrictions on transfer, to rely on the resale provisions of Rule 701, which permit non-affiliates to sell their Rule 701 shares without having to comply with the Public information, holding period, volume limitation or notice provisions of Rule 144 and which permits affiliates to sell their rule 701 shares without having to comply with Rule 144's holding period restrictions, in each case commencing 90 days after February 14, 1994.

The Company has granted registration rights to certain of its stockholders. See "--Registration Rights."

LOCK-UP AGREEMENTS

The Selling Securityholders appearing with an asterisk before their name in the list under the caption "Selling Securityholders" have agreed pursuant to certain agreements not to offer, pledge, sell, contract to sell, grant any option for the sale of, or otherwise dispose of, directly or indirectly, 25% of the shares of Common Stock issuable upon the conversion of their shares of series B' Preferred Stock and the exercise of their Class C Warrants without the prior written consent of Paramount Capital, Inc. Such restrictions apply through November 29, 1996.

With respect to the shares of Common Stock issued (and issuable) to Lexin (or certain of its specified designees), Lexin has agreed (and any of its specified designees are required to agree) pursuant to certain agreements, not to offer, pledge, sell, contract to sell, grant any option for the sale of, or otherwise dispose of, directly or indirectly, any shares of Common Stock held by it (or them) and issued in connection with the Lexin Purchase, without the prior written consent of the Company until April 16, 1997. Further resale restrictions apply for a period of nine months after any registration of the such shares of Common Stock pursuant to certain demand registration rights granted to Lexin and certain of its specified designees. See "--Registration Rights." Such resale restrictions apply to (i) 75% of such shares until three months after such registration, (ii) 50% of such shares until six months after such registration and (iii) 25% of such shares until nine months after such registration.

REGISTRATION RIGHTS

In connection with the Lexin Purchase, Lexin and certain of its specified designees have been granted certain demand registration rights in respect of the two million shares of Common Stock issued to the Lexin's designee. Such rights require the Company, subject to certain exceptions, to cause a registration statement on Form S-3, if available, registering such shares for resale to be filed with the SEC no later than ninety days prior to the expiration of the lock-up period applicable to such shares. In connection with the such rights, the Company has undertaken to use its reasonable efforts to cause any such registration statement to be declared effective. See "--Lock-Up Agreements" and "Certain Transactions."

                             SELLING SECURITYHOLDERS

     The following table sets forth (i) the name of each Selling Securityholder,
(ii) the number of shares of Common Stock owned, whether outstanding or issuable, by such holder before the Offering, (iii) the percentage of Common Stock (iv) the number of shares of Common Stock which may be offered by each Selling Securityholder. The number of Common Stock set forth above under the caption "Number of Shares of Common Stock which may be Offered" represents the aggregate number of shares of (a) Common Stock owned by each Selling Stockholder, (b) Common Stock issuable upon conversion of the series B' Preferred Stock owned by each Selling Securityholder, (c) Common Stock issuable upon exercise of the Class C Warrants and (d) Common Stock issuable upon the exercise of the UPO's. With respect to Selling Securityholder Paramount Capital, Inc. the amounts of Common Stock set forth above under the caption "Number of Shares of Common Stock which may be Offered" represents the aggregate number of shares of (a) Common Stock issuable upon the conversion of the series B' Preferred Stock issuable upon the exercise of the Preferred Stock Warrants and
(b) Common Stock issuable upon the exercise of the Common Stock Warrants.

     The following table sets forth the beneficial ownership of securities of the Company by the Selling Securityholders as of the date of this Prospectus.




                                NUMBER OF SHARES
 NAME OF SELLING                OF COMMON STOCK                           NUMBER OF SHARES OF
 ---------------                OWNED PRIOR TO       % OF COMMON STOCK    COMMON STOCK WHICH
 SECURITYHOLDER                 THE OFFERING(1)      OWNED                MAY BE OFFERED(2)
 --------------                 ------------------   -----------------    -------------------
 *Ross David Ain                            17,772               .070%                 13,329

 *Vito R. Capotorto                         44,440               .176%                 33,330
 *Stephen & Linda Ciaccio                   44,440               .176%                 33,330
    JTWROS

 *Robert J. Conrads                         88,880               .351%                 66,660

 *Robert B. Daly & Marietta Daly            44,440               .176%                 33,330
    JTWROS

 *Delaware Charter Guarantee &              44,440               .176%                 33,330
    Trust Co.
    C/F Anthony G. Polak IRA
 *Domaco Venture Capital Fund               44,440               .176%                 33,330

 *Isaac R. Dweck                           133,320               .527%                 99,990

 *Richard Elkin                             44,440               .176%                 33,330

 *Fahnestock & Co., Inc.                    44,440               .176%                 33,330
    C/F Ronald M. Lazar IRA


 *S. Edmond Farber                          44,440               .176%                 33,330

 *Clara Glory & George Glory                44,440               .176%                 33,330
    JTWROS

 *Robert P. Gordon                          71,106               .281%                  53330
 *Stanley Gottlieb & Elaine                 44,440               .176%                 33,330
    Gottlieb JTWROS

 *Fred Kassner                              88,880               .351%                 66,660

 *Edward Justin Kelly                       44,440               .176%                 33,330

 *Donald R. Kendall, Jr. &                  26,652               .105%                 19,989
 Diane
    S. Kendall
    JTWROS
 *Susan Tauber Lemor                        88,880               .351%                 66,660

 *Phil Lifschitz                            88,880               .351%                 66,660

 *The Lincoln Fund Tax                      88,880               .351%                 66,660
    Advantaged, L.P.

 *Harris R. L. Lydon                        44,440               .176%                 33,330
 *Paulette Tauber Mintz                     88,880               .351%                 66,660

 *Nikki Establishment for                  177,772               .702%                133,329
 Fashion
    & Marketing Research

 *Palmetto Partners, Ltd.                  151,106               .597%                113,329

 *Richard H. Pollak                         44,440               .176%                 33,330
 *RHL Associates, L.P.                      88,880               .351%                66,660

 *J.F. Shea Co., Inc., as                  177,772               .702%                133,329
 Nominee
    1996-5

 *Andrew W. Schonzeit                       44,440               .176%                 33,330

 *Steven A. Sherman                         26,652               .105%                19,989
 *Michael Siciliano                         44,440               .176%                 33,330

 *Martin Sirotkin                           88,880               .351%                 66,660

 *Alan & Esti Stahler JTWROS               142,212               .562%                106,659

 *Gary J. Strauss                           44,440               .176%                 33,330
 *Hindy H. Taub                             44,440               .176%                 33,330

 *Irwin Tauber                              88,880               .351%                 66,660






 *Venturetek, L.P.                          266,652             1.053%                 199,989

 *Aaron Wolfson                             177,772              .702%                 133,329

 *Abraham Wolfson                           177,772              .702%                 133,329

 *Morris Wolfson Family                     133,320              .527%                  99,990
 Limited Partnership

 *Wolfson Equities                          533,320             2.107%                 399,990

 *Kenton E. Wood                             44,440              .176%                  33,330

 *Jonathan M. Young & Lyudmila               44,440              .176%                  33,330
    Young JTWROS

 *The Hope Investment Co.,                  177,772              .702%                 133,329
 Inc.

 *Keys Foundation                           177,772              .702%                 133,329

 *Tis Prager                                 88,880              .351%                  66,660

 *The Bridge Fund N.V.                      133,320              .527%                  99,990

 *David C. Hale                              88,880              .351%                  66,660

 *Kalman Renov and Ruki D.                  142,212              .562%                 106,659
         Renov JTWROS

 *Swan Alley (Nominees)                      88,880              .351%                  66,660
 Limited

 *Windsor Produce Inc.                       44,440              .176%                  33,330

 *Jonathan Rothschild                        44,440              .176%                  33,330

 *GHA Management Corporation                 88,880              .351%                  66,660

 *RL Capital Partners                        44,440              .176%                  33,330

 *Marion Talansky                           177,772              .702%                 133,329

 *Lillian Tauber                             88,880              .351%                  66,660

 *Martin Tauber                              88,880              .351%                  66,660

 Ronald S. Baruch                            53,332              .211%                  53,332

 David J. Bershad                           133,332              .527%                 133,332

 Atrix Ventana Investment and               487,640             1.926%                487,640
 Company, Limited Partnership

 Seymour Buehler                             33,332              .132%                  33,332

 Richard B. Chanin                           33,332              .132%                  33,332

 Chesed Congregations of                    266,666             1.053%                 266,666
    America



 Donald G. Drapkin                          333,332            1.317%                  333,332

 Nathan Eisen & Rose Eisen                   66,666             .263%                   66,666

 Colony Partners                            133,332             .527%                  133,332

 Jerome Fisch                                33,332             .132%                   33,332

 Morris Friedman                             33,332             .132%                   33,332

 Gilbert Goldstein, Paul                    333,332            1.317%                  333,332
 Shapiro Trust

 Jackson Hole Acquisitions                  133,332             .527%                  133,332
    Investmetn L.P.

 Robert Klein, M.D. & Myriam                133,332             .527%                  133,332
    Gluck, M.D.

 Benjamin Lehrer                             33,332             .132%                   33,332

 Frank J. Lincoln, Jr.                       66,666             .263%                   66,666

 Gene T. Mancinelli                         133,332             .527%                  133,332

 Marathon Agents Profit                      33,332             .132%                   33,332
 Sharing

 Michael Marcus                             266,666            1.053%                  266,666

 John P. McNiff                             133,332             .527%                  133,332

 Josef Mermelstein                           66,666             .263%                   66,666

 Richard Molinsky                            33,332             .132%                   33,332

 MSI Investments Ltd.                        66,666             .263%                   66,666

 Ruth Peyser                                 33,332             .132%                   33,332

 Bruce Pomper IRA                           400,000            1.580%                 400,000

 David W. Ruttenberg                         33,332             .132%                   33,332

 Robin Schlaff                               33,332             .132%                   33,332

 Andrew W. Schonzeit                         66,666             .263%                   66,666

 E. Donald Shapiro                           33,332             .132%                   33,332

 Aaron Speisman                              33,332             .132%                   33,332

 Herbert Stein and Elaine                    33,332             .132%                   33,332
 Stein JTWROS

 Hindy H. Taub                               66,666             .263%                   66,666

 Ventana Growth Capital Fund                112,360             .444%                  112,360
    V.L.P.




 Vivaldi Ltd.                               333,332            1.317%                  333,332

 Melvyn I. Weiss                            133,332             .527%                  133,332

 Alan Wise & Teri Wise JTWROS                33,332             .132%                   33,332

 Richard B. Stone                           133,332             .527%                  133,332

 Heracles Fund                              133,332             .527%                  133,332

 Bruce Slovin                               133,332             .527%                  133,332

 Larich Associates                          100,000             .395%                  100,000

 Patrick M. Kane                             66,666             .263%                   66,666

 Benjamin Bollag                            133,332             .527%                  133,332

 Brynde Berkowitz                            66,666             .263%                  66,666

 Thomas L. Cassidy IRA                       66,666             .263%                   66,666

 Raul Obregon & Cecilia                      66,666             .263%                   66,666
    Obregon, JTWROS

 Roberto Gonzalez                            66,666             .263%                   66,666

 Old Oly, J.V.                               66,666             .263%                   66,666

 Myron M. Teitelbaum, M.D.                   66,666             .263%                   66,666

 Wayne Suker                                 66,666             .263%                   66,666

 Jay Kestenbaum                              66,666             .263%                   66,666

 The 1992 Houston Partnership,               66,666             .263%                   66,666
 L.P.

 J. Philip Rosen                             66,666             .263%                   66,666

 Michael Cantor                              66,666             .263%                   66,666

 Roy Schaeffer & Marlena                     66,666             .263%                   66,666
    Schaeffer

 Arnold R. Meyer, Trustee of                 66,666             .263%                   66,666
  Arnold r. Meyer Estate Trust

 Amnon & Caren Barness, JT.                  66,666             .263%                   66,666
    Wros

 MDBC Capital Corp.                          66,666             .263%                   66,666

 Joel Wolff                                  66,666             .263%                   66,666

 Steven Ostrovsky                            66,666             .263%                   66,666

 Dr. Martin Goldman                          66,666             .263%                   66,666


 Albert Milstein                            66,666              .263%                  66,666

 Roslyn Bloom                               33,332              .132%                  33,332

 Dr. Edward L. Steinberg                    33,332              .132%                  33,332

 J.R.K. Financial Corp.                     33,332              .132%                  33,332

 Bernard Cohen                              33,332              .132%                  33,332

 Jonathan E. Rothschild                     33,332              .132%                  33,332

 Roberto Segovia                            33,332              .132%                  33,332

 Chiam Kohanchi                             33,332              .132%                  33,332

 Michael & Nicole Kubin                     33,332              .132%                  33,332

 Alexander & Sharon Roitstein               33,332              .132%                  33,332

 Peter S. Folino                            33,332              .132%                  33,332

 Herbert Hoffner                            33,332              .132%                  33,332

 Sandra Maria Sanchez                       33,332              .132%                  33,332
    Guadarrama

 Laura C. Gold                              33,332              .132%                  33,332

 Burton P. Hoffner                          33,332              .132%                  33,332

 Jim Spencer                                16,666              .066%                  16,666

 Elke R. DeRamirez                          13,332              .053%                  13,332

 Armen Partners, L.P.                      333,332             1.317%                 333,332

 Bruce Pomper                              266,666             1.053%                 266,666

 Alexander Pomper                          266,666             1.053%                 266,666

 Sidney Todres                             133,332              .527%                 133,332

 Mova Investments Limited                  133,332              .527%                 133,332

 Ted Koutsoubos                            133,332              .527%                 133,332

 F&T Planning Centers, Inc.                 66,666              .263%                  66,666

 Frank Alliots                              33,332              .132%                  33,332

 Geun-Eun Kim                               33,332              .132%                  33,332

 Joseph A. Umbach                           66,666              .263%                  66,666

 Cinco de Mayo, Ltd.                        66,666              .263%                  66,666

 Adams, Leonard J.                          66,666              .263%                  66,666



 Albanese, Sal and Lorraine                  46,666             .184%                   46,666

 Ashline Ltd.                               666,666            2.633%                  666,666

 Belldegrun, Arie Dr.                       133,332             .527%                  133,332

 Batkin, Alan R.                             66,666             .263%                   66,666

 Bollag, Michael                            133,332             .527%                  133,332

 The Gifford fund                           333,332            1.317%                  333,332

 G.P.S. Fund Limited                         66,666             .263%                   66,666

 Carlos Plancarte G.N., Leonor               33,332             .132%                   33,332
    P. de Marvan, JTWROS

 Chopp, Martin                              100,000             .395%                  100,000

 Concordia Partners L.P.                    333,332            1.317%                  333,332

 Coney Financial Services                   133,332             .527%                  133,332

 Demeulemeester Weitnauer                    66,666             .263%                   66,666

 Diversified Fund, Ltd.                     266,666            1.053%                  266,666

 Scoggin Capital Mgnt L.P.                  200,000             .790%                  200,000

 Wang, Emily                                 33,332             .132%                   33,332

 The Holding Company                         66,666             .263%                   66,666

 Leland Corporation                          33,332             .132%                   33,332

 Grossman, Peter                             33,332             .132%                   33,332

 Gruber, Stuart                              66,666             .263%                   66,666

 Halevah, Elyse & Erez                       33,332             .132%                   33,332

 Hecht, Thomas O.                            33,332             .132%                   33,332

 Hirschfield, Jack                           16,666             .066%                   16,666

 Jamison, John R.                            20,000             .079%                   20,000

 Kash, Peter and Donna, JTWROS               66,666             .263%                   66,666

 AMRAM KASS                                 100,000             .395%                  100,000
 P.C. Defined Benefit Pension
    Plan

 Special Equity                             133,332             .527%                  133,332

 Koffman, Steven                             33,332             .132%                   33,332

 Kracoff, David and Reva                     33,332             .132%                   33,332


 Needham Capital Group, PLC                 33,332               .132%                 33,332

 Lash, Nathaniel & Millicent                33,332               .132%                 33,332
 C. Lash Rev. Trust

 Lash, Roger S.                             33,332               .132%                 33,332

 Lemer, Albert                              33,332               .132%                 33,332

 Loeb, John L., Jr.                         33,332               .132%                 33,332

 Markman, Melvin                            66,666               .263%                 66,666

 McNiff, John P.                            66,666               .263%                 66,666

 Nebenzahl, Mechie                          26,666               1.05%                 26,666

 Neis, Robert                               33,332               .132%                 33,332

 Newman, Kevin P.                           33,332               .132%                 33,332

 Oberrotman, Alain                          33,332               .132%                 33,332

 Oliveira, Steven M. and                   133,332               .527%                133,332
  Bernadette JTWROS

 Ostrovsky, Paul D. and                     33,332               .132%                 33,332
 Rebecca L.

 Pignatiello, Connie C.                     13,332               .053%                 13,332

 Plymouth Partners, L.P.                   333,332              1.317%                333,332

 The Zabludowicz Trust                     133,332               .527%                133,332

 EDJ Limited                               133,332               .527%                133,332

 Porter Partners, L.P.                     266,666              1.053%                266,666

 Propp & Company Inc.                       33,332               .132%                 33,332

 Kenton E. Wood                             33,332               .132%                 33,332

 Rick Steiner Productions,                  33,332               .132%                 33,332
 Inc.

 Robert E. Spivak Retirement                33,332               .132%                 33,332
    Plan

 Robinson, Linda Gosden                     66,666               .263%                 66,666

 M.D. Sabbah                               400,000              1.580%                400,000

 Schwendiman Global Sector                 100,000               .395%               100,000
    Fund L.P.

 Silverman, Eugene                          16,666               .066%                 16,666

 Spindel, Neil and Laurie                   66,666               .263%                 66,666


 Stuart, Bruce                              133,332             .527%                  133,332

 The A.M. Group, L.L.C.                      66,666             .263%                   66,666

 Ventana Grwth Capital Fund                  18,732             .074%                   18,732
    V, LP
 Venture Enterprises, Inc.                   33,332             .132%                   33,332

 Whetten, Robert J.                         133,332             .527%                  133,332

 Williams, Esther                           133,332             .527%                  133,332

 Winans, Tim                                 33,332             .132%                   33,332

 Zapco Holdings, Inc. Deferred              133,332             .527%                  133,332
    Compensation Plan Trust

 Zeff, Kal                                  266,666            1.053%                  266,666

 Hooker, Kingsley                            30,000             .119%                   30,000

 My Seven Children, Inc.                     33,332             .132%                   33,332

 Atrix-Ventana Investment &                  47,946             .189%                   47,946
 Co., LP

 126736 Canada, Inc.                      1,400,000            5.530%                1,400,000

 Berg, Mark                                 166,666             .658%                  166,666

 Churchpark Finance, Ltd.                   133,332             .527%                  133,332

 Cerrone, Gabriel M.                         33,332             .132%                   33,332

 Hanover Associates, LLC                    100,000             .395%                 100,000

 Michael Garnick                            133,332             .527%                  133,332

 Jerry B. Hook Ph.D.                        133,332             .527%                  133,332

 Dr. William McCulloch                      66,666              .263%                   66,666

 Ronald H. Spair                             66,666             .263%                  66,666

 Americorp Securities, Inc.                 355,300            1.403%                  355,300

 L.T. Lawrence                               56,100             .222%                   56,100

 Yale University                             23,209             .092%                   23,209

Paramount Capital, Inc.                   2,262,000            8.935%                2,262,000

Total                                  **25,316,053            1.000%             **23,982,819
----------------------


(1) Represents the shares of Common Stock (i) issuable upon the conversion of the Class B Preferred Stock and (ii) issuable upon the exercise of the Class C Warrants.

(2) With respect to each Selling Securityholder identified with an asterisk in the table, the number of shares listed excludes shares of Common Stock which are subject to a lock-up agreement until November 29, 1996. After such date, all remaining shares are eligible for immediate resale.

(3)  Represents shares of Common Stock issuable upon the exercise of the UPO's.

(4)  Represents shares of Common Stock held by Yale University.

** The number of shares of Common Stock does not include fractional shares for which the Company will issue cash upon the conversion of the Series B Preferred Stock.


Each Selling Securityholder will be entitled to receive all of the proceeds from the future sale of his, her or its respective shares of Common Stock. Except for the costs of including such shares of Common Stock within the registration statement of which this Prospectus forms a part, which costs are borne by the Company, the Selling Securityholders will bear all expenses of any offering by them of their Underlying Common, including the costs of their counsel and any sales commissions incurred.

Except as noted below, none of the Selling Securityholders named in the preceding table have had any position, office or other material relationship with the Company or any of its predecessors or affiliates. Paramount Capital, Inc. was the placement agent for the Series A Convertible Preferred Stock and the series B' Convertible Preferred Stock offerings. Jerry B. Hook, Ph.D. is the President and Chief Executive Officer of the Company. Dr. William McCulloch is Senior Vice President, Research and Development of the Company. Ronald H. Spair is Vice President, Chief Financial Officer and Secretary of the Company. Americorp Securities, Inc. and T.L. Lawrence were the underwriters of the Compnay's initial public offering. Yale is the licensor of certain of the Company's technology.

The Selling Securityholders may sell the shares of Common Stock at any time on or after the date hereof, subject to certain lock-up provisions applicable to the Selling Securityholders identified with an asterisk. See "Shares Eligible for Future Sale--Lock-up Agreements."

                              CERTAIN TRANSACTIONS


On August 23, 1996, the Company completed a private placement of 129.65 Units (each, a "Unit"), each consisting of (a) 10,000 shares of series B' Preferred Stock and (b) Class C Warrants to purchase 66,667 shares of common Stock. The Company paid commissions of $1,166,850 and non-accountable expense allowances of $518,600 to Paramount Capital, Inc. (the Placement Agent") in connection with such private placement. In addition, the Company will (i) pay the Placement Agent a commission of 6% upon the exercise of any Class C Warrant and (ii) reimburse the Placement Agent for out-of-pocket costs, not to exceed $5,000 incurred in the connection with the solicitation of Class C Warrant exercise or the redemption of Class C Warrants. See "Use of Proceeds." Lindsay A. Rosenwald, M.D., a principal stockholder and director of the Company, is the sole stockholder, Chairman of the Board of Directors and Chief Executive Officer of the Placement Agent. In addition, the Company issued to the Placement Agent the Placement Warrants.

On August 23, 1996, the Company made a $100,000 loan to Jerry B. Hook, Ph.D., the Company's President and Chief Executive Officer. Proceeds of such loan were used by Dr. Hook to purchase a Unit. Such loan is evidenced by a promissory note (copies of such promissory note are herewith attached as Exhibit 10.79). The maturity date of the loan is July 30, 1999. The loan bears interest at the rate of 8% per annum. Principal of the loan is payable as follows: thirty-three thousand three hundred and thirty-three dollars ($33,333.00) of principal on July 30, 1997, thirty-three thousand three hundred and thirty-three dollars ($33,333.00) of principal on July 30, 1998 and thirty-three thousand three hundred and thirty-four dollars ($33,334.00) of principal on July 30, 1999. On each scheduled repayment date, the amount then due (including accrued interest) will be forgiven by the Company provided that on such date Dr. Hook continues to be employed by the Company. The outstanding balance of the loan (plus all accrued interest) will be forgiven in full in the event that one of the following occurs: (i) the death or disability of Dr. Hook (within the meaning of Dr. Hook's employment agreement with the Company), (ii) the operations of the Company are terminated, (iii) the Company is liquidated or (iv) the Company undergoes a change of control.

On August 23, 1996, the Company made a $50,000 loan to Dr. William McCulloch, Senior Vice President, Research and Development of the Company. Proceeds of the loan were used by Dr. McCulloch to purchase one half of one Unit. Such loan is evidenced by a promissory note (copies of the promissory note are herewith attached as Exhibit 10.80). The maturity date of the loan is July 30, 1999. The loan bears interest at the rate of 8% per annum. Principal of the loan shall be payable as follows: sixteen thousand six hundred and sixty-six dollars ($16,666.00) of principal on July 30, 1997, sixteen thousand six hundred and sixty-six dollars ($16,666.00) of principal on July 30, 1998 and sixteen thousand six hundred and sixty-eight dollars ($16,668.00) of principal on July 30, 1999. On each scheduled repayment date, the amount then due (including accrued interest) will be forgiven by the Company provided that on such date Dr. McCulloch continues to be employed by the Company. The outstanding balance of the loan (plus all accrued interest) will be forgiven in full in the event that one of the following occurs: (i) the death or disability of Dr. McCulloch (within the meaning of Dr. McCulloch's employment agreement with the Company),
(ii) the operations of the Company are terminated, (iii) the Company is liquidated or (iv) the Company undergoes a change of control.

On August 23, 1996, the Company made a $50,000 loan to Ronald H. Spair, Vice President and Chief Financial Officer Company. Proceeds of the loan were used by Mr. Spair to purchase one half of one Unit. Such loan is evidenced by a promissory note (copies of the promissory note are herewith attached as Exhibit 10.81). The maturity date of the loan is July 30, 1999. The loan bears interest at the rate of 8% per annum. Principal of the loan shall be payable as follows: sixteen thousand six hundred and sixty-six dollars ($16,666.00) of principal on July 30, 1997, sixteen thousand six hundred and sixty-six dollars ($16,666.00) of principal on July 30, 1998 and sixteen thousand six hundred and sixty-eight dollars ($16,668.00) of principal on July 30, 1999. On each scheduled repayment date, the amount then due (including accrued interest) will be forgiven by the Company provided that on such date Mr. Spair continues to be employed by the Company. The outstanding balance of the loan (plus all accrued interest) will be forgiven in full in the event that one of the following occurs: (i) the death or disability of Mr. Spair (ii) the operations of the Company are terminated, (iii) the Company is liquidated or (iv) the Company undergoes a change of control.

On March 15, 1996, the Company acquired the assets and business of Lexin for up to 2,600,000 shares of the Common Stock. The acquisition was subject to certain post-closing conditions which have been satisfied. The Company issued 2,000,000 shares of the Company's Common Stock on the date of acquisition to Lexin stockholders. The payment of up to an additional 600,000 shares of the Company's Common Stock was contingent upon the attainment of certain post-closing milestones which were not met. Therefore, the total number of shares of the Company's Common Stock issues in connection with the acquisition of the assets and business of Lexin was 2,000,000

On February 29, 1996, the Company completed a private placement of $3,000,000 of Series A Convertible Preferred Stock. The Company paid commissions of $300,000 and non-accountable expense allowances of $90,000 to the Placement Agent (Lindsay A. Rosenwald, M.D., a principal stockholder and director of the Company, is the sole stockholder, Chairman of the Board of Directors and Chief Executive Officer of the Placement Agent). In addition, the Company issued to the Placement Agent a warrant to purchase 30,000 shares of Series A Preferred Stock, $.001 par value per share, for an aggregate purchase price of $375,000. See "Principal Stockholders" and "Shares Eligible for Future Sale."

In February, 1996, the Company engaged Paramount Capital, Inc. ("Paramount") as a non-exclusive financial advisor to the Company. The initial term of the agreement (the "Agreement") is for twenty-four months (the "Term"), renewable for consecutive six months periods upon the execution of a written Agreement by both parties. The Company may terminate the Agreement in the event that Paramount breaches its confidentiality obligations under the Agreement. In its role as financial advisor, Paramount will maintain its familiarity with the business, operations, properties, financial conditions, prospects and management of the Company and assist the Company in: (a) identifying prospective strategic partners, acquirors and/or investors; (b) evaluating offers received from prospective partners, acquirors and/or investors; and (c) conducting discussions and negotiations leading toward the consummation of a strategic partnership, merger or an investment. Pursuant to the Agreement, Company will pay Paramount a non refundable retainer fee of $3,000 per month for twenty-four months. During the term of the Agreement, or during the twelve-month period following the expiration or earlier termination of the Agreement, upon the closing of each Investment (as defined below), the Company shall pay to Paramount a fee in an amount equal to 9% of the aggregate value of such Investment and shall issue to Paramount warrants to purchase an amount of securities equal to 10% of the securities sold as part of such Investment at an exercise price of 110% of the price of such securities, exercisable until five years from the date of issuance of such warrants. For the purpose of this Agreement, an Investment shall be any purchase of securities of the Company from the Company (other than "firm commitment" or "best efforts" underwriting, contemplated by the Letter of Intent dated January 10, 1996 between the Company and Paramount) which is made during the Term or during the twelve-month period following the expiration of the Term by an investor first introduced to the Company by or through Paramount during or prior to the Term.

On June 30, 1995, the Company and an underwriter for the Company's initial public offering entered into a financial advisory agreement with a one-year term. Under the terms of the agreement, the Company recognized a financial advisory fee expense of $150,000 in 1995 and $150,000 over the first six months of 1996.


                              PLAN OF DISTRIBUTION

Sales of shares of Common Stock by Selling Securityholders may be effected from time to time in transactions (which may include block transactions) in the over-the-counter market, in negotiated transactions, or a combination of such methods of sale, at fixed prices that may be changed, at market prices prevailing at the time of sale, or at negotiated prices. The Selling Securityholders may effect such transactions by selling the shares of Common Stock directly to purchasers or through broker-dealers that may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Securityholders and/or the purchasers of the shares of Common Stock for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

The Selling Securityholders and any broker-dealers that act in connection with the sale of the shares of Common Stock as principals may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act and any commission received by them and any profit on the resale of such securities as principals might be deemed to be underwriting discounts and commissions under the Act. The Selling Securityholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of such securities certain liabilities, including liabilities arising under the Securities Act. The Company will not receive any proceeds from the sales of the shares of Common Stock by the Selling Securityholders. The Company will pay the Placement Agent a commission of 6% upon the exercise of any Class C Warrant. In addition, any out-of-pocket costs, not to exceed $5,000 incurred by the Placement Agent in the connection with the solicitation of Class C Warrant exercise or the redemption of Class C Warrants, shall be borne by the Company. See "Use of Proceeds." Sales of shares of Common Stock by the Selling Securityholders, or even the potential of such sales, would likely have an adverse effect on the market price of the Class C Warrants and Common Stock.

At the time a particular offer of shares of Common Stock is made, except as herein contemplated, by or on behalf of the Selling Securityholder, to the extent required, a Prospectus will be distributed which will set forth the number of shares of Common Stock being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, if any, the purchase price paid by any underwriter for shares purchased from the Selling Securityholder and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

Under the Exchange Act, and the regulations thereunder, any person engaged in a distribution of the securities of the Company offered by this Prospectus may not simultaneously engage in market-making activities with respect to such securities of the Company during the applicable "cooling-off" period (two or nine days) prior to the commencement of such distribution. In addition, and without limiting the foregoing, the Selling Securityholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitations, Rules 10b-6 and 10b-7, in connection with transactions in such securities, which provisions may limit the timing of purchases and sales of such securities by the Selling Securityholders.

With respect to the Selling Securityholders who are original holders of the Class C Warrants, the issuance of shares of Common Stock to such holders upon the exercise of their Class C Warrants shall be pursuant to an available exemption from the registration requirements of the Act. Accordingly, until the effectiveness of the registration statement of which this Prospectus forms a part, any shares of Commons Stock issued to such original holders of Class C Warrants upon the exercise of such Class C Warrants shall bear a restrictive legend with regard to limitations on transferability pursuant to the Securities Act. From and after the effectiveness of the registration statement of which this Prospectus forms a part, any shares of Common Stock issued to such original holders of Class C Warrants upon the exercise of such Class C Warrants shall continue to be issued pursuant to an available exemption from the registration requirements of the Securities Act, but shall be eligible for resale by such holders pursuant to an effective registration statements and, as a result, will not be required to bear such a restrictive legend.


                                  LEGAL MATTERS

The validity of the Common Stock and the Class C warrants offered hereby will be passed upon for the Company by Roberts, Sheridan & Kotel, a Professional Corporation, New York, New York.


                                     EXPERTS

The financial statements of the Company at December 31, 1995, and 1994, and for each of the three years in the period ended December 31, 1995, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon (which contains an explanatory paragraph regarding the Company's ability to continue as a going concern mentioned in Note 1 to the Financial Statement appearing elsewhere herein), and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

The financial statements of Lexin as of June 30, 1994 and 1995, for the years ended June 30, 1993, 1994 and 1995, and for the period from inception February 23, 1989 to June 30, 1995, included in this Prospectus and Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports. Reference is made to said report which includes an explanatory paragraph regarding the uncertainty of Lexin's ability to continue as a going concern.

                           CHANGE IN PUBLIC ACCOUNTS

The Board of Directors of the Company retained Arthur Andersen LLP as its independent public accountants and discontinued Ernst & Young LLP. Ernst & Young LLP was retained by the Company since its inception. Ernst & Young LLP reports did not contain adverse opinions or disclaimer opinions and were not qualified as to audit scope, or accounting principles. Ernst & Young LLP's report for the year ended December 31, 1995 was qualified regarding the uncertainty of the Company's ability to continue as a going concern. There were no disagreements with Ernst & Young LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures at the time of the change which if not resolved to Ernst & Young LLP's satisfaction, would have caused them to make reference to subject matter of the disagreement in connection with their report. Prior to retaining Arthur Andersen LLP the Company did not consult with Arthur Andersen LLP regarding accounting principles.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the costs and expenses, other than Placement Agent commissions, payable by the Company in connection with the sale of Common Stock being registered. All amounts are estimates except the SEC registration fee and the NASD filing fees.

     SEC Registration fee . . . . . . . . . . . . . . . . .   $ 14,458
     NASD fee . . . . . . . . . . . . . . . . . . . . . . . . . 16,000
     Printing and engraving . . . . . . . . . . . . . . . . .   25,000
     Legal fees and expenses of the Company . . . . . . . . .   30,000
     Accounting fees and expenses . . . . . . . . . . . . . .   20,000
     Blue sky fees and expenses . . . . . . . . . . . . . . .   30,000
     Transfer agent fees  . . . . . . . . . . . . . . . . . .    5,000
     Miscellaneous  . . . . . . . . . . . . . . . . . .         25,000
                                                              --------
               Total  . . . . . . . . . . . . . . . . . . .   $165,458
                                                              ========


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation's Board of Directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). Article VII, Section 6 of the Registrant's Bylaws provides for mandatory indemnification of its directors and officers and permissible indemnification of employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. The Registrant's Certificate of Incorporation provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of the directors' fiduciary duty as directors to the Company and its stockholders. This provision in the Certificate of Incorporation does not eliminate the directors' fiduciary duty, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Company for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.






                                      II-1.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (A)  EXHIBITS

EXHIBIT NO.        DESCRIPTION
-----------        -----------

%%% 2.1   --   Copy of the Asset Purchase Agreement, with exhibits thereto, dated February 22, 1996, between the Registrant and Lexin
               Pharmaceutical Corporation
%%% 3.4   --   Amended and Restated Certificate of Incorporation filed
               August 1, 1996.
%%%%%3.4A  --   Certificate of Designation of the series B' Convertible
               Preferred Stock filed on August 23, 1996.
  **4.2   --   Form of Common Stock Certificate
  **4.3   --   Form of Class A Warrant Certificate
  **4.4   --   Form of Class B Warrant Certificate
 ***4.5   --   Unit Purchase Option granted to Americorp Securities Inc. dated
               June 28, 1994
 ***4.6   --   Warrant Agreement entered into among Midlantic National Bank,
               Americorp Securities, Inc., and the Registrant dated June 21,
               1994
    4.7   --   Warrant Agreement for the Class C Warrants, dated August 23, between the Company, the Warrant Agent and Paramount Capital,
               Inc.
    4.8   --   Form of Class C Warrant Certificate (see Exhibit 4.7)
    5.1   --   Legal Opinion of Roberts, Sheridan & Kotel, a Professional
               Corporation
 *+10.1   --   Exclusive License Agreement, dated October 1, 1991, between the Registrant and Yale University ("Yale") and Subscription
               Agreement, dated October 21, 1991, between the Registrant and
               Yale
 *+10.1A  --   Revised pages of Exhibit 10.1
 *+10.2   --   License Agreement, dated October 7, 1991, between the Registrant and The Research Foundation of State University of New York
 *+10.2A  --   Revised pages of Exhibit 10.2
 *+10.3   --   Research and License Agreement, dated as of October 15, 1991, between the Registrant and Institute of Materia Medica of the
               Chinese Academy of Medical Sciences ("BIMM"), as amended by an
               Amendment of Research and License Agreement, dated as of March 1,
               1992, between the Registrant and BIMM
 *+10.3A  --   Revised pages of Exhibit 10.3
 *+10.4   --   Licensing and First Refusal Agreement, dated as of March 12,
               1992, between the Registrant and the Dana-Farber Cancer
               Institute, Inc. ("Dana-Farber"), a Letter Agreement, dated March
               12, 1992, between the Registrant and Dana-Farber, and a Letter
               Agreement, dated September 12, 1992, between the Registrant and
               Dana-Farber
 *+10.4A  --   Revised pages of Exhibit 10.4
 *+10.5   --   License Agreement, dated as of August 31, 1992, between the
               Registrant and Imperial Chemical Industries PLC
 *+10.5A  --   Revised pages of Exhibit 10.5
  *10.6   --   Letter Agreement, dated October 30, 1992, among the
               Registrant, Imperial Chemical Industries PLC, and ICI Bioscience
               Limited
 *+10.7   --   Collaboration and Option Agreement, dated September 18, 1992, by and among the Registrant, Cancer Research Campaign and Cancer
               Research Campaign Technology Limited
 *+10.7A  --   Revised pages of Exhibit 10.7
 *+10.8   --   Sublicense Agreement, dated July 13, 1992, between the
               Registrant and Research Triangle Pharmaceuticals Ltd. ("RTP"), as
               amended by a Letter Agreement, dated October 27, 1992, between the Registrant and RTP and by a Second Amendment to Sublicense
               Agreement, dated March 19, 1993, between the Registrant and RTP
 *+10.8A  --   Revised pages of Exhibit 10.8
 *+10.9   --   Service Agreement, dated November 27, 1991, between the
               Registrant and Cato Research, Ltd. ("Cato"), as amended by a
               Letter Agreement, dated March 16, 1993, between the Registrant and Cato
  *10.9A  --   Revised pages of Exhibit 10.9
  *10.10  --   Letter Agreement, dated October 28, 1991, between the Registrant and Cato
  *10.11  --   Subscription Agreement, dated November 27, 1991, between the
               Registrant and Cato Holding Co
  *10.12  --   Subscription Agreement, dated December 10, 1993, between the
               Registrant and Cato Holding Co.













                                      II-2.

  *10.13  --   Employment Agreement, dated as of January 28, 1991, between the
               Registrant and William M. Sullivan, as amended by a Letter
               Agreement, dated as of March 2, 1993, between the parties
  *10.14  --   Nonqualified Stock Option Agreement, dated as of December 3,
               1991, between the Registrant and William M. Sullivan
  *10.15  --   Confidentiality Agreement, dated as of January 28, 1991, between the Registrant and William M. Sullivan
  *10.16  --   Employment Agreement, dated July 2, 1992, between the
               Registrant and William McCulloch, as amended by a Letter
               Agreement, dated as of March 2, 1993, between the parties, and
               Guarantee by The Castle Group Ltd.
  *10.17- --   Incentive Stock Option Agreement, dated as of October 1,
               1992, between the Registrant and William McCulloch
  *10.18- --   Nonqualified Stock Option Agreement, dated as of October
               1, 1992, between the Registrant and William McCulloch
  *10.19- --   Nonqualified Stock Option Agreement, dated as of October
               1, 1992, between the Registrant and William McCulloch
  *10.20- --   Confidentiality Agreement, dated as of July 2, 1992, between the Registrant and William McCulloch
  *10.21- --   Noncompetition Agreement, dated as of October 1, 1992,
               between the Registrant and William McCulloch
  *10.22- --   Employment Agreement, dated September 10, 1992, between the
               Registrant and Richard N. Scott, as amended by a Letter
               Agreement, dated as of March 2, 1993, between the parties, and Guarantee by The Castle Group Ltd.
  *10.23- --   Incentive Stock Option Agreement, dated as of September 10,
               1992, between the Registrant and Richard N. Scott
  *10.24- --   Nonqualified Stock Option Agreement, dated as of September
               10, 1992, between the Registrant and Richard N. Scott
  *10.25- --   Confidentiality Agreement, dated as of September 10, 1992, between the Registrant and Richard N. Scott
  *10.26- --   Confidentiality Agreement, dated as of September 10, 1992, between the Registrant and John S. McBride
  *10.27  --   Letter Agreement, dated March 23, 1993, between the Registrant and Paramount Capital, Inc., as amended by Letter Agreements dated June 24, 1993, June 28, 1993, September 24, 1993 and
               November 5, 1993
  *10.28- --   Indemnification Agreement, dated as of June 3, 1992, between the Registrant and The Castle Group Ltd. relative to William
               McCulloch
  *10.29- --   Indemnification Agreement, dated as of September 15, 1992, between the Registrant and The Castle Group Ltd. relative to
               Richard N. Scott
  *10.30  --   1991 Stock Plan, as amended
  *10.31  --   Stock Repurchase Agreement, dated as of November 21, 1991, between the Registrant and Peter Barton Hutt
  *10.32  --   Stock Repurchase Agreement, dated as of October 25, 1991, between the Registrant and Charles O. O'Brien
  *10.33  --   Stock Repurchase Agreement, dated as of October 15, 1991, between the Registrant and Sir John Vane
  *10.34  --   Stock Repurchase Agreement, dated as of December 24, 1991, between the Registrant and The Sir John Vane Trust
  *10.35  --   Stock Repurchase Agreement, dated as of October 5, 1993, between the Registrant and Richard N. Scott and related Assignment of even date between the parties
  *10.36  --   Form of convertible notes issued on or prior to October 28, 1993 and schedule of purchasers of notes
  *10.37  --   Form of Note Purchase and Subscription Agreement for issuance of convertible notes issued prior to October 28, 1993 and
               schedule of purchasers of notes
  *10.38  --   Form of convertible notes issued in November 1993 and schedule of purchasers of notes











                                      II-3.

  *10.39  --   Note Purchase and Subscription Agreement dated as of November
               12, 1993 between the Registrant and Financial Strategic
               Portfolios, Inc. -- Health Sciences Portfolio ("FSP") for
               issuance of convertible notes (See Exhibit 10.38 hereunder for
               Exhibit A to this Exhibit 10.39)
  *10.40  --   Form of Note Purchase and Subscription Agreement for issuance of convertible notes issued in November 1993 other than to FSP
  *10.41  --   Form of Note Purchase and Exchange Agreement for exchange of convertible notes, form of convertible notes and schedule of parties thereto
  *10.41A --   Revised schedule of parties to Exhibit 10.41
  *10.42  --   Stock Purchase and Exchange Agreement, dated as of December 10,
               1993, between the Registrant and FBL Ventures of South Dakota
  *10.43  --   Registration Rights Agreement, dated November 12, 1993, among the
               Registrant and certain rights holders, as amended as of December
               14, 1993
  *10.44  --   Subscription Agreement dated September 14, 1992 and Letter
               Agreements dated October 12, 1992 and December 13, 1993, between the Registrant and Yale University
  *10.44A --   Letter Agreement dated January 4, 1994
  *10.45  --   Noncompetition Agreement, dated as of September 10, 1992, between the Registrant and Richard N. Scott
***10.46  --   M/A Agreement between the Registrant and Americorp Securities,
               Inc. dated June 28, 1994
 **10.47- --   Form of Warrant Purchase Agreement among the Registrant;
               Healthcare Capital Investments, Inc. and Societe Generale
               Securities Corporation; and the Holders listed on Schedule I thereto
 **10.48- --   Form of Warrant Purchase Agreement among the Registrant,
               Paramount Capital, Inc. and the Holders listed on Schedule I thereto
***10.49  --   Underwriting Agreement between the Registrant and Americorp
               Securities, Inc. dated June 21, 1994
***10.50  --   Unit Purchase Option granted to LT Lawrence & Company, Inc. dated
               June 28, 1994
  #10.51  --   Nonqualified Stock Option Agreement, dated as of December 16,
               1994, between the Registrant and William M. Sullivan
  #10.52  --   Nonqualified Stock Option Agreement, dated as of July 10, 1994, between the Registrant and Sir John Vane, FSR
  #10.53  --   Nonqualified Stock Option Agreement, dated as of July 10, 1994, between the Registrant and Charles O. O'Brien
  #10.54  --   Nonqualified Stock Option Agreement, dated as of July 10, 1994, between the Registrant and Peter Barton Hutt
  #10.55  --   Incentive Stock Option Agreement, dated as of December 16, 1994, between the Registrant and William McCulloch
  #10.56  --   Amendment (as of March 14, 1994) to the Employment Agreement,
               dated July 2, 1992, between the Registrant and William McCulloch, as amended by a Letter Agreement, dated as of March 2, 1993, between the parties, and Guaranteed by The Castle Group Ltd.
  #10.57  --   Amendment (dated November 26, 1994) to the Service Agreement, dated November 27, 1991, between the Registrant and Cato Holding
               Co.
  #10.58  --   Amendment (dated December 16, 1994) to the Employment
               Agreement, dated January 28, 1991, between the Registrant and
               William M. Sullivan, as amended by a Letter Agreement, dated as of March 2, 1993, between the parties
 ##10.59  --   Nonqualified Stock Option Agreement, dated as of June 7, 1995, between the Registrant and Sir John Vane, FSR
 ##10.60  --   Nonqualified Stock Option Agreement, dated as of June 7, 1995, between the Registrant and Charles O. O'Brien
 ##10.61  --   Nonqualified Stock Option Agreement, dated as of June 7, 1995, between the Registrant and Peter Barton Hutt
 ##10.62  --   Amendment (dated June 1, 1995) to the Research and License
               Agreement, dated as of October 15, 1991, between the Registrant and Institute of Materia Medica of the Chinese Academy of Medical
               Sciences ("BIMM"), as amended by an Amendment of Research and License Agreement, dated as of March 1, 1992, between the Registrant and BIMM















                                      II-4.

  ^10.63  --   Financial Advisory Agreement between the Registrant and Americorp
               Securities, Inc., dated as of June 29, 1995
  %10.64  --   Amendment (dated as of September 14, 1994) to the
               Collaboration and Option Agreement, dated September 18, 1992, by and among the Registrant, Cancer Research Campaign and Cancer
               Research Campaign Technology Limited
 %%10.65  --   Form of Nonqualified Stock Option Agreement, dated as of December
               10, 1995, between the Company and William M. Sullivan
 %%10.66  --   Incentive Stock Option Agreement, dated as of December 10,
               1995, between the Company and William McCulloch
 %%10.67  --   Distribution Agreement, dated as of December 1, 1995, among
               Sparta Pharmaceuticals, Inc., Orphan Europe SARL and Swedish
               Orphan, AB
 %%10.68  --   Warrant Agreement between Sparta Pharmaceuticals, Inc. and
               Paramount Capital, Inc., dated February 29, 1996
  ^10.69  --   Financial advisory agreement between the Registrant and Paramount
               Capital, Inc. dated as of February 29, 1996
^^!10.70  --   Evaluation and option agreement between Lexin Pharmaceutical
               Corporation and Astra Merck, Inc. dated as of October 25, 1995
               (Assigned to Registrant pursuant to the Lexin purchase)
^^!10.71  --   Collaborative Research and Licensing Agreement between Lexin
               Pharmaceutical Corporation and Wichita State University dated as of April 1, 1994 (Assigned to Registrant pursuant to the Lexin purchase)
^^!10.72  --   License Agreement between PI Research Corporation (predecessor in name to Lexin Pharmaceutical Corporation) and the Trustees of
               The University of Pennsylvania dated as of January 2, 1992
               (Assigned to Registrant pursuant to the Lexin purchase)
  ^10.73  --   Amendment (dated March 15, 1996) to the Employment Agreement dated January 28, 1991, between the Registrant and William M.
               Sullivan, as amended by letter agreements, dated as of March 2,
               1993 and December 16, 1994, between the parties
  ^10.74  --   Placement Agency Agreement between the Registrant and
               Paramount Capital, Inc., dated as of January 22, 1996
  @10.75  --   Placement Agency Agreement between the Registrant and Paramount
               Capital, Inc., dated as of June 3, 1996
  @10.76  --   Amendment (dated January 10, 1996) to the Stock Option
               Agreements between the Registrant and William McCulloch dated as of October 1, 1992, December 1, 1996, December 16, 1994 and
               December 11, 1995
  @10.77  --   Amendment (dated March 29, 1996) to the Collaborative Research and Licensing Agreement between Lexin Pharmaceutical Corporation and Wichita State University dated as of April 1, 1994 (Assigned to Registrant pursuant to the Lexin purchase)
   10.79  --   Promissory Note dated August 23, 1996, in the amount of $100,000 from Jerry B. Hook Ph.D. to the Company.
   10.80  --   Promissory Note dated August 23, 1996, in the amount of $50,000 from Dr. William McCulloch to the Company.
   10.81  --   Promissory Note dated August 23, 1996, in the amount of $50,000 from Ronald H. Spair to the Company.
%%%%16.1   --   Letter re changes in certifying accountants
   23.1   --   Consent of Roberts, Sheridan & Kotel a professional Corporation
               (reference is made to Exhibit 5.1)
   23.2   --   Consent of Ernst & Young, LLP
   23.3   --   Consent of Arthur Anderson, LLP


---------------












                                      II-5.

* Previously filed with the Company's Registration Statement on Form S-l, Registration Number 33-72882, filed on December 14, 1993, or amendments thereto, and are incorporated by reference herein.
** Previously filed with the Company's Registration Statement on Form S-l, Registration Number 33-78086, filed on April 25, 1994, or in Amendment No. 1 thereto, filed on June 1, 1994.
*** Previously filed with the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1994, filed on August 15, 1994 and are incorporated by reference herein.
# Previously filed with the Company's 1994 Annual Report on Form 10-K, filed on March 31, 1995, and are incorporated by reference herein.
## Previously filed with the Company's Quarterly Report on form 10-Q for the quarterly period ended June 30, 1995, filed on August 14, 1995.
### Previously filed with the Company's Amendment No. 1 to the Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1995, filed on January 24, 1996.
% Previously filed with the Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1995, filed on November 14, 1995.
%% Previously filed with the Company's 1995 Annual Report on Form 10-K, filed on April 1, 1996, and are incorporated by reference herein.
%%% Previously filed with the Company's report on Form 8-K filed on April 1, 1996, and is incorporated by reference herein.
%%%% Previously filed with the Company's report on Form 8-K filed on September 26, 1996 and is incorporated by reference herein.
%%%%% Previously filed with the Company's report on Form 8-K filed on September 26, 1996, and is incorporated by reference herein.
+ Confidential Treatment has been granted by the Securities and Exchange Commission.
! Confidential Treatment has been requested from the Securities and Exchange Commission.
^ Previously filed with the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1996, filed on May 15, 1996.
^^        Previously filed with the Company's Quarterly Report on
          Form 10-Q/A for the quarterly period ended March 31, 1996, filed on July 17, 1996.
@ Previously filed with the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1996, filed on August 9, 1996

     (b)  Financial Statement Schedules



    Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.






                                      II-6.

ITEM 17.  UNDERTAKINGS

     The Company hereby undertakes that it will:

     (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

     (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

     (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

     (iii) Include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the Delaware General Corporation Law, the Certificate of Incorporation or the By-Laws of the Company, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The Company hereby undertakes that it will:

     (1) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Company pursuant to Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time it was declared effective.

     (2) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of such securities at that time as the initial bona fide offering of those securities.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.




                                      II-7.

     The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulations S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.






                                      II-8.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Horsham, in the state of Pennsylvania, on this 7th day of October, 1996.

                     SPARTA PHARMACEUTICALS, INC.

                     By:  /s/ Jerry B. Hook, Ph.D.
                         -------------------------------------
                         Jerry B. Hook, Ph.D.
                         President and Chief Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints jointly and severally, Jerry B. Hook, Ph.D., his attorneys-in-fact, with the power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement (including post effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

 Signature                       Title                        Date
 ---------                       -----                        ----

 /s/ William M. Sullivan         Chairman of the Board,       October 7, 1996
-----------------------------
 (William M. Sullivan)           Director

 /s/ Jerry B. Hook, Ph.D.        President, Chief Executive   October 7, 1996
-----------------------------
 (Jerry B. Hook, Ph.D.)          Officer (principal executive
                                 officer), Director


 /s/ William McCulloch, MB       Senior Vice President,       October 7, 1996
-----------------------------
 (William McCulloch, MB,         Research and Development
  Ch.B, F.R.C.P. (Glasg.)


 /s/ Ronald H. Spair             Vice President and Chief     October 7, 1996
-----------------------------
    (Ronald H. Spair)            Financial Officer
                                 (principal financial and
                                 accounting officer)

 /s/ Lindsay A. Rosenwald, M.D.  Director                     October 7, 1996
-----------------------------
 (Lindsay A. Rosenwald, M.D.)

 /s/ Peter Barton Hutt           Director                     October 7, 1996
-----------------------------
   (Peter Barton Hutt)

 /s/ Professor Sir John Vane     Director                     October 7, 1996
-----------------------------
   (Professor Sir John Vane)


 /s/ Richard L. Sherman          Director                     October 7, 1996
-----------------------------
  (Richard L. Sherman)

 /s/ Colin B. Bier               Director                     October 7, 1996
-----------------------------
     (Colin B. Bier)









                                        II-9.

                                  Exhibit Index


         (A)  EXHIBITS

                                                                                     PAGE
EXHIBIT NO.        DESCRIPTION                                                       NUMBER
-----------        -----------                                                       ------
%%% 2.1   --   Copy of the Asset Purchase Agreement, with exhibits thereto, dated February 22, 1996, between the Registrant
               and Lexin Pharmaceutical Corporation
%%% 3.4   --   Amended and Restated Certificate of Incorporation filed
               August 1, 1996.
%%%%%3.4A  --   Certificate of Designation of the series B' Convertible
               Preferred Stock filed on August 23, 1996.
  **4.2   --   Form of Common Stock Certificate
  **4.3   --   Form of Class A Warrant Certificate
  **4.4   --   Form of Class B Warrant Certificate
 ***4.5   --   Unit Purchase Option granted to Americorp Securities Inc. dated
               June 28, 1994
 ***4.6   --   Warrant Agreement entered into among Midlantic National Bank,
               Americorp Securities, Inc., and the Registrant dated June 21,
               1994
    4.7   --   Warrant Agreement for the Class C Warrants, dated August 23, between the Company, the Warrant Agent and Paramount Capital,
               Inc.
    5.1   --   Legal Opinion of Roberts, Sheridan & Kotel, a Professional
               Corporation
 *+10.1   --   Exclusive License Agreement, dated October 1, 1991, between the Registrant and Yale University ("Yale") and Subscription
               Agreement, dated October 21, 1991, between the Registrant and
               Yale
 *+10.1A  --   Revised pages of Exhibit 10.1
 *+10.2   --   License Agreement, dated October 7, 1991, between the Registrant and The Research Foundation of State University of New York
 *+10.2A  --   Revised pages of Exhibit 10.2
 *+10.3   --   Research and License Agreement, dated as of October 15, 1991, between the Registrant and Institute of Materia Medica of the
               Chinese Academy of Medical Sciences ("BIMM"), as amended by an
               Amendment of Research and License Agreement, dated as of March 1,
               1992, between the Registrant and BIMM
 *+10.3A  --   Revised pages of Exhibit 10.3
 *+10.4   --   Licensing and First Refusal Agreement, dated as of March 12,
               1992, between the Registrant and the Dana-Farber Cancer
               Institute, Inc. ("Dana-Farber"), a Letter Agreement, dated March
               12, 1992, between the Registrant and Dana-Farber, and a Letter
               Agreement, dated September 12, 1992, between the Registrant and
               Dana-Farber
 *+10.4A  --   Revised pages of Exhibit 10.4
 *+10.5   --   License Agreement, dated as of August 31, 1992, between the
               Registrant and Imperial Chemical Industries PLC
 *+10.5A  --   Revised pages of Exhibit 10.5
  *10.6   --   Letter Agreement, dated October 30, 1992, among the
               Registrant, Imperial Chemical Industries PLC, and ICI Bioscience
               Limited
 *+10.7   --   Collaboration and Option Agreement, dated September 18, 1992, by and among the Registrant, Cancer Research Campaign and Cancer
               Research Campaign Technology Limited
 *+10.7A  --   Revised pages of Exhibit 10.7
 *+10.8   --   Sublicense Agreement, dated July 13, 1992, between the
               Registrant and Research Triangle Pharmaceuticals Ltd. ("RTP"), as
               amended by a Letter Agreement, dated October 27, 1992, between the Registrant and RTP and by a Second Amendment to Sublicense
               Agreement, dated March 19, 1993, between the Registrant and RTP
 *+10.8A  --   Revised pages of Exhibit 10.8
 *+10.9   --   Service Agreement, dated November 27, 1991, between the
               Registrant and Cato Research, Ltd. ("Cato"), as amended by a
               Letter Agreement, dated March 16, 1993, between the Registrant and Cato
  *10.9A  --   Revised pages of Exhibit 10.9
  *10.10  --   Letter Agreement, dated October 28, 1991, between the Registrant and Cato
  *10.11  --   Subscription Agreement, dated November 27, 1991, between the
               Registrant and Cato Holding Co
  *10.12  --   Subscription Agreement, dated December 10, 1993, between the
               Registrant and Cato Holding Co.















                                                                                     PAGE
EXHIBIT NO.        DESCRIPTION                                                       NUMBER
-----------        -----------                                                       ------

  *10.13  --   Employment Agreement, dated as of January 28, 1991, between the
               Registrant and William M. Sullivan, as amended by a Letter
               Agreement, dated as of March 2, 1993, between the parties
  *10.14  --   Nonqualified Stock Option Agreement, dated as of December 3,
               1991, between the Registrant and William M. Sullivan
  *10.15  --   Confidentiality Agreement, dated as of January 28, 1991, between the Registrant and William M. Sullivan
  *10.16  --   Employment Agreement, dated July 2, 1992, between the
               Registrant and William McCulloch, as amended by a Letter
               Agreement, dated as of March 2, 1993, between the parties, and
               Guarantee by The Castle Group Ltd.
  *10.17- --   Incentive Stock Option Agreement, dated as of October 1,
               1992, between the Registrant and William McCulloch
  *10.18- --   Nonqualified Stock Option Agreement, dated as of October
               1, 1992, between the Registrant and William McCulloch
  *10.19- --   Nonqualified Stock Option Agreement, dated as of October
               1, 1992, between the Registrant and William McCulloch
  *10.20- --   Confidentiality Agreement, dated as of July 2, 1992, between the Registrant and William McCulloch
  *10.21- --   Noncompetition Agreement, dated as of October 1, 1992,
               between the Registrant and William McCulloch
  *10.22- --   Employment Agreement, dated September 10, 1992, between the
               Registrant and Richard N. Scott, as amended by a Letter
               Agreement, dated as of March 2, 1993, between the parties, and Guarantee by The Castle Group Ltd.
  *10.23- --   Incentive Stock Option Agreement, dated as of September 10,
               1992, between the Registrant and Richard N. Scott
  *10.24- --   Nonqualified Stock Option Agreement, dated as of September
               10, 1992, between the Registrant and Richard N. Scott
  *10.25- --   Confidentiality Agreement, dated as of September 10, 1992, between the Registrant and Richard N. Scott
  *10.26- --   Confidentiality Agreement, dated as of September 10, 1992, between the Registrant and John S. McBride
  *10.27  --   Letter Agreement, dated March 23, 1993, between the Registrant and Paramount Capital, Inc., as amended by Letter Agreements dated June 24, 1993, June 28, 1993, September 24, 1993 and
               November 5, 1993
  *10.28- --   Indemnification Agreement, dated as of June 3, 1992, between the Registrant and The Castle Group Ltd. relative to William
               McCulloch
  *10.29- --   Indemnification Agreement, dated as of September 15, 1992, between the Registrant and The Castle Group Ltd. relative to
               Richard N. Scott
  *10.30  --   1991 Stock Plan, as amended
  *10.31  --   Stock Repurchase Agreement, dated as of November 21, 1991, between the Registrant and Peter Barton Hutt
  *10.32  --   Stock Repurchase Agreement, dated as of October 25, 1991, between the Registrant and Charles O. O'Brien
  *10.33  --   Stock Repurchase Agreement, dated as of October 15, 1991, between the Registrant and Sir John Vane
  *10.34  --   Stock Repurchase Agreement, dated as of December 24, 1991, between the Registrant and The Sir John Vane Trust
  *10.35  --   Stock Repurchase Agreement, dated as of October 5, 1993, between the Registrant and Richard N. Scott and related Assignment of even date between the parties
  *10.36  --   Form of convertible notes issued on or prior to October 28, 1993 and schedule of purchasers of notes
  *10.37  --   Form of Note Purchase and Subscription Agreement for issuance of convertible notes issued prior to October 28, 1993 and
               schedule of purchasers of notes
  *10.38  --   Form of convertible notes issued in November 1993 and schedule of purchasers of notes















                                                                                     PAGE
EXHIBIT NO.        DESCRIPTION                                                       NUMBER
-----------        -----------                                                       ------

  *10.39  --   Note Purchase and Subscription Agreement dated as of November
               12, 1993 between the Registrant and Financial Strategic
               Portfolios, Inc. -- Health Sciences Portfolio ("FSP") for
               issuance of convertible notes (See Exhibit 10.38 hereunder for
               Exhibit A to this Exhibit 10.39)
  *10.40  --   Form of Note Purchase and Subscription Agreement for issuance of convertible notes issued in November 1993 other than to FSP
  *10.41  --   Form of Note Purchase and Exchange Agreement for exchange of convertible notes, form of convertible notes and schedule of parties thereto
  *10.41A --   Revised schedule of parties to Exhibit 10.41
  *10.42  --   Stock Purchase and Exchange Agreement, dated as of December 10,
               1993, between the Registrant and FBL Ventures of South Dakota
  *10.43  --   Registration Rights Agreement, dated November 12, 1993, among the
               Registrant and certain rights holders, as amended as of December
               14, 1993
  *10.44  --   Subscription Agreement dated September 14, 1992 and Letter
               Agreements dated October 12, 1992 and December 13, 1993, between the Registrant and Yale University
  *10.44A --   Letter Agreement dated January 4, 1994
  *10.45  --   Noncompetition Agreement, dated as of September 10, 1992, between the Registrant and Richard N. Scott
***10.46  --   M/A Agreement between the Registrant and Americorp Securities,
               Inc. dated June 28, 1994
 **10.47- --   Form of Warrant Purchase Agreement among the Registrant;
               Healthcare Capital Investments, Inc. and Societe Generale
               Securities Corporation; and the Holders listed on Schedule I thereto
 **10.48- --   Form of Warrant Purchase Agreement among the Registrant,
               Paramount Capital, Inc. and the Holders listed on Schedule I thereto
***10.49  --   Underwriting Agreement between the Registrant and Americorp
               Securities, Inc. dated June 21, 1994
***10.50  --   Unit Purchase Option granted to LT Lawrence & Company, Inc. dated
               June 28, 1994
  #10.51  --   Nonqualified Stock Option Agreement, dated as of December 16,
               1994, between the Registrant and William M. Sullivan
  #10.52  --   Nonqualified Stock Option Agreement, dated as of July 10, 1994, between the Registrant and Sir John Vane, FSR
  #10.53  --   Nonqualified Stock Option Agreement, dated as of July 10, 1994, between the Registrant and Charles O. O'Brien
  #10.54  --   Nonqualified Stock Option Agreement, dated as of July 10, 1994, between the Registrant and Peter Barton Hutt
  #10.55  --   Incentive Stock Option Agreement, dated as of December 16, 1994, between the Registrant and William McCulloch
  #10.56  --   Amendment (as of March 14, 1994) to the Employment Agreement,
               dated July 2, 1992, between the Registrant and William McCulloch, as amended by a Letter Agreement, dated as of March 2, 1993, between the parties, and Guaranteed by The Castle Group Ltd.
  #10.57  --   Amendment (dated November 26, 1994) to the Service Agreement, dated November 27, 1991, between the Registrant and Cato Holding
               Co.
  #10.58  --   Amendment (dated December 16, 1994) to the Employment
               Agreement, dated January 28, 1991, between the Registrant and
               William M. Sullivan, as amended by a Letter Agreement, dated as of March 2, 1993, between the parties
 ##10.59  --   Nonqualified Stock Option Agreement, dated as of June 7, 1995, between the Registrant and Sir John Vane, FSR
 ##10.60  --   Nonqualified Stock Option Agreement, dated as of June 7, 1995, between the Registrant and Charles O. O'Brien
 ##10.61  --   Nonqualified Stock Option Agreement, dated as of June 7, 1995, between the Registrant and Peter Barton Hutt
 ##10.62  --   Amendment (dated June 1, 1995) to the Research and License
               Agreement, dated as of October 15, 1991, between the Registrant and Institute of Materia Medica of the Chinese Academy of Medical
               Sciences ("BIMM"), as amended by an Amendment of Research and
               License Agreement, dated as of March 1, 1992, between the
               Registrant and BIMM














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                                                                                     PAGE
EXHIBIT NO.        DESCRIPTION                                                       NUMBER
-----------        -----------                                                       ------

  ^10.63  --   Financial Advisory Agreement between the Registrant and Americorp
               Securities, Inc., dated as of June 29, 1995
  %10.64  --   Amendment (dated as of September 14, 1994) to the
               Collaboration and Option Agreement, dated September 18, 1992, by and among the Registrant, Cancer Research Campaign and Cancer
               Research Campaign Technology Limited
 %%10.65  --   Form of Nonqualified Stock Option Agreement, dated as of December
               10, 1995, between the Company and William M. Sullivan
 %%10.66  --   Incentive Stock Option Agreement, dated as of December 10,
               1995, between the Company and William McCulloch
 %%10.67  --   Distribution Agreement, dated as of December 1, 1995, among
               Sparta Pharmaceuticals, Inc., Orphan Europe SARL and Swedish
               Orphan, AB
 %%10.68  --   Warrant Agreement between Sparta Pharmaceuticals, Inc. and
               Paramount Capital, Inc., dated February 29, 1996
  ^10.69  --   Financial advisory agreement between the Registrant and Paramount
               Capital, Inc. dated as of February 29, 1996
^^!10.70  --   Evaluation and option agreement between Lexin Pharmaceutical
               Corporation and Astra Merck, Inc. dated as of October 25, 1995
               (Assigned to Registrant pursuant to the Lexin purchase)
^^!10.71  --   Collaborative Research and Licensing Agreement between Lexin
               Pharmaceutical Corporation and Wichita State University dated as of April 1, 1994 (Assigned to Registrant pursuant to the Lexin purchase)
^^!10.72  --   License Agreement between PI Research Corporation (predecessor in name to Lexin Pharmaceutical Corporation) and the Trustees of
               The University of Pennsylvania dated as of January 2, 1992
               (Assigned to Registrant pursuant to the Lexin purchase)
  ^10.73  --   Amendment (dated March 15, 1996) to the Employment Agreement dated January 28, 1991, between the Registrant and William M.
               Sullivan, as amended by letter agreements, dated as of March 2,
               1993 and December 16, 1994, between the parties
  ^10.74  --   Placement Agency Agreement between the Registrant and
               Paramount Capital, Inc., dated as of January 22, 1996
  @10.75  --   Placement Agency Agreement between the Registrant and Paramount
               Capital, Inc., dated as of June 3, 1996
  @10.76  --   Amendment (dated January 10, 1996) to the Stock Option
               Agreements between the Registrant and William McCulloch dated as of October 1, 1992, December 1, 1996, December 16, 1994 and
               December 11, 1995
  @10.77  --   Amendment (dated March 29, 1996) to the Collaborative Research and Licensing Agreement between Lexin Pharmaceutical Corporation and Wichita State University dated as of April 1, 1994 (Assigned to Registrant pursuant to the Lexin purchase)
   10.79  --   Promissory Note dated August 23, 1996, in the amount of $100,000 from Jerry B. Hook Ph.D. to the Company.
   10.80  --   Promissory Note dated August 23, 1996, in the amount of $50,000 from Dr. William McCulloch to the Company.
   10.81  --   Promissory Note dated August 23, 1996, in the amount of $50,000 from Ronald H. Spair to the Company.
%%%%16.1   --   Letter re changes in certifying accountants
   23.1   --   Consent of Roberts, Sheridan & Kotel a professional Corporation
               (reference is made to Exhibit 5.1)
   23.2   --   Consent of Ernst & Young, LLP
   23.3   --   Consent of Arthur Anderson, LLP


---------------













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                                                                                     PAGE
EXHIBIT NO.        DESCRIPTION                                                       NUMBER
-----------        -----------                                                       ------

*         Previously filed with the Company's Registration Statement on Form
          S-l, Registration Number 33-72882, filed on December 14, 1993, or amendments thereto, and are incorporated by reference herein.
**        Previously filed with the Company's Registration Statement on Form
          S-l, Registration Number 33-78086, filed on April 25, 1994, or in
          Amendment No. 1 thereto, filed on June 1, 1994.
*** Previously filed with the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1994, filed on August 15, 1994 and are incorporated by reference herein.
#         Previously filed with the Company's 1994 Annual Report on Form 10-
          K, filed on March 31, 1995, and are incorporated by reference herein.
## Previously filed with the Company's Quarterly Report on form 10-Q for the quarterly period ended June 30, 1995, filed on August 14, 1995.
###       Previously filed with the Company's Amendment No. 1 to the
          Quarterly Report on Form 10-Q for the quarterly period ended
          September 30, 1995, filed on January 24, 1996.
% Previously filed with the Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1995, filed on November 14, 1995.
%%        Previously filed with the Company's 1995 Annual Report on Form 10-
          K, filed on April 1, 1996, and are incorporated by reference herein.
%%% Previously filed with the Company's report on Form 8-K filed on April 1, 1996, and is incorporated by reference herein.
%%%% Previously filed with the Company's report on Form 8-K filed on September 26, 1996 and is incorporated by reference herein.
%%%%% Previously filed with the Company's report on Form 8-K filed on September 26, 1996, and is incorporated by reference herein.
+ Confidential Treatment has been granted by the Securities and Exchange Commission.
! Confidential Treatment has been requested from the Securities and Exchange Commission.
^ Previously filed with the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1996, filed on May 15, 1996.
^^        Previously filed with the Company's Quarterly Report on
          Form 10-Q/A for the quarterly period ended March 31, 1996, filed on July 17, 1996.
@ Previously filed with the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1996, filed on August 9, 1996

     (b)  Financial Statement Schedules



    Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.








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